UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Exchange Act of 1934
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GARMIN LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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GARMIN LTD.

NOTICE AND PROXY STATEMENT

FOR

THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD

FRIDAY, JUNE 7, 2019

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card
and promptly return it in the enclosed envelope.
If you reviewed your materials electronically or through a broker or other nominee,
please follow the instructions provided.

THIS NOTICE AND PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND THE 2018 ANNUAL REPORT ON FORM 10-K ARE FIRST BEING FURNISHED ON APRIL 22, 2019.

Garmin Ltd.
Mühlentalstrasse 2
8200 Schaffhausen
Switzerland

Invitation to Annual General Meeting of Shareholders

To be held on June 7, 2019

To the Shareholders of Garmin Ltd.:

We cordially invite you to attend the Annual General Meeting (the “Annual Meeting”) of Shareholders of Garmin Ltd., a Swiss company (“Garmin” or the “Company”), to be held at the offices of Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas, 66062, USA, at 10:00 a.m., U.S. Central Daylight Time on Friday, June 7, 2019. The purpose of the meeting is to consider and vote upon the following matters:

PROPOSALS

1.	Approval of Garmin’s 2018 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 29, 2018 and the statutory financial statements of Garmin for the fiscal year ended December 29, 2018
The Board of Directors proposes to the Annual Meeting to approve Garmin’s 2018 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 29, 2018 and Garmin’s statutory financial statements for the fiscal year ended December 29, 2018.
2.	Approval of the appropriation of available earnings
The Board of Directors proposes to the Annual Meeting to approve the appropriation of available earnings as follows:

Proposed Appropriation of Available Earnings: in Swiss Francs (“CHF”)
Balance brought forward from previous years	CHF	95,470,000
Net loss for the period (on a stand-alone unconsolidated basis):	CHF	(18,150,000)
Total available for the general meeting:	CHF	77,320,000
Resolution proposed by the Board of Directors:
- RESOLVED, that the available earnings of CHF 77,320,000 shall be carried forward.

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3.	Approval of the payment of a cash dividend in the aggregate amount of U.S. $2.28 per outstanding share out of Garmin’s reserve from capital contribution in four equal installments
The Board of Directors proposes to the Annual Meeting that Garmin pay a cash dividend in the amount of U.S. $2.28 per outstanding share as follows:

Reserve from Capital Contribution as per December 29, 2018		CHF 6,044,208,000
Resolutions proposed by the Board of Directors:
•	RESOLVED, that Garmin, out of, and limited at a maximum to the amount of, the Dividend Reserve (as defined below), pay a cash dividend in the amount of U.S. $2.28 per outstanding share[1] out of Garmin’s reserve from capital contribution payable in four equal installments at the dates determined by the Board of Directors in its discretion, the record date and payment date for each such installment to be announced in a press release[2] at least ten calendar days prior to the record date; and further
•	RESOLVED, that the cash dividend shall be made with respect to the outstanding share capital of Garmin on the record date for the applicable installment, which amount will exclude any shares of Garmin held by Garmin or any of its direct or indirect subsidiaries; and further
•	RESOLVED, that CHF 600,598,000[3] be allocated to dividend reserves from capital contribution (the “Dividend Reserve”) from the reserve from capital contribution in order to pay such dividend of U.S. $2.28 per outstanding share (assuming a total of 198,077,418 shares[4] eligible to receive the dividend); and further	CHF (600,598,000)
•	RESOLVED that if the aggregate dividend payment is lower than the Dividend Reserve, the relevant difference will be allocated back to the reserve from capital contribution; and further
•	RESOLVED, that to the extent that any installment payment, when converted into Swiss francs, at a USD/CHF exchange rate prevailing at the relevant record date for the relevant installment payment, would exceed the Dividend Reserve then remaining, the U.S. dollar per share amount of that installment payment shall be reduced on a pro rata basis, provided, however, that the aggregate amount of that installment payment shall in no event exceed the then remaining Dividend Reserve.
Reserve from Capital Contribution after Dividend Reserve Allocation		CHF 5,443,610,000

(1)	In no event will the dividend payment exceed a total of U.S. $2.28 per share.
(2)	The announcements will not be published in the Swiss Official Gazette of Commerce.
(3)	Based on the currency conversion rate of 0.9851 as of December 29, 2018, with a total of 198,077,418 shares eligible for payout (based on the number of shares issued as at December 29, 2018), the aggregate Dividend Reserve would be CHF 600,598,000. The amount of the Dividend Reserve, calculated on the basis of the Company’s issued shares as at December 29, 2018, includes a margin of approximately 35% to accommodate (i) unfavorable currency fluctuation and (ii) new share issuance (see footnote 4 below) that may occur between the time when the dividend is approved by shareholders and when the last installment payment is made. Unused dividend reserves will be returned to the reserve from capital contribution after the last installment payment.
(4)	This number is based on the registered share capital as at December 29, 2018. The number of shares eligible for dividend payments may change due to the repurchase of shares, the sale of treasury shares or the issuance of new shares, including (without limitation) from the conditional share capital reserved for the employee profit sharing program.

4.	Discharge of the members of the Board of Directors and the Executive Management from liability for the fiscal year ended December 29, 2018
The Board of Directors proposes to the Annual Meeting that the members of the Board of Directors and the Executive Management be discharged from personal liability for the fiscal year ended December 29, 2018.
5.	Re-election of five directors and election of one new director
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that each of Jonathan C. Burrell, Joseph J. Hartnett, Min H. Kao, Charles W. Peffer, and Clifton A. Pemble be re-elected as directors, and that Catherine A. Lewis be elected as a new director, each for a term extending until completion of the next annual general meeting.
6.	Re-election of Chairman
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that Min H. Kao be re-elected as Executive Chairman of the Board of Directors for a term extending until completion of the next annual general meeting.
7.	Re-election of three Compensation Committee members and election of one new Compensation Committee member
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that each of Jonathan C. Burrell, Joseph J. Hartnett, and Charles W. Peffer be re-elected as members of the Compensation Committee and that Catherine A. Lewis be elected as a new member of the Compensation Committee, each for a term extending until completion of the next annual general meeting.
8.	Election of the independent voting rights representative Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that the law firm of Wuersch & Gering LLP be elected as the independent voting rights representative for a term extending until completion of the next annual general meeting, including any extraordinary general meeting of shareholders prior to the 2020 annual general meeting.
9.	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2019 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting that the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2019 be ratified and that Ernst & Young Ltd be re-elected as Garmin’s statutory auditor for another one-year term.
10.	Advisory vote on executive compensation Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve an advisory resolution approving the compensation of Garmin’s Named Executive Officers, as disclosed in Garmin’s proxy statement for the Annual Meeting pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission (“SEC”).
11.	Binding vote to approve Fiscal Year 2020 maximum aggregate compensation for the Executive Management Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve the maximum aggregate compensation that can be paid or granted to the members of the Executive Management in Fiscal Year 2020 in an amount not to exceed U.S $5,200,000.

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12.	Binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2019 Annual General Meeting and the 2020 Annual General Meeting
Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve the maximum aggregate compensation that can be paid or granted to the members of the Board of Directors between the 2019 Annual General Meeting and the 2020 Annual General Meeting in an amount not to exceed U.S. $1,500,000.
13.	Amendment of Employee Stock Purchase Plan to increase the number of shares authorized under the Plan Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve an amendment to article 4.1 of the Company’s Employee Stock Purchase Plan, as last amended and restated on October 21, 2016, to increase the number of shares authorized for issuance under the Plan from 6,000,000 to 8,000,000. The text of the proposed amendment is contained in Annex 1, on which the proposed amendments are marked with a strikethrough to indicate text that would be deleted and with an underline to indicate text that would be added.
14.	Amendment of Equity Incentive Plan to increase the number of shares authorized under the Plan Proposal of the Board of Directors
The Board of Directors proposes to the Annual Meeting to approve an amendment to the Company’s 2005 Equity Incentive Plan as last amended and restated on October 21, 2016, to increase the number of shares authorized for issuance under the Plan that may be delivered as Restricted Shares or pursuant to Performance Units or Restricted Stock Units from 6,000,000 to 10,000,000. The text of the proposed amendment is contained in Annex 2, on which the proposed amendments are marked with a strikethrough to indicate text that would be deleted and with an underline to indicate text that would be added.

Information concerning the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

A proxy card is being sent with this proxy statement to each holder of shares registered in Garmin’s share register with voting rights at the close of business, U.S. Eastern Time, on April 12, 2019. In addition, a proxy card will be sent with this proxy statement to each additional holder of shares who is registered with voting rights in Garmin’s share register as of the close of business, U.S. Eastern Time, on May 28, 2019. Shareholders registered in Garmin’s share register with voting rights as of the close of business, U.S. Eastern Time, on May 28, 2019 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A shareholder entitled to attend and to vote at the Annual Meeting is entitled to appoint a proxy to attend and vote on each of the proposals described in this proxy statement.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee as of April 12, 2019 and to participants in the Garmin International, Inc. Retirement Plan with a beneficial interest in our shares as of April 12, 2019, and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A. as of May 28, 2019. We believe these rules allow us to provide our shareholders with the information they need, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting. Garmin’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 which contains the consolidated financial statements of Garmin for the fiscal year ended December 29, 2018, the Swiss statutory financial statements of Garmin for the fiscal year ended December 29, 2018, and the Auditor’s Reports for Fiscal Year 2018, are available in the Investor Relations section of Garmin’s website www.garmin.com, and will also be available, together with the Swiss Compensation Report for Fiscal Year 2018, for physical inspection by the shareholders at Garmin’s registered office at Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland, as of May 16, 2019. Copies of the Annual Report on Form 10-K for the fiscal year ended December 29, 2018, the Swiss statutory financial statements of Garmin for the fiscal year ended December 29, 2018, and the Auditor’s Reports may also be obtained without charge by contacting Garmin’s Investor Relations department at +1 (913) 397-8200.

If you received the Notice, you can access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice.

Please vote your shares regardless of whether you plan to attend the Annual Meeting. If you received these proxy materials through the mail, please use the enclosed proxy card to direct the vote of your shares, regardless of whether you plan to attend the Annual Meeting. Please date the proxy card, sign it and promptly return it in the enclosed envelope, which requires no postage if mailed in the United States, or you may vote by Internet or telephone using the instructions provided on the proxy card. If you received the Notice and reviewed the proxy materials on the Internet, please follow the instructions included in the Notice.

Please note that under the current rules of the New York Stock Exchange, your broker will not be able to vote your shares at the Annual Meeting on the election of directors or on certain other proposals described in the attached proxy statement if you have not given your broker instructions on how to vote. Please be sure to give voting instructions to your broker so that your vote can be counted on the election and such proposals.

Any shareholder who may need special assistance or accommodation to participate in the Annual Meeting because of a disability should contact Garmin’s Corporate Secretary at the above address or call +1 (913) 440-1355. To provide Garmin sufficient time to arrange for reasonable assistance, please submit all such requests by May 31, 2019.

April 22, 2019

By Order of the Board of Directors,

Andrew R. Etkind

Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 7, 2019
This Proxy Statement and Garmin’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018, are available at http://materials.proxyvote.com/H2906T

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PROPOSAL TWELVE	Binding Vote to Approve Maximum Aggregate Compensation for the Board of Directors for the period between the 2019 Annual General Meeting and the 2020 Annual General Meeting	29

PROPOSAL THIRTEEN	Approval of an Amendment to the Garmin Ltd. Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the Plan	30

PROPOSAL FOURTEEN	Approval of an Amendment to the Garmin Ltd. 2005 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan	32

AUDIT MATTERS		38

Report of Audit Committee		38

Independent Registered Public Accounting Firm Fees		38

EXECUTIVE COMPENSATION MATTERS		39

EXECUTIVE COMPENSATION TABLE		46

SHAREHOLDER PROPOSALS		50

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE		51

HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS		51

OTHER MATTERS		51

Annex 1 Amended and Restated Employee Stock Purchase Plan		A-1

Annex 2 Amended and Restated Garmin Ltd. 2005 Equity Incentive Plan		A-8

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PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (“Board”) of Garmin Ltd., a Swiss company (“Garmin” or the “Company”), for use at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m., U.S. Central Daylight Time, on Friday, June 7, 2019, at the offices of Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas, 66062, USA, and at any adjournment(s) or postponement(s) thereof for the purposes set forth herein and in the accompanying Invitation to the Annual General Meeting of Shareholders. This Proxy Statement and the accompanying proxy card are first being furnished to shareholders on or about April 22, 2019.

INFORMATION CONCERNING SOLICITATION AND VOTING

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee (“Broker Customers”) and to participants in the Garmin International, Inc. Retirement Plan with a beneficial interest in our shares (“Plan Participants”), and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A. (“Record Holders”).

Proposals

At the Annual Meeting, the Board intends to ask you to vote on:

1.	Approval of Garmin’s 2018 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 29, 2018 and the statutory financial statements of Garmin for the fiscal year ended December 29, 2018;
2.	Approval of the appropriation of available earnings;
3.	Approval of the payment of a cash dividend in the aggregate amount of U.S. $2.28 per outstanding share out of Garmin’s reserve from capital contribution in four equal installments;
4.	Discharge of the members of the Board and the Executive Management from liability for the fiscal year ended December 29, 2018;
5.	Re-election of five directors and election of one new director;
6.	Re-election of Chairman;
7.	Re-election of three Compensation Committee members and election of one new Compensation Committee member;
8.	Election of the independent voting rights representative;
9.	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2019 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term;
10.	Advisory vote on executive compensation;
11.	Binding vote to approve Fiscal Year 2020 maximum aggregate compensation for the Executive Management;
12.	Binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2019 Annual General Meeting and the 2020 Annual General Meeting;
13.	Amendment to the Garmin Ltd. Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the Plan from 6,000,000 to 8,000,000; and
14.	Amendment to the Garmin Ltd. 2005 Equity Incentive Plan to increase the maximum number of shares authorized for issuance under such Plan that may be delivered as Restricted Shares or pursuant to Performance Units or Restricted Stock Units from 6,000,000 to 10,000,000.

Shareholders Entitled to Vote

April 12, 2019 is the record date (the “Record Date”) for the Annual Meeting. On the Record Date there were 189,847,129 shares (excluding shares held by Garmin or any of its direct or indirect subsidiaries) outstanding and entitled to vote at the Annual Meeting. Shareholders registered in our share register at the close of business, U.S. Eastern Time, on the Record Date are entitled to vote at the Annual Meeting, except as provided below.

Any additional shareholders who are registered in Garmin’s share register on May 28, 2019 will receive a copy of the proxy materials after May 28, 2019 and are entitled to attend and vote, or grant proxies to vote, at the Annual Meeting. Shareholders not registered in Garmin’s share register as of May 28, 2019 will not be entitled to attend, vote or grant proxies to vote at, the Annual Meeting. No shareholder will be entered in Garmin’s share

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register as a shareholder with voting rights between the close of business on May 28, 2019 and the opening of business on the day following the Annual Meeting. Computershare Trust Company, N.A., which maintains Garmin’s share register, will, however, continue to register transfers of Garmin’s shares in the share register in its capacity as transfer agent during this period. Shareholders who are registered in Garmin’s share register on May 28, 2019 but have sold their shares before the meeting date are not entitled to attend, vote or grant proxies to vote at, the Annual Meeting.

Solicitation of Proxies

The cost of soliciting proxies will be borne by Garmin. In addition to soliciting shareholders by mail and through its regular employees not specifically engaged or compensated for that purpose, Garmin will request banks and brokers, and other custodians, nominees and fiduciaries to solicit their customers who have shares of Garmin registered in the names of such persons and, if requested, will reimburse them for their reasonable, out-of-pocket costs. Garmin may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Voting

Each shareholder is entitled to one vote on each proposal presented in this Proxy Statement for each share held. There is no cumulative voting in the election of directors. The required presence quorum for the transaction of business at the Annual Meeting is the presence in person or by proxy of shareholders holding not less than a majority of the shares entitled to vote at the meeting with abstentions, invalid ballots and broker non-votes regarded as present for purposes of establishing the quorum.

A shareholder who purchases shares from a registered holder after the Record Date but before May 28, 2019 and who wishes to vote his or her shares at the Annual Meeting must ask to be registered as a shareholder with respect to such shares in our share register prior to May 28, 2019. Registered holders of our shares (as opposed to beneficial shareholders) on May 28, 2019 who sell their shares prior to the Annual Meeting will not be entitled to vote those shares at the Annual Meeting.

Proposals 1 through 14 each require the affirmative vote of a majority of the share votes cast (in person or by proxy) at the Annual Meeting, excluding unmarked, invalid and non-exercisable votes and abstentions.

Members of our Board and members of Executive Management are not allowed to vote on Proposal 4, the proposal to discharge the members of the Board and the Executive Management from liability for the fiscal year ended December 29, 2018.

Shareholder ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2019 is not legally required, but your views are important to the Audit Committee and the Board. If shareholders do not ratify the appointment of Ernst & Young LLP, our Audit Committee will reconsider the appointment of Ernst & Young LLP as Garmin’s independent auditor.

The proposal relating to the advisory vote on executive compensation is advisory and non-binding on Garmin. However, the Compensation Committee of our Board will review voting results on this proposal and will give consideration to such voting.

Broker Non-Votes

Although brokers have discretionary authority to vote shares of Broker Customers on “routine” matters, they do not have authority to vote shares of Broker Customers on “non-routine” matters pursuant to applicable New York Stock Exchange (“NYSE”) rules. We believe that the following proposals to be voted on at the Annual Meeting will be considered to be “non-routine” under NYSE rules and, therefore, brokers will not be able to vote shares owned by Broker Customers with respect to these proposals unless the broker receives instructions from such customers:

•	Proposal No. 4 (discharge of the members of the Board and Executive Management from liability for the fiscal year ended December 29, 2018),
•	Proposal No. 5 (re-election of five directors and election of one new director);
•	Proposal No. 6 (re-election of Chairman);
•	Proposal No. 7 (re-election of three Compensation Committee members and election of one new Compensation Committee member);
•	Proposal No. 10 (advisory vote on executive compensation);
•	Proposal No. 11 (binding vote to approve Fiscal Year 2020 maximum aggregate compensation for the Executive Management);
•	Proposal No. 12 (binding vote to approve maximum aggregate compensation for the Board of Directors for the period between the 2019 Annual Meeting and the 2020 Annual Meeting);
•	Proposal No. 13 (approval of an amendment to the Garmin Ltd. Employee Stock Purchase Plan to increase the number of shares authorized for issuance under such plan); and
•	Proposal No. 14 (approval of an amendment to the 2005 Garmin Ltd. Equity Incentive Plan to increase the number of shares authorized for issuance under such plan).

The voting standard required to pass all of the above “non-routine” proposals is a simple majority of the votes cast in person or by proxy at the Annual Meeting on the applicable proposal. Abstentions, broker non-votes (if any) or blank or invalid ballots are not counted for such purposes and shall have no impact on the approval of such agenda item.

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How Shareholders Vote

Shareholders, Plan Participants and Broker Customers may vote (or in the case of Plan Participants, may direct the trustee of the Garmin International, Inc. Retirement Plan to vote) their shares as follows:

Shares of Record

Shareholders may only vote their shares if they or their proxies are present at the Annual Meeting. Shareholders may appoint as their proxy the independent voting rights representative, the law firm of Reiss + Colleagues P.C. (as successor by merger to Reiss + Preuss LLP), 42 Lexington Avenue, 28th Floor, New York, NY 10170, USA to vote their shares by checking the appropriate box on the enclosed proxy card and the independent voting rights representative will vote all shares for which it is the proxy as specified by the shareholders on the proxy card. A registered shareholder desiring to name as proxy someone other than the independent voting rights representative may do so by crossing out the name of the independent voting rights representative on the proxy card and inserting the full name of such other person. In that case, the shareholder must sign the proxy card and deliver it to the person named, and the person named must be present, present appropriate identification and vote at the Annual Meeting.

Shares owned by shareholders who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. Shares owned by shareholders who have timely submitted a properly executed proxy card and have not specifically indicated their votes instruct the independent voting rights representative to vote in the manner recommended by the Board. If any modifications to agenda items or proposals identified in the Invitation to the Annual Meeting or other matters on which voting is permissible under Swiss law are properly presented at the Annual Meeting for consideration, you instruct the independent voting rights representative, in the absence of other specific instructions, to vote in accordance with the recommendations of the Board.

We urge you to return your proxy card by the close of business, U.S. Eastern Time on June 3, 2019 to ensure that your proxy can be timely submitted.

Shares Held Under the Garmin International, Inc. Retirement Plan

On the voting instructions card, Plan Participants may instruct the trustee of our Retirement Plan how to vote the shares allocated to their respective participant accounts. The trustee will vote all allocated shares accordingly. Shares for which inadequate or no voting instructions are received will not be voted by the trustee. The trustee of our Retirement Plan may vote shares allocated to the accounts of the Plan Participants either in person or through a proxy.

Shares Held Through a Broker or Other Nominee

Each broker or nominee must solicit from the Broker Customers directions on how to vote the shares, and the broker or nominee must then vote such shares in accordance with such directions. Brokers or nominees are to forward the Notice to the Broker Customers, at the reasonable expense of Garmin if the broker or nominee requests reimbursement. See “Broker Non-Votes”.

Revoking Proxy Authorizations or Instructions

Until the polls for a particular proposal on the agenda close (or in the case of Plan Participants, until the trustee of the Retirement Plan votes), voting instructions or votes of Record Holders and voting instructions of Plan Participants may be revoked or recast with a later-dated, properly executed and delivered proxy card or, in the case of Plan Participants, a voting instruction card. Otherwise, shareholders may not revoke a vote, unless: (a) in the case of a Record Holder, the Record Holder either (i) attends the Annual Meeting and casts a ballot at the meeting or (ii) delivers a written revocation to the independent voting rights representative at any time before the Chairman of the Annual Meeting closes the polls for a particular proposal on the agenda; (b) in the case of a Plan Participant, the revocation procedures of the trustee of the Retirement Plan are followed; or (c) in the case of a Broker Customer, the revocation procedures of the broker or nominee are followed.

Attendance and Voting in Person at the Annual Meeting

Attendance at the Annual Meeting is limited to Record Holders or their properly appointed proxies, beneficial owners of shares having evidence of such ownership, and guests of Garmin. Plan Participants and Broker Customers, absent special direction to Garmin from the respective Retirement Plan trustee, broker or nominee, may only vote by instructing the trustee, broker or nominee and may not cast a ballot at the Annual Meeting. Record Holders may vote by casting a ballot at the Annual Meeting.

Security measures will be in place at the meeting, and briefcases, handbags and packages are subject to inspection. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be used during the meeting. Anyone who refuses to comply with these requirements will not be admitted, or, if admitted, will be required to leave.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 12, 2019, Garmin had outstanding 189,847,129 shares (excluding shares held by Garmin or any of its direct or indirect subsidiaries). The following table contains information as of April 12, 2019 concerning the beneficial ownership of shares by: (i) beneficial owners of shares who have publicly filed a report acknowledging ownership of more than 5% of the number of outstanding shares; (ii) each director and nominee; (iii) each executive officer named in the Summary Compensation Table; and (iv) all the directors and executive officers as a group. No officer or director of Garmin owns any equity securities of any subsidiary of Garmin. Unless otherwise indicated, the address for each person named below is c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, USA.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Douglas G. Boessen
CFO and Treasurer	28,144	(3)	*
Jonathan Burrell(4)
Shareholder and Director	22,725,985	(5)	11.97%
Patrick Desbois
Executive Vice President, Operations	18,891		*
Andrew R. Etkind
Vice President, General Counsel and Corporate Secretary	41,172		*
Joseph J. Hartnett
Director	12,084	(6)	*
Min H. Kao, Ph.D.
Director and Executive Chairman	22,199,837	(7)	11.69%
Catherine A. Lewis
Director Nominee	0		*
Charles W. Peffer
Director	21,684	(8)	*
Clifton A. Pemble
Director, President and CEO	151,277	(9)	*
Philip I. Straub
Executive Vice President - Managing Director, Aviation	40,004		*
Rebecca R. Tilden
Director	5,090	(10)	*
BlackRock, Inc.(11)
Institutional Shareholder	12,886,129		6.79%
The Vanguard Group(12)
Institutional Shareholder	13,137,973		6.92%
Directors and Executive Officers as a Group
(11 persons)	45,244,168	(13)	23.83%
*	Less than 1% of the outstanding shares
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or stock appreciation rights held by that person that are currently exercisable as of April 12, 2019 or within 60 days of such date, and shares of restricted stock units that will be released to that person within 60 days of April 12, 2019 upon vesting of restricted stock unit awards, are deemed outstanding. The holders may disclaim beneficial ownership of any such shares that are owned by or with family members, trusts or other entities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to Garmin’s knowledge, each shareholder named in the table has sole voting power and dispositive power with respect to the shares set forth opposite such shareholder’s name. In addition, except as indicated in the footnotes to this table, to Garmin’s knowledge, each shareholder named in the table owns the shares set forth opposite such shareholder’s name directly.
(2)	The percentage is based upon the number of shares outstanding as of April 12, 2019 (excluding shares held directly or indirectly in treasury) and computed as described in footnote (1) above.
(3)	Mr. Boessen’s beneficial ownership includes 10,144 shares that may be acquired through stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 12, 2019.
(4)	Jonathan Burrell’s address is P.O. Box 507, Stillwell, KS 66085.
(5)	Jonathan Burrell’s beneficial ownership includes (i) 2,512,070 shares held in a revocable trust established by his mother and for which Jonathan Burrell is a co-trustee, as to which shares Jonathan Burrell has shared voting and dispositive power; (ii) 8,413,050 shares held in several charitable lead annuity trusts over which Jonathan Burrell has sole voting and dispositive power; (iii) 11,770,000 shares held in several grantor retained annuity trusts established by his mother over which Jonathan Burrell has sole voting and dispositive power; and (iv) 865 shares that will be released to him within 60 days of April 12, 2019 upon vesting of restricted stock unit awards.

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(6)	Mr. Hartnett’s beneficial ownership includes 2,816 shares that will be released to him within 60 days of April 12, 2019 upon vesting of restricted stock unit awards.
(7)	Of the 22,199,837 shares, (i) 1,799,429 shares are held by the Min-Hwan Kao Revocable Trust 9/28/95, over which Dr. Kao has sole voting and dispositive power; (ii) 20,332,539 shares are held by revocable trusts established by Dr. Kao’s children over which Dr. Kao has shared voting and dispositive power and (iii) 67,869 shares are held by the Kao Family Foundation, a charitable foundation of which Dr. Kao is president and director and in such capacity may be deemed to exercise shared voting and dispositive power over such shares. In addition to the 22,199,837 shares, 4,962,824 shares are held by a revocable trust established by Dr. Kao’s wife, over which Dr. Kao does not have any voting or dispositive power. Dr. Kao disclaims beneficial ownership of the shares held by the Kao Family Foundation and the revocable trust established by his wife.
(8)	Mr. Peffer’s beneficial ownership includes 2,816 shares that will be released to him within 60 days of April 12, 2019 upon vesting of restricted stock unit awards.
(9)	Mr. Pemble’s beneficial ownership includes 56,761 shares that may be acquired through stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 12, 2019. Of the 151,277 shares, 255 shares are held by a child of Mr. Pemble who shares the same household.
(10)	Ms. Tilden’s beneficial ownership includes 2,816 shares that will be released to her within 60 days of April 12, 2019 upon vesting of restricted stock unit awards.
(11)	According to Schedule 13G Amendment No. 3 filed BlackRock, Inc. on February 4, 2019. According to the Schedule 13G Amendment No. 3, BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055, USA.
(12)	According to Schedule 13G Amendment No. 3 filed by The Vanguard Group on February 11, 2019. According to the Schedule 13G Amendment No. 3, The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355, USA.
(13)	The number includes 66,905 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 12, 2019, and 9,313 shares that will be released upon vesting of restricted stock unit awards within 60 days of April 12, 2019. Individuals in the group have disclaimed beneficial ownership as to a total of 67,869 of the shares listed.

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PROPOSAL ONE	Approval of Garmin’s 2018 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 29, 2018 and the statutory financial statements of Garmin for the fiscal year ended December 29, 2018

The consolidated financial statements of Garmin for the fiscal year ended December 29, 2018 and the Swiss statutory financial statements of Garmin for the fiscal year ended December 29, 2018 are contained in the 2018 Annual Report of Garmin on Form 10-K which was mailed to all registered shareholders with this proxy statement. A copy of this Annual Report on Form 10-K is available in the Investor Relations section of Garmin’s website at www.garmin.com. The 2018 Annual Report on Form 10-K also contains the reports of Ernst & Young Ltd, Garmin’s auditors pursuant to the Swiss Code of Obligations, and information on our business activities and financial situation.

Under Swiss law, the 2018 Annual Report on Form 10-K and the consolidated financial statements and Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting.

Ernst & Young Ltd, as Garmin’s statutory auditor, has issued a recommendation to the Annual Meeting that the statutory financial statements of Garmin for the fiscal year ended December 29, 2018 be approved. As Garmin’s statutory auditor, Ernst & Young Ltd has expressed its opinion that such statutory financial statements and the proposed appropriation of available earnings comply with Swiss law and Garmin’s Articles of Association.

Ernst & Young Ltd has also issued a recommendation to the Annual Meeting that the consolidated financial statements of Garmin for the fiscal year ended December 29, 2018 be approved. As Garmin’s statutory auditor, Ernst & Young Ltd has expressed its opinion that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Garmin, the consolidated results of operations and cash flows in accordance with accounting principles generally accepted in the United States (U.S. GAAP) and comply with Swiss law.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2018 ANNUAL REPORT, THE CONSOLIDATED FINANCIAL STATEMENTS OF GARMIN FOR THE FISCAL YEAR ENDED DECEMBER 29, 2018 AND THE STATUTORY FINANCIAL STATEMENTS OF GARMIN FOR THE FISCAL YEAR ENDED DECEMBER 29, 2018.

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PROPOSAL TWO	Appropriation of available earnings

Under Swiss law, the appropriation of available earnings as set forth in Garmin’s statutory financial statements must be submitted to shareholders for approval at each annual general meeting. The Board proposes the following appropriation of available earnings:

Proposed Appropriation of Available Earnings in Swiss Francs (“CHF”)
Balance brought forward from previous years	CHF	95,470,000
Net loss for the period (on a stand-alone unconsolidated basis):	CHF	(18,150,000)
Total available for the general meeting:	CHF	77,320,000
Resolution proposed by the Board of Directors:
- RESOLVED, that the available earnings of CHF 77,320,000 shall be carried forward.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROPRIATION OF AVAILABLE EARNINGS.

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PROPOSAL THREE	Payment of a cash dividend in the aggregate amount of U.S. $2.28 per outstanding share out of Garmin’s reserve from capital contribution in four equal installments

Under Swiss law, the shareholders must approve the payment of any dividend or distribution at a general meeting. The Board proposes to the Annual Meeting that Garmin pay a cash dividend in the amount of U.S. $2.28 per outstanding share out of Garmin’s reserve from capital contribution payable in four equal installments at the dates determined by the Board in its discretion, as further specified in the proposed shareholder resolution set forth below. The Board currently expects that the dividend payment and record dates will be as follows:

Dividend Date	Record Date	$	Per Share
June 28, 2019	June 17, 2019		$0.57
September 30, 2019	September 16, 2019		$0.57
December 31, 2019	December 16, 2019		$0.57
March 31, 2020	March 16, 2020		$0.57

The Board’s dividend proposal has been confirmed to comply with Swiss law and Garmin’s Articles of Association by Garmin’s statutory auditor, Ernst & Young Ltd, a state-supervised auditing enterprise, representatives of which will be present at the Annual Meeting. The Board proposes the following resolutions with respect to the dividend:

Reserve from Capital Contribution as per December 29, 2018		CHF	6,044,208,000
Resolutions proposed by the Board of Directors:
•	RESOLVED, that Garmin, out of, and limited at a maximum to the amount of, the Dividend Reserve (as defined below), pay a cash dividend in the amount of U.S. $2.28 per outstanding share[1] out of Garmin’s reserve from capital contribution payable in four equal installments at the dates determined by the Board of Directors in its discretion, the record date and payment date for each such installment to be announced in a press release[2] at least ten calendar days prior to the record date; and further
•	RESOLVED, that the cash dividend shall be made with respect to the outstanding share capital of Garmin on the record date for the applicable installment, which amount will exclude any shares of Garmin held by Garmin or any of its direct or indirect subsidiaries; and further
•	RESOLVED, that CHF 600,598,000[3] be allocated to dividend reserves from capital contribution (the “Dividend Reserve”) from the reserve from capital contribution in order to pay such dividend of U.S. $2.28 per outstanding share (assuming a total of 198,077,418 shares[4] eligible to receive the dividend); and further	CHF	(600,598,000)
•	RESOLVED that if the aggregate dividend payment is lower than the Dividend Reserve, the relevant difference will be allocated back to the reserve from capital contribution; and further
•	RESOLVED, that to the extent that any installment payment, when converted into Swiss francs, at a USD/CHF exchange rate prevailing at the relevant record date for the relevant installment payment, would exceed the Dividend Reserve then remaining, the U.S. dollar per share amount of that installment payment shall be reduced on a pro rata basis, provided, however, that the aggregate amount of that installment payment shall in no event exceed the then remaining Dividend Reserve.
Reserve from Capital Contribution after Dividend Reserve Allocation		CHF	5,443,610,000
(1)	In no event will the dividend payment exceed a total of U.S. $2.28 per share.
(2)	The announcements will not be published in the Swiss Official Gazette of Commerce.
(3)	Based on the currency conversion rate of 0.9851 as of December 29, 2018, with a total of 198,077,418 shares eligible for payout (based on the number of shares issued as at December 29, 2018), the aggregate Dividend Reserve would be CHF 600,598,000. The amount of the Dividend Reserve, calculated on the basis of the Company’s issued shares as at December 29, 2018, includes a margin of approximately 35% to accommodate (i) unfavorable currency fluctuation and (ii) new share issuance (see footnote 4 below) that may occur between the time when the dividend is approved by shareholders and when the last installment payment is made. Unused dividend reserves will be returned to the reserve from capital contribution after the last installment payment.
(4)	This number is based on the registered share capital as at December 29, 2018. The number of shares eligible for dividend payments may change due to the repurchase of shares, the sale of treasury shares or the issuance of new shares, including (without limitation) from the conditional share capital reserved for the employee profit sharing program.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PAYMENT OF A CASH DIVIDEND IN THE AGGREGATE AMOUNT OF U.S. $2.28 PER OUTSTANDING SHARE OUT OF GARMIN’S RESERVE FROM CAPITAL CONTRIBUTION IN FOUR EQUAL INSTALLMENTS.

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PROPOSAL FOUR	Discharge of the members of the Board of Directors and the Executive Management from liability for the fiscal year ended December 29, 2018

In accordance with Article 698, paragraph 2, item 5 of the Swiss Code of Obligations, it is customary for Swiss companies to request shareholders at the annual general meeting to discharge the members of the Board of Directors and the Executive Management from personal liability for their activities during the preceding fiscal year. This discharge is only effective with respect to facts that have been disclosed to shareholders and only binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge that shareholders have approved this proposal. In addition, shareholders who vote against this proposal, abstain from voting on this proposal, do not vote on this proposal, or acquire their shares without knowledge of the approval of this proposal, may bring, as a plaintiff, any claims in a shareholder derivative suit within six months after the approval of the proposal. After the expiration of the six-month period, such shareholders will generally no longer have the right to bring, as a plaintiff, claims in shareholder derivative suits against the directors and the management.

Pursuant to Article 23.1 of the Organizational Regulations of Garmin Ltd., the Executive Management consists of the Chief Executive Officer and such other officers expressly designated by the Board to be members of the Executive Management. The Board has designated the Chief Executive Officer and the Chief Financial Officer to be the members of Executive Management.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DISCHARGE OF THE MEMBERS OF THE BOARD AND THE EXECUTIVE MANAGEMENT FROM LIABILITY FOR THE FISCAL YEAR ENDED DECEMBER 29, 2018.

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PROPOSAL FIVE	Re-election of five directors and election of one new director

Pursuant to Swiss law and our Articles of Association, the members of our Board of Directors must be elected annually and individually for a term extending until completion of the next annual general meeting.

The Board has nominated the following persons, each of whom is currently a director of Garmin, to stand for re-election for a term extending until completion of the annual general meeting in 2020: Jonathan C. Burrell, Joseph J. Hartnett, Min H. Kao, Charles W. Peffer, and Clifton A. Pemble. The Board has also nominated Catherine A. Lewis to stand for election for a term extending until completion of the annual general meeting in 2020.

References to the length of time during which (and, in the case of persons who are employees of Garmin, the positions in which they have served) the nominees for re-election have served as directors and/or employees of Garmin in their biographies included in this section of this Proxy Statement refer to their service as directors and/or officers of both (i) Garmin Ltd., a Cayman Islands company (“Garmin Cayman”) which was the ultimate parent holding company of the Garmin group of companies until June 27, 2010 and (ii) Garmin Ltd., a Swiss company, which became the ultimate parent holding company of the Garmin group of companies on June 27, 2010 pursuant to a scheme of arrangement under Cayman Islands law that was approved by the shareholders of Garmin Cayman on May 20, 2010.

Mr. Burrell, Mr. Hartnett, Dr. Kao, Mr. Peffer, Mr. Pemble, and Ms. Lewis have each indicated that they are willing and able to continue to serve as directors if re-elected or, in the case of Ms. Lewis, to serve if elected, and have consented to being named as nominees in this Proxy Statement.

Jonathan C. Burrell, age 55, has been a director of Garmin since June 2018. Mr. Burrell is the CEO of the Burrell Family Office. In this role, he manages and provides direction for the assets and investments of the Burrell family. In addition, he is an inventor and active investor in financial, technology and clean energy related businesses. Mr. Burrell is an inventor on 35 issued and pending U.S. patents, many of which are owned by Garmin. Mr. Burrell holds a Bachelor of Science in Mechanical Engineering from Wichita State University. He has served on several boards of charitable organizations and currently serves as president of the Burrell family’s charitable foundation.

The Board has concluded that Mr. Burrell should be nominated for re-election as a director of Garmin because: (1) his significant experience in product design and development provides the Board with valuable experience relevant to Garmin’s products; (2) he has considerable knowledge of Garmin’s business and operations from his previous service as a leader of Garmin’s engineering department; (3) he meets the requirements to be an independent director as defined in the listing standards for the Nasdaq Global Select Market; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Joseph J. Hartnett, age 63, has been a director of Garmin since June 2013. Mr. Hartnett was Interim President and Chief Executive Officer of Sparton Corporation (NYSE: SPA) from February 2016 to March 2019. Previously he served as President and Chief Executive Officer of Ingenient Technologies, Inc., and U.S. Robotics Corporation where he also served as Chief Financial Officer. Mr. Hartnett was a partner with Grant Thornton LLP where he was employed for over 20 years in various leadership positions at the regional, national and international level. Mr. Hartnett is a registered Certified Public Accountant in the State of Illinois and holds a Bachelor’s degree in Accounting from the University of Illinois at Chicago. Mr. Hartnett was a director of Sparton Corporation from September 2008 to March 2019 and was Chairman of its Board of Directors from October 2014 to February 2016. At Sparton Corporation Mr. Hartnett served as past chairman and member of the audit committee, past member of the compensation and nominating and corporate governance committees. He was a director of Crossroads Systems, Inc. (Nasdaq: CRDS) from March 2011 through June 2013. Mr. Hartnett had served as chairman of the audit committee at Crossroads and as a member of the compensation and the nominating and corporate governance committees. He is also a former director of both and Ingenient Technologies, Inc. and U.S. Robotics Corporation.

The Board has concluded that Mr. Hartnett should be nominated for re-election as a director of Garmin because: (1) his 20 years of experience as a Certified Public Accountant with Grant Thornton LLP and his experience as the chairman of the audit committee of two other public companies gives him strong qualifications to be a member of the Audit Committee of the Board, and he qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) he has significant industry experience as a senior executive in the areas of international business, operations management, executive leadership, strategic planning and finance, as well as extensive corporate governance, executive compensation and financial experience; (3) he meets the requirements to be an independent director as defined in the listing standards for the Nasdaq Global Select Market; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Min H. Kao, age 70, has served as Executive Chairman of Garmin since January 2013. Dr. Kao served as Chairman of Garmin from September 2004 to December 2012 and was previously Co-Chairman of Garmin from August 2000 to August 2004. He served as Chief Executive Officer of Garmin from August 2002 to December 2012 and previously served as Co-Chief Executive Officer from August 2000 to August 2002. Dr. Kao has served as a director and officer of various subsidiaries of Garmin since August 1990. Dr. Kao holds Ph.D. and MS degrees in Electrical Engineering from the University of Tennessee and a BS degree in Electrical Engineering from National Taiwan University. Dr. Kao has not been a member of the board of directors of any entity other than Garmin or various subsidiaries of Garmin during the last five years.

The Board has concluded that Dr. Kao should be nominated for re-election as a director of Garmin because: (1) he is one of the co-founders of Garmin and its various subsidiaries; (2) he possesses over 25 years of experience in Garmin’s operations and has a high level of relevant technical and business knowledge and experience; (3) he is uniquely positioned to understand Garmin’s vision and values; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

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Catherine A. Lewis, age 66, has more than 25 years of experience in the accounting and tax professions. She served as Global Head of Tax for KPMG’s Energy and Natural Resources practice from 2002 until her retirement in 2012. She served on KPMG’s Board of Directors for five years starting in 2004. Before joining KPMG in 2002, Ms. Lewis spent 17 years at Arthur Andersen. She has held the designation of Certified Public Accountant since 1987. Ms. Lewis has been a director of CorEnergy Infrastructure Trust, Inc. (NYSE: CORR) since July 2013, Chair of its Audit Committee since May 2016 and a member of its Investment Committee since July 2013. Management recommended that the Nominating Committee consider Ms. Lewis as a candidate for Board nomination.

The Board has concluded that Ms. Lewis should be nominated for election as a director of Garmin because: (1) she has 25 years of experience as a Certified Public Accountant and has experience as the Audit Committee Chair of another public company and she qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) she has significant experience advising public companies on U.S. and international taxation; (3) she meets the requirements to be an independent director as defined in the listing standards for the Nasdaq Global Select Market; (4) she satisfies the general criteria described below under “Nominating and Corporate Governance Committee”; and (5) she provides gender diversity to the Board.

Charles W. Peffer, age 71, has been a director of Garmin since August 2004. Mr. Peffer was a partner in KPMG LLP and its predecessor firms from 1979 to 2002 when he retired. He served in KPMG’s Kansas City office as Partner in Charge of Audit from 1986 to 1993 and as Managing Partner from 1993 to 2000. Mr. Peffer has been a director of Sensata Technologies Holding PLC (formerly Sensata Technology Holding N.V.) since 2010; and a director of HDSupply Holdings, Inc. since 2013. Mr. Peffer has also served since 2003 as a trustee of the Commerce Funds, a family of seven mutual funds.

The Board has concluded that Mr. Peffer should be nominated for re-election as a director of Garmin because: (1) his significant experience with KPMG and its predecessor firms gives him strong qualifications to be a member of the Audit Committee of the Board, and he qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) he meets the requirements to be an independent director as defined in the listing standards for the Nasdaq Global Select Market; and (3) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Clifton A. Pemble, age 53, has served as a director of Garmin since August 2004 and has been President and Chief Executive Officer of Garmin since January 2013. Mr. Pemble served as President and Chief Operating Officer of Garmin from October 2007 to December 2012. He has served as a director and officer of various subsidiaries of Garmin since August 2003. He has been President and Chief Executive Officer of Garmin International, Inc. since January 2013. Previously, he served as Chief Operating Officer of Garmin International, Inc. from October 2007 to December 2012 and he was Vice President, Engineering of Garmin International, Inc. from 2005 to October 2007, Director of Engineering of Garmin International, Inc. from 2003 to 2005, Software Engineering Manager of Garmin International, Inc. from 1995 to 2002, and a Software Engineer with Garmin International, Inc. from 1989 to 1995. Garmin International, Inc. is a subsidiary of Garmin. Mr. Pemble holds BA degrees in Mathematics and Computer Science from MidAmerica Nazarene University. Mr. Pemble has not been a member of the board of directors of any entity other than Garmin and various subsidiaries of Garmin during the last five years.

The Board has concluded that Mr. Pemble should be nominated for re-election as a director of Garmin because: (1) he has served Garmin and its various operating subsidiaries in many important roles for over 25 years; (2) he has a high level of relevant technical and business knowledge and experience; (3) he has a keen understanding of Garmin’s vision and values; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RE-ELECTION OR ELECTION OF EACH OF THESE NOMINEES.

Director Independence

The Board has determined that, Mr. Burrell, Mr. Hartnett and Mr. Peffer are independent directors as defined in the listing standards for the Nasdaq Global Select Market. The Board has also determined that Ms. Lewis would be an independent director as defined in the listing standards for the Nasdaq Global Select Market if she is elected to the Board at the Annual Meeting. Mr. Burrell, Mr. Hartnett, Ms. Lewis and Mr. Peffer would constitute a majority of the Board.

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Board Meetings and Standing Committee Meetings

Meetings

The Board held four meetings and took action by unanimous written consent three times during the fiscal year ended December 29, 2018. Four executive sessions of the independent directors were held in the 2018 fiscal year. The Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “Nominating Committee”). During the 2018 fiscal year, the Audit Committee held four meetings, the Compensation Committee held five meetings and the Nominating Committee held three meetings and took action by written consent once. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees on which such director served. It is Garmin’s policy to encourage directors to attend Garmin’s annual general meeting. All of the directors of Garmin except Dr. Eller (whose term of office expired at the 2018 annual general meeting) attended the 2018 annual general meeting.

Audit Committee

Mr. Peffer (Chairman), Mr. Hartnett and Ms. Tilden serve as the members of the Audit Committee. If Ms. Lewis is elected to the Board at the Annual Meeting, she would replace Ms. Tilden as a member of the Audit Committee. The Board has adopted a written charter for the Audit Committee, a copy of which is available on Garmin’s website at www.garmin.com. The functions of the Audit Committee include overseeing Garmin’s financial reporting processes on behalf of the Board, and appointing, and approving the fee arrangement with Ernst & Young LLP, Garmin’s independent registered public accounting firm and Ernst & Young Ltd, Garmin’s statutory auditor. The Board has determined that Mr. Hartnett and Mr. Peffer are “audit committee financial experts” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002, and that, if elected, Ms. Lewis would be an “audit committee financial expert.” The Board has determined that all the members of the Audit Committee are independent (as defined by the listing standards of the Nasdaq Global Select Market).

Compensation Committee

Mr. Hartnett (Chairman), Mr. Burrell, Mr. Peffer and Ms. Tilden serve as the members of the Compensation Committee. If Ms. Lewis is elected to the Board and to the Compensation Committee at the Annual Meeting, she would replace Ms. Tilden as a member of the Compensation Committee.

Our Articles of Association provide that the Compensation Committee shall, among other things, (1) consider and make recommendations to the Board of Directors; (2) assist the Board of Directors in discharging its responsibilities relating to compensations and related disclosure of the members of Executive Management, including the development of policies relating to Executive Management compensation and benefit programs; and (3) prepare and recommend to the Board of Directors the proposals of the Board of Directors to the general meeting of the shareholders regarding the compensation of the Board of Directors and the Executive Management. In addition, the Board has adopted a written charter for the Compensation Committee, a copy of which is available on Garmin’s website at www.garmin.com.

The primary responsibilities of the Compensation Committee are to (a) review, approve and oversee Garmin’s compensation philosophy, policies and objectives for executives and principal senior officers, as well as the programs, plans, practices and procedures for their implementation in a manner that is consistent with corporate strategies and goals; (b) ensure that Garmin’s compensation programs and practices are effective in attracting, retaining and motivating highly qualified executives (c) with respect to compensation of the Executive Chairman, Chief Executive Officer (“CEO”) and other principal senior officers, annually: (i) review and approve the corporate goals and objectives that are aligned with the achievement of the Company’s long-term strategic plans, (ii) evaluate their performance in light of those goals and objectives; (iii) determine the CEO’s compensation level, as well as the components and structure of his or her compensation package, based on his or her performance evaluation, recent compensation history, and the application of any policies and procedures established by the Compensation Committee; (iv) oversee and approve the respective compensation levels, as well as the components and structure of the respective compensation packages, recommended by the CEO of the other principal senior officers based on their respective performance evaluations, recent compensation history, and the application of any policies or procedures established by the Compensation Committee; and (v) review and approve any employment, change of control, termination or other agreements with the CEO, as well as other principal senior officers, and any amendments to such agreements, (d) with respect to compensation policies for all employees, including non-executive officers, to: (i) periodically determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company; (ii) consider modifying, or directing Garmin to modify, policies and practices that the Compensation Committee deems to create such risks; and (iii) approve disclosures required to be included in Garmin’s annual meeting proxy statement; (e) prepare and recommend to the Board the proposals for submission at the general meeting of shareholders regarding the maximum aggregate compensation of the members of the Board (for the upcoming term of office) and the Company’s executives (for the following fiscal year), as required under applicable Swiss law; (f) review and discuss with management the proposed Compensation Discussion and Analysis section (“CD&A”) of Garmin’s annual meeting proxy statement and, based on such review and discussion, make a recommendation to the Board regarding inclusion of the CD&A in the proxy statement; and produce the annual Compensation Committee Report required by applicable SEC rules and regulations; (g) recommend to the Board changes in the amount, components and structure of compensation paid to the non-employee members of the Board for their service on the Board or its committees;

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(h) serve as the committee administering any equity-based compensation plans adopted by the Company; (i) approve, or, if required, submit for approval by shareholders, all new equity-based plans and any amendments to such plans; (j) review the design and oversee the administration of Garmin’s broad based employee compensation and benefit programs in a manner that is consistent with the Garmin’s compensation philosophy and long-term strategic plan; and (k) with input from the Board, annually review with management the plans for the orderly development and succession of all principal senior officers. The Board has determined that all the members of the Compensation Committee are independent (as defined by the listing standards of the Nasdaq Global Select Market). The processes and procedures for considering and determining executive compensation, including the Compensation Committee’s authority and role in the process, its delegation of authority to others, and the roles of Garmin executives and third-party executive compensation consultants in making decisions or recommendations on executive compensation, are described in “Executive Compensation Matters – Compensation Discussion and Analysis” below. Pursuant to Swiss law, the members of the Compensation Committee are elected annually by the shareholders at the annual general meeting.

Nominating and Corporate Governance Committee

Mr. Burrell (Chairman), Mr. Hartnett, Mr. Peffer and Ms. Tilden serve as the members of the Nominating and Corporate Governance Committee (the “Nominating Committee”). If Ms. Lewis is elected to the Board at the Annual Meeting, it is expected that she would replace Ms. Tilden as a member of the Nominating Committee.

The Board has adopted a written charter for the Nominating Committee. A copy of the Nominating Committee Charter is available on Garmin’s website at www.garmin.com. The primary responsibilities of the Nominating Committee are to (a) evaluate the current composition, size, role and functions of the Board and its committees to oversee successfully the business and affairs of Garmin and make recommendations to the Board for approval, except with respect to the size of the Board, make recommendations to the Board for submission to shareholders for approval; (b) determine director selection criteria and conduct searches for prospective directors whose skills and attributes reflect these criteria; (c) evaluate and recommend nominees for election to the Board; (d) evaluate and make recommendations to the Board concerning the appointment of directors to serve on each standing committee and the selection of Board committee chairpersons, except that, as required by mandatory Swiss law, members of the Compensation Committee shall be elected by the shareholders; (e) evaluate and make recommendations to the Board of a nominee for election by the shareholders to serve as Chairman of the Board; (f) evaluate prior to each annual general meeting, and report to the Board on, the financial literacy of the Audit Committee members and whether the Audit Committee has at least one Audit Committee Financial Expert and one Audit Committee member who has accounting or related financial management expertise; (g) evaluate prior to each annual general meeting, and report to the Board on, the independence of director nominees and Board members under applicable laws, regulations, and stock exchange listing standards; (h) create and implement a process for the Board to annually evaluate its own performance; (i) oversee a Company orientation program for new directors and a continuing education program for current directors; (j) recommend to the Board Corporate Governance Guidelines; (k) review periodically the Corporate Governance Guidelines and recommend such modifications to the Board as the Governance Committee deems appropriate; (l) oversee Garmin’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the other documents and policies in the Company’s corporate governance framework, including its articles of association and organizational regulations; (m) verify that the Board and each Board committee has annually evaluated its own performance; (n) review and/or investigate any matters pertaining to the integrity of management or the Board or any committee thereof; (o) annually evaluate the Governance Committee’s own performance and periodically evaluate the adequacy of its Charter; and (p) report to the Board on Nominating Committee actions (other than routine or administrative actions).

The Board has determined that all the members of the Nominating Committee are independent (as defined by the listing standards of the Nasdaq Global Select Market).

In selecting candidates for nomination at the annual general meeting of Garmin’s shareholders, the Nominating Committee begins by determining whether the incumbent directors desire and are qualified to continue their service on the Board. The Nominating Committee is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Board the familiarity and insight into Garmin’s affairs that its directors have accumulated during their tenure, while contributing to their work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board, whom the Nominating Committee believes will continue to make a valuable contribution to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board. If there are Board vacancies and the Nominating Committee does not re-nominate a qualified incumbent, the Nominating Committee will consider and evaluate director candidates recommended by the Board, members of the Nominating Committee, management and any shareholder owning one percent or more of Garmin’s outstanding shares.

The Nominating Committee will use the same criteria to evaluate all director candidates, whether recommended by the Board, members of the Nominating Committee, management or a one percent shareholder. The Nominating Committee has adopted the policy that a shareholder owning one percent or more of Garmin’s outstanding shares may recommend director candidates for consideration by the Nominating Committee by writing to the Company Secretary, by facsimile at +41 52 630 1601 or by mail at Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The recommendation must contain the proposed candidate’s name, address, biographical data, a description of the proposed candidate’s business experience, a description of the proposed candidate’s qualifications for consideration as a director, a representation that the nominating shareholder is a beneficial or record owner of one percent or more of Garmin’s outstanding shares (based on the number of outstanding shares reported on the cover page of Garmin’s most recently filed Annual Report on Form 10-K) and a statement of the number of Garmin shares owned by such shareholder. The recommendation must also be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director of Garmin if nominated and elected. A shareholder may not recommend him or herself as a director candidate.

Garmin’s Corporate Governance Guidelines adopted by the Board require that a majority of Garmin’s directors be independent and that any independent director candidate meet the definition of an independent director under the listing standards of the Nasdaq Global Select Market. The Nominating Committee also requires that at least one independent director qualify as an audit committee financial expert. The Nominating Committee also requires that an independent director candidate should have either (a) at least ten years’ experience at a policy-making level or other level with significant decision-making responsibility in an organization or institution or (b) a high level of technical knowledge or business experience relevant to Garmin’s

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technology or industry. In addition, the Nominating Committee requires that an independent director candidate have such financial expertise, character, integrity, ethical standards, interpersonal skills and time to devote to Board matters as would reasonably be considered to be appropriate in order for the director to carry out his or her duties as a director.

In evaluating a director candidate (including the nomination of an incumbent director), the Nominating Committee considers, among other things, whether the candidate meets the Nominating Committee’s requirements for independent director candidates, if applicable. The Nominating Committee also considers a director candidate’s skills and experience and diversity of background and perspective (inclusive of race, gender and ethnicity) in the context of the perceived needs of the Board at the time of consideration. Additionally, in recommending an incumbent director for re-election, the Nominating Committee considers the nominee’s prior service to Garmin’s Board and continued commitment to service on the Board. The Nominating Committee believes that the composition of the Board should reflect a diversity of experience, race, gender and ethnicity and seeks to include individuals from diverse backgrounds (inclusive of race, gender and ethnicity) with varying perspectives, professional experience, education and skills in the pool from which nominees for vacancies on the Board are chosen.

Board Leadership Structure and Role in Risk Oversight

Dr. Min H. Kao serves as Executive Chairman of the Board, and Clifton A. Pemble serves as President and Chief Executive Officer. The Board believes this Board leadership structure is appropriate and desirable because Mr. Pemble is well-positioned to be Chief Executive Officer since he has been at Garmin since 1989 and held a number of leadership positions prior to becoming Chief Executive Officer on January 1, 2013, including President and Chief Operating Officer, and Dr. Kao’s continued contribution as Executive Chairman adds significant value because he is a co-founder of Garmin, which gives him a unique perspective of the company’s history, vision and values. In addition, because of his significant ownership of Garmin shares, Dr. Kao’s interests are aligned with those of Garmin’s shareholders.

Garmin does not have a lead independent director. Instead, all of the independent directors play an active role on the Board. The independent directors make up a majority of the Board, and a majority of the independent directors are or have been leaders in industry with a history of exercising critical thought and sound judgment.

The entire Board performs the risk oversight role. Garmin’s Chief Executive Officer is a member of the Board, and Garmin’s Chief Financial Officer and its General Counsel regularly attend Board meetings, which helps facilitate discussions regarding risk between the Board and Garmin’s senior management, as well as the exchange of risk-related information or concerns between the Board and the senior management. Further, the independent directors meet in executive session at the majority of the regularly scheduled Board meetings to voice their observations or concerns and to shape the agendas for future Board meetings.

The Board believes that, with these practices, each director has an equal stake in the Board’s actions and oversight role and equal accountability to Garmin and its shareholders.

Compensation and Risk

Garmin regularly assesses risks related to compensation programs, including our executive compensation programs. Garmin does not believe that there are any risks arising from Garmin’s compensation policies and practices that are reasonably likely to have a material adverse effect on Garmin.

Shareholder Communications with Directors

The Board has established a process to receive communications from shareholders. Shareholders may communicate with the Board or with any individual director of Garmin by writing to the Board or such individual director in care of Garmin’s Corporate Secretary, by facsimile at +41 52 630 1601 or by mail at Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. All such communications must identify the author as a shareholder, state the number of shares owned by the author and state whether the intended recipients are all members of the Board or just certain specified directors. The Company Secretary will make copies of all such communications and send them to the appropriate director or directors.

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Compensation Committee Interlocks and Insider Participation; Certain Relationships

Garmin had no compensation committee interlocks for the fiscal year ended December 29, 2018.

Garmin has adopted a written policy for the review by the Audit Committee of transactions in which Garmin is a participant and any related person will have a direct or indirect material interest in the transaction. This policy is generally designed to cover those related party transactions that would be required to be disclosed in a proxy statement, annual report on Form 10-K or registration statement pursuant to Item 404(a) of Regulation S-K. However, the policy is more encompassing in that the amount involved in a transaction covered by the policy must only exceed $60,000 while disclosure under Item 404(a) is required only if the amount involved exceeds $120,000. The policy defines the terms “transaction” and “related person” in the same manner as Item 404(a) of Regulation S-K.

If the nature of the timing of a related party transaction is such that it is not practical to obtain advance approval by the Audit Committee, then management may enter into it, subject to ratification by the Audit Committee. If ratification is not subsequently obtained, then management must take all reasonable efforts to cause the related person transaction to be null and void.

The Audit Committee will approve or ratify only those related party transactions that it determines in good faith are in, or are not inconsistent with, the best interests of Garmin and its shareholders. In making that determination, the Audit Committee shall consider all of the relevant facts and circumstances available to it, including the benefits to Garmin and whether the related party transaction is on terms and conditions comparable to those available in arms-length dealing with an unrelated third party that can provide comparable products or services.

The Audit Committee will also annually review ongoing related party transactions after considering all relevant facts and circumstances. The Audit Committee will then determine if those transactions should be terminated or modified based on whether it is still in the best interests, or not inconsistent with the best interests, of Garmin and its shareholders.

Non-Management Director Compensation

Each Garmin director, who is not an officer or employee of Garmin, or of a subsidiary of Garmin, is compensated for service on the Board and its committees. The annual director compensation package at Garmin is designed to attract and retain highly-qualified, independent professionals to represent Garmin’s shareholders.

Each director, who is not an officer or employee of Garmin or its subsidiaries (a “Non-Management Director”), is paid an annual retainer of $85,000. Each Non-Management Director, who chairs a standing committee of the Board (other than the Audit Committee), also receives an annual retainer of $5,000. The Non-Management Director who chairs the Audit Committee receives an annual retainer of $10,000. Each Non-Management Director also receives an annual award of restricted stock units valued at $150,000.

The maximum aggregate compensation for the Board of Directors for the period between the 2019 Annual General Meeting and the 2020 Annual General Meeting submitted to shareholders for approval under Proposal No. 12 reflects the above compensation program for Non-Management Directors, and also includes an annual salary for our Executive Chairman.

Garmin does not have formal stock ownership guidelines for its directors.

2018 Non-Management Director Compensation

The following table shows the compensation paid to our Non-Management Directors in 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	SAR/Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jonathan Burrell	$51,250	$149,959	$-	$-	$-	$-	$201,209
Donald Eller	$37,500	$0	$-	$-	$-	$-	$37,500
Joseph Hartnett	$90,000	$149,959	$-	$-	$-	$-	$239,959
Charles Peffer	$95,000	$149,959	$-	$-	$-	$-	$244,959
Rebecca Tilden	$85,000	$149,959	$-	$-	$-	$-	$234,959

(1)	This column shows the grant date fair value of stock awards granted in 2018 to each of the non-management directors. As of December 29, 2018, Burrell, Hartnett, Peffer and Tilden, respectively, owned 2,594, 5,414, 5,414 and 5,414 outstanding stock awards.

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PROPOSAL SIX	Re-election of Chairman

Pursuant to Swiss law, the chairman of a Swiss company listed on a stock exchange is required to be elected annually by the shareholders for a term extending until completion of the next annual general meeting.

Subject to his re-election as a member of the Board, the Board has nominated Dr. Min Kao, who is currently the Executive Chairman of Garmin, to stand for re-election as Executive Chairman for a term extending until completion of the annual general meeting in 2020. Dr. Kao has indicated that he is willing and able to continue to serve as Executive Chairman if re-elected.

Information about Dr. Kao can be found at page 17 of this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF MIN H. KAO AS EXECUTIVE CHAIRMAN.

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PROPOSAL SEVEN	Re-election of three Compensation Committee members and election of one new Compensation Committee member

Pursuant to Swiss law, the members of the compensation committee of a Swiss company listed on a stock exchange are required to be elected annually and individually by the shareholders for a term extending until completion of the next annual general meeting.

Subject to their re-election as members of the Board, the Board has nominated Jonathan C. Burrell, Joseph J. Hartnett and Charles W. Peffer, who are currently members of the Compensation Committee, to stand for re-election as members of the Compensation Committee for a term extending until completion of the annual general meeting in 2020. If elected, Mr. Hartnett will be re-appointed as chairman of the Compensation Committee. Subject to her election as a member of the Board, the Board has nominated Catherine A. Lewis to stand for election as a member of the Compensation Committee for a term extending until completion of the annual general meeting in 2020. Mr. Burrell, Mr. Hartnett, Mr. Peffer and Ms. Lewis have each indicated that they are willing and able to serve as a member of the Compensation Committee if (re-)elected.

Information about Messrs. Burrell, Hartnett and Peffer and Ms. Lewis can be found at pages 17 through 18 of this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RE-ELECTION OR ELECTION OF EACH OF THESE NOMINEES.

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PROPOSAL EIGHT	Election of the independent voting rights representative

Swiss law requires that the shareholders of a Swiss company listed on a stock exchange elect annually an independent voting rights representative for a term extending until completion of the next annual general meeting.

The main duty of the independent voting rights representative is to exercise the voting rights in accordance with the instructions received from shareholders. The independent voting rights representative will not make statements, submit proposals or ask questions to the Board on behalf of shareholders. The Board has recommended that the law firm of Wuersch & Gering LLP, 100 Wall Street, 10th Floor, New York, NY 10005, USA be elected as the independent voting rights representative for a term extending until completion of the annual general meeting in 2020. Wuersch & Gering LLP is a New York law firm with lawyers who have experience in Swiss legal matters. Wuersch & Gering LLP does not perform any other services for Garmin.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF WUERSCH & GERING LLP AS THE INDEPENDENT VOTING RIGHTS REPRESENTATIVE.

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PROPOSAL NINE	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2019 and re-election of Ernst & Young Ltd as Garmin’s statutory auditor for another one-year term

Ernst & Young LLP has acted as Garmin’s independent registered public accounting firm since 2000 and has been appointed by the Audit Committee to audit and certify Garmin’s financial statements for the fiscal year ending December 28, 2019.

Ernst & Young Ltd was re-elected as Garmin’s statutory auditor for 2018. Swiss law and our Articles of Association require that our shareholders elect annually a firm as statutory auditor. The statutory auditor’s main task is to audit our consolidated financial statements and parent company financial statements that are required under Swiss law. The Audit Committee and Board propose that Ernst & Young Ltd be re-elected as Garmin’s statutory auditor for another one-year term.

Representatives of Ernst & Young LLP and Ernst & Young Ltd will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether to appoint Ernst & Young LLP as Garmin’s registered independent public accounting firm for the fiscal year ending December 28, 2019.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS GARMIN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 28, 2019 AND RE-ELECTION OF ERNST & YOUNG LTD AS GARMIN’S STATUTORY AUDITOR FOR ANOTHER ONE-YEAR TERM.

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PROPOSAL TEN	Advisory Vote on Executive Compensation

As required by Section 14A of the Securities Exchange Act of 1934, the Board proposes that shareholders be provided with an annual advisory vote on the compensation of Garmin’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and any related material disclosed in this Proxy Statement. As described in the Compensation Discussion and Analysis, the objectives of Garmin’s executive compensation program are to:

1.	Provide executive compensation that Garmin believes is fair, reasonable and competitive in order to attract, motivate and retain a highly qualified executive team;

2.	Reward executives for individual performance and contribution;

3.	Provide incentives to executives to enhance shareholder value;

4.	Reward executives for long-term, sustained individual and Company performance; and

5.	Provide executive compensation that is viewed as internally equitable by both the executives and the broader Garmin employee population.

As an advisory vote, the shareholders’ vote on this proposal is not binding on Garmin. However, we value the opinions of Garmin shareholders and the Compensation Committee of our Board plans to review voting results on this proposal and will give consideration to such voting when making future executive compensation decisions for Garmin’s Named Executive Officers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF GARMIN’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT RELATING TO THE ANNUAL GENERAL MEETING OF SHAREHOLDERS PURSUANT TO THE EXECUTIVE COMPENSATION DISCLOSURE RULES PROMULGATED BY THE SEC.

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PROPOSAL ELEVEN	Binding Vote to Approve Fiscal Year 2020 Maximum Aggregate Compensation for the Executive Management

Pursuant to Swiss law and Article 22(a) of the Articles of Association of Garmin, the shareholders must annually approve the maximum aggregate compensation of the Executive Management for the next fiscal year.

Pursuant to Article 23.1 of the Organizational Regulations of Garmin, the Executive Management consists of the Chief Executive Officer and such other officers expressly designated by the Board to be members of the Executive Management. The Board has designated the Chief Executive Officer and the Chief Financial Officer to be the members of Executive Management.

The Board proposes that the amount of U.S. $5,200,000 be approved as the maximum aggregate amount of compensation of the Executive Management for the fiscal year commencing on December 28, 2019 and ending on December 26, 2020. Such maximum aggregate amount includes all forms of cash, stock and other compensation and is based on the expected fiscal year 2020 compensation of the Executive Management with the addition of 20.5% for unforeseen contingencies and possible compensation increases as shown in the table below. This amount represents the maximum possible amount that Garmin could pay to the Executive Management in the 2020 fiscal year and not necessarily the actual amount that will be paid. Actual 2020 fiscal year compensation for the Executive Management will be determined by the Compensation Committee based on company and individual performance and other relevant factors.

Maximum Aggregate Executive Management Compensation Proposal for the 2020 Fiscal Year

CEO 2020 annual salary	$1,000,000
CEO 2020 stock compensation (assuming full vesting of all performance-based RSUs)	$2,000,000
Maximum company contributions for CEO under retirement plan	$32,750
CFO 2020 annual salary	$650,000
CFO 2020 stock compensation (assuming full vesting of all performance-based RSUs)	$600,000
Maximum company contributions for CFO under retirement plan	$32,750
Subtotal	$4,315,500
Add buffer for possible compensation increases and all other contingencies	$884,500
TOTAL	$5,200,000	(1)

(1)	Garmin’s social security and Medicare contributions for the Executive Management pursuant to applicable law are not included in the maximum aggregate amount. The estimated aggregate amount of Garmin’s social security contributions for the Executive Management is U.S. $16,480 and Garmin is also required to pay Medicare contributions in the amount of 1.45% of all taxable income of the Executive Management.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE FISCAL YEAR 2020 MAXIMUM AGGREGATE COMPENSATION FOR THE EXECUTIVE MANAGEMENT.

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PROPOSAL TWELVE	Binding Vote to Approve Maximum Aggregate Compensation for the Board of Directors for the period between the 2019 Annual General Meeting and the 2020 Annual General Meeting

Pursuant to Swiss law and Article 22(a) of the Articles of Association of Garmin the shareholders must annually approve the maximum aggregate compensation of the Board of Directors for the period between the annual general meeting at which approval is sought and the next annual general meeting. This proposal is based on the Board of Directors consisting of six directors, of whom four are Non-Management Directors. Only the Non-Management Directors and the Executive Chairman are included in this proposal. The President and Chief Executive Officer, who also is a member of the Board of Directors, does not receive any compensation for his role as a director.

The Board proposes that the amount of $1,500,000 be approved as the maximum aggregate amount of compensation for the Board of Directors for the period between the 2019 annual general meeting and the 2020 annual general meeting. A description of the compensation program for the Board of Directors is provided on page 22 (the “Board Compensation Program”). The proposed maximum aggregate amount includes all forms of cash, stock and other compensation and is based on the Board Compensation Program with the addition of a buffer for unforeseen contingencies as shown in the table below. This amount represents the maximum possible amount that Garmin could pay to the Board of Directors for the period between the 2019 annual general meeting and the 2020 annual general meeting and not necessarily the actual amount that will be paid. The actual amount is currently expected to be the same as provided for in the Board Compensation Program in the case of the Non-Management Directors.

Maximum Aggregate Board Compensation Proposal for the period between the 2019 AGM and the 2020 AGM

Annual Board retainer of $85,000 x 4 outside directors	$340,000
Audit Committee Chairman annual retainer	$10,000
Compensation Committee Chairman annual retainer	$5,000
Nominating Committee Chairman annual retainer	$5,000
Annual RSU grant value $150,000 x 4 outside directors	$600,000
Executive Chairman annual salary	$350,336
Maximum retirement contribution for Executive Chairman under Garmin International, Inc. Retirement Plan	$32,750
Subtotal	$1,343,086
Add buffer for contingencies	$156,914
TOTAL	$1,500,000	(1)

(1)	Garmin’s social security and Medicare contributions for the Executive Chairman pursuant to applicable law are not included in the maximum aggregate amount. The estimated amount of Garmin’s social security contributions for the Executive Chairman is $8,240 and Garmin is also required to pay Medicare contributions in the amount of 1.45% of all taxable compensation of the Executive Chairman.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MAXIMUM AGGREGATE COMPENSATION FOR THE BOARD OF DIRECTORS FOR THE PERIOD BETWEEN THE 2019 ANNUAL GENERAL MEETING AND THE 2020 ANNUAL GENERAL MEETING.

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PROPOSAL THIRTEEN	Approval of an Amendment to the Garmin Ltd. Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the Plan

The Garmin Ltd. Employee Stock Purchase Plan (as amended to date, the “Plan”) was last amended on October 21, 2016. The objective of the Plan is to provide an opportunity for eligible employees of Garmin and its participating subsidiaries to acquire a proprietary interest in Garmin through the purchase of Garmin shares. A new amendment to the Plan is being proposed to increase the number of shares of Garmin reserved for sale and authorized for issuance under the Plan. The amendment must be approved by shareholders in order for Garmin to continue to be able to provide eligible employees with the opportunity to acquire shares under the Plan. The Board of Directors has approved the proposed amendment, subject to shareholder approval. The amendment will not be effective unless and until we obtain shareholder approval. If our shareholders approve the amendment, the amendment will be effective as of June 7, 2019. The following general description of material features of the Plan, as proposed to be amended, is qualified in its entirety by reference to the provisions of the Plan, as proposed to be amended, set forth in Annex 1 to this Proxy statement, on which the proposed amendments are marked with a strikethrough to indicate text that would be deleted and with an underline to indicate text that would be added.

Proposed Amendment to the Plan

We propose to increase the number of shares of Garmin reserved for sale and authorized for issuance under the Plan from 6,000,000 to 8,000,000.

General

The Plan is administered by the Board of Directors or the Compensation Committee of the Board of Directors (the “Committee”) of Garmin. Under the proposed amendment to the Plan, the number of shares reserved for sale and authorized for issuance under the Plan will be increased from 6,000,000 to 8,000,000 shares. Shares sold under the Plan may be newly-issued shares, outstanding shares reacquired in private transactions or open market purchases, or any combination of the foregoing. If any option granted under the Plan shall for any reason terminate without having been exercised, the shares not purchased under such option shall again become available for issuance under the Plan. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the capital structure of Garmin, the Board may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan. Under the Plan and except with respect to certain of our non-U.S. participating subsidiaries for which the Plan contains less restrictive eligibility requirements, each person who is an employee of Garmin whose customary employment is for more than twenty (20) hours per week and for more than five (5) months per calendar year, and who does not own (nor has the option or right to acquire) 5% or more of the total combined voting power or value of all outstanding shares of Garmin is eligible to participate in the Plan and to purchase that number of shares of Garmin having a purchase price equal to not more than 10% of the employee’s annual compensation. Approximately 9,918 individuals are eligible to participate in the Plan. There are two accumulation periods in each calendar year under the Plan. The Plan’s accumulation periods are January 1 through June 30 and July 1 through December 31. Eligible employees who elect to participate in the Plan will accumulate funds during an accumulation period through payroll deduction (participants may elect to authorize payroll deductions under the Plan of between 1% and 10% of their base earnings per payroll period). At the end of the accumulation period shares will be purchased for each participant using the funds accumulated during the accumulation period. The purchase price per share purchased for each participant under the Plan will be the lesser of (A) 85% of the fair market value of a share on the last stock trading day of the accumulation period, or (B) 85% of the fair market value of a share on the first stock trading day of the accumulation period. “Fair market value” for this purpose means the closing price of a share on the applicable date as reported on the Nasdaq Stock Market.

United States Federal Income Tax Consequences

Based on current provisions of the Internal Revenue Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of participating in the Plan are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof.

No federal income tax consequences arise at the time of an eligible employee’s enrollment in the Plan or upon the purchase of shares under the Plan. Amounts withheld by payroll deduction are subject to federal income tax as though those amounts had been paid in cash.

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If a participant disposes of shares purchased under the Plan within two years after the enrollment date for an accumulation period or within one year after the transfer of the shares to the participant, the participant will have included in his or her compensation, taxable as ordinary income in the year of such disposition, an amount equal to the difference between (A) the fair market value of the shares on the date of purchase, and (B) the price paid for the shares, regardless of the price received in connection with the disposition of the shares. The amount that is taxable as ordinary income is added to the purchase price and becomes part of the cost basis for those shares for federal income tax purposes. If the disposition of the shares involves a sale or exchange, the participant generally will also realize a short-term capital gain or loss equal to the difference between his or her cost basis (calculated pursuant to the preceding sentence) and the proceeds from the sale or exchange.

If a participant disposes of shares purchased under the Plan on a date that is both more than two years after the enrollment date for an accumulation period and more than one year after the transfer of the shares to the participant, or if the participant dies at any time while owning shares purchased under the Plan, the participant (or his or her estate) will have included in his or her compensation, taxable as ordinary income in the year of disposition (or death), an amount equal to the lesser of: (i) the excess of the fair market value of the shares on the enrollment date for the accumulation period over the purchase price paid by the participant for the shares; or (ii) the excess of the fair market value of the shares on the date of disposition (or death) over the purchase price paid by the participant for the shares.

The amount that is taxable as ordinary income is added to the cost basis of those shares for federal income tax purposes. The cost basis is therefore the sum of the purchase price of the shares and the ordinary income recognized from the formula above. If the disposition of the shares involves a sale or exchange, the participant will also realize a long-term capital gain or loss equal to the difference between his or her cost basis and the proceeds from the sale or exchange.

New Plan Benefits

It is not presently possible to determine the benefits or amounts that will be received by any particular employee or groups in the future.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE GARMIN LTD. EMPLOYEE STOCK PURCHASE PLAN

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PROPOSAL FOURTEEN	Approval of an Amendment to the Garmin Ltd. 2005 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan

Garmin’s 2005 Equity Incentive Plan, which was originally approved by Garmin’s shareholders on June 3, 2005 and was last amended and restated on October 21, 2016, provides for grants of non-qualified stock options; incentive stock options; restricted shares, bonus shares, restricted stock units, stock appreciation rights, performance units and performance shares. Employees of Garmin or any majority owned subsidiary are eligible for awards. The Compensation Committee selects the grantees and determines the types and terms of the awards granted. Generally, the per share exercise price of an option and the per share strike price of a stock appreciation right must be at least the fair market value of a common share as of the grant date. The 2005 Equity Incentive Plan provides that, unless otherwise specified in the individual award agreement, vesting of outstanding awards will be accelerated if, within one year after a change in control of Garmin, Garmin terminates the grantee’s employment (other than for death, disability or cause) or the grantee terminates the employment because of a diminution in compensation or status or a required move of 50 miles.

Garmin believes that equity compensation aligns the interests of management and employees with the interests of other shareholders. Garmin currently provides for equity incentive compensation through the 2005 Equity Incentive Plan. As of April 12, 2019, 6,718,065 shares remained available for issuance under the 2005 Equity Incentive Plan. Awards under the plan relating to a total of 1,040,001 Garmin shares were granted to employees in 2018. An amendment to the 2005 Equity Incentive Plan is being proposed for shareholder approval to amend article 4.1(a) of the Plan to increase the maximum number of shares that may be delivered as restricted shares or pursuant to performance units or restricted stock units from 6,000,000 to 10,000,000 so that Garmin can continue to grant equity compensation to employees. The Board has approved the above discussed proposed amendment subject to shareholder approval. The amendment will not be effective unless and until we obtain shareholder approval. If our shareholders approve the amendment, the amendment will be effective as of June 7, 2019.

The proposed amendments to article 4.1(a) of the 2005 Equity Incentive Plan are shown below on which the proposed amendments are marked with a strikethrough to indicate text that would be deleted and with an underline to indicate text that would be added.

4.1	Number of Shares Available.
	(a)	Plan Limit. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is thirteen million (13,000,000) Shares. The maximum number of Shares that may be delivered pursuant to the exercise of Options (including incentive stock options under Code Section 422) or SARs is ten million (10,000,000) Shares. The maximum number of Shares that may be delivered as Restricted Shares or pursuant to Performance Units or Restricted Stock Units is ~~six million (6,000,000~~) ten million (10,000,000) Shares. The maximum number of Bonus Shares that may be awarded is one million (1,000,000) Shares. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

The following general description of material features of the 2005 Equity Incentive Plan is qualified in its entirety by reference to the provisions of the 2005 Equity Incentive Plan, as proposed to be amended, set forth in Annex 2 to this Proxy Statement, on which the proposed amendments are marked with a strikethrough to indicate text that would be deleted and with an underline to indicate text that would be added.

General

The 2005 Equity Incentive Plan provides for grants of non-qualified stock options; incentive stock options; restricted shares, restricted stock units, bonus shares, stock appreciation rights, performance units and performance shares. The objectives of the plan are to strengthen our employees’ commitment to the success of Garmin, to stimulate our employees’ efforts on behalf of Garmin and to help Garmin attract new employees and retain existing employees.

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Eligibility and Limits on Awards

Any employee, including officers, of Garmin or any majority owned subsidiary is eligible to receive awards under the 2005 Equity Incentive Plan. As of April 12, 2019, there were 9 executive officers and approximately 10,955 employees other than executive officers who are eligible to receive awards under the plan. No determination has been made as to which of Garmin’s employees will receive grants under the 2005 Equity Compensation Plan, and, therefore the benefits to be allocated to any individual or to any group of employees are not presently determinable.

The 2005 Equity Incentive Plan places limits on the maximum amount of awards that may be granted to any employee in any five (5) year period. Under the 2005 Equity Incentive Plan, no employee may receive awards of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus shares, performance units or performance shares that cover in the aggregate more than two million (2,000,000) shares in any five (5) year period.

Administration

The 2005 Equity Incentive Plan will be administered by the Board of Directors or the Compensation Committee of the Board of Directors (the “Committee”). The Board or Committee will select the eligible employees to whom awards will be granted and will set the terms of such awards, including any performance goals applicable to annual and long-term incentive awards. The Board or Committee may delegate its authority under the 2005 Equity Incentive Plan to officers of Garmin, subject to guidelines prescribed by the Board or Committee, but only with respect to employees who are not subject to Section 16 of the Exchange Act or whose compensation may not be deductible pursuant to Section 162(m) of the Internal Revenue Code.

Shares Reserved for Awards

The 2005 Equity Incentive Plan provides for up to 13,000,000 shares to be used for awards. This represents approximately 6.85% of the shares outstanding as of the Record Date (excluding shares held directly or indirectly in treasury). To the extent that any award under the 2005 Equity Incentive Plan is exercised, cashed out, terminates, expires or is forfeited without payment being made in the form of our shares, the shares subject to such award that were not so paid will again be available for issuance under the 2005 Equity Incentive Plan. However, any shares withheld for the purpose of satisfying any tax withholding obligation will be counted against the authorized limit and not be available for issuance. If a stock appreciation right award or a similar award based on the spread value of our shares is exercised, only the number of our shares issued, if any, will be considered delivered for the purpose of determining availability of shares for delivery under the 2005 Equity Incentive Plan. Unless otherwise determined by the Committee, stock options may be exercised by payment in cash, by tendering shares to us in full or partial payment of the exercise price, or by a “net exercise” arrangement under which the number of shares to be delivered upon exercise will be reduced by the largest number of whole shares that has a fair market value that does not exceed the aggregate exercise price.

The number of our shares authorized for awards is subject to adjustment for changes in capitalization, reorganizations, mergers, stock splits, and other corporate transactions as the Board or the Committee determines to require an equitable adjustment. The 2005 Equity Incentive Plan will remain in effect until all the shares available have been used to pay awards, subject to the right of the Board to amend or terminate the 2005 Equity Incentive Plan at any time.

General Terms of Awards

The Board or the Committee will select the grantees and set the term of each award, which may not be more than ten years. The Board or the Committee has the power to determine the terms of the awards granted, including the number of shares subject to each award, and, if applicable the form of consideration payable upon exercise, the period in which the award may be exercised after termination of employment, and all other matters. The exercise price of an option and the strike price of a stock appreciation right must be at least the fair market value of a share as of the grant date, unless the award is replacing an award granted by an entity that is acquired by Garmin Ltd. or a subsidiary.

The Board or the Committee will also set the vesting or payment conditions of the award, except that, unless otherwise provided in an award agreement, vesting or payment will be accelerated if, within one year after a change of control of Garmin, Garmin terminates the grantee’s employment (other than for death, disability or cause) or the grantee terminates employment for a “good reason” (i.e., because of a diminution in compensation or status or a required move of over 50 miles).

Awards granted under the 2005 Equity Incentive Plan are not generally transferable by the grantee except in the event of the employee’s death or unless otherwise required by law or provided in an award agreement. An award agreement may provide for the transfer of an award in limited circumstances to certain members of the grantee’s family or a trust or trusts established for the benefit of such a family member. Any such transfer, if permitted under the award agreement, cannot be for consideration, other than nominal consideration. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Board or the Committee under circumstances detailed in the 2005 Equity Incentive Plan. The number and type of awards that will be granted under the 2005 Equity Incentive Plan is not determinable as the Board or the Committee will make these determinations in its sole discretion.

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Performance Awards and Performance Criteria

Any award (including Performance Unit and Performance Share awards) may be granted under the 2005 Equity Incentive Plan with performance-based payment, vesting or exercise conditions. Awards that are performance-based (whether or not intended to constitute “qualified performance-based compensation” (see discussion below under the heading Federal Income Tax Consequences)) will be based on satisfaction of an expanded list of business criteria set forth below. The specific performance goals for performance awards will be, on an absolute or relative basis, established based on one or more of the following business criteria for Garmin on a segregated or consolidated basis or for one or more of Garmin’s subsidiaries, segments, divisions, or business units, as selected by the Committee:

(i)	Earnings (either in the aggregate or on a per-share basis);
(ii)	Operating profit (either in the aggregate or on a per-share basis);
(iii)	Operating income (either in the aggregate or on a per-share basis);
(iv)	Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per-share basis);
(v)	Net income or loss (either in the aggregate or on a per-share basis);
(vi)	Ratio of debt to debt plus equity;
(vii)	Net borrowing;
(viii)	Credit quality or debt ratings;
(ix)	Inventory levels, inventory turn or shrinkage;
(x)	Cash flow provided by operations (either in the aggregate or on a per-share basis);
(xi)	Free cash flow (either in the aggregate or on a per-share basis);
(xii)	Reductions in expense levels, determined either on a Company-wide basis or in respect of any one or more business units;
(xiii)	Operating and maintenance cost management and employee productivity;
(xiv)	Gross margin;
(xv)	Return measures (including return on assets, equity, or sales);
(xvi)	Productivity increases;
(xvii)	Share price (including attainment of a specified per-share price during the relevant performance period; growth measures and total shareholder return or attainment by the shares of a specified price for a specified period of time);
(xviii)	Where applicable, growth or rate of growth of any of the above business criteria;
(xix)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;
(xx)	Achievement of business or operational goals such as market share and/or business development; and/or
(xxi)	Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions.

The applicable business criteria may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. As established by the Committee, the business criteria may include, without limitation, GAAP and non-GAAP financial measures.

Restricted Shares and Bonus Shares

Restricted shares may also be awarded. The restricted shares will vest and become transferable upon the satisfaction of conditions set forth in the respective restricted share award agreement. Restricted share awards may be forfeited if, for example, the recipient’s employment terminates before the award vests. Restricted shares are subject to a minimum two-year vesting schedule. The Board or Committee may also grant shares to participants from time-to-time as a bonus, which will be issued without restrictions.

Stock Options

The 2005 Equity Incentive Plan permits the granting to eligible employees of incentive stock options, which qualify for special tax treatment, and nonqualified stock options. The exercise price for any stock option will not be less than the fair market value of a share on the date of grant. No incentive stock option may be exercised more than ten years after the date of grant.

Stock Appreciation Rights

Stock Appreciation Rights (“SARs”) may be granted either singly (“freestanding SARs”) or in combination with underlying stock options (“tandem SARs”). SARs entitle the holder upon exercise to receive an amount in shares equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The grant price for SARs will not be less than the fair market value of a share on the SAR’s date of grant. The payment upon a SAR exercise shall be solely in whole shares of equivalent value. Fractional shares will be rounded down to the nearest whole share with no cash consideration paid.

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Restricted Stock Units

Restricted Stock Units (“RSUs”) may be granted to eligible employees, subject to the terms and restrictions that the Board or the Committee may impose. The restrictions may be based on the passage of time, the achievement of specific performance goals, the passage of time following the achievement of specific performance goals, the occurrence of a specified event, or may be imposed by the applicable securities laws. RSUs are subject to a minimum two-year vesting schedule. RSUs entitle the holder to receive an amount of shares equal to the number of shares underlying the RSUs on the date that any restrictions applicable to an award of RSUs have lapsed.

Change of Control Provisions

The 2005 Equity Incentive Plan provides that, unless otherwise provided in an award agreement, if, within the one-year period beginning on the date of a Change of Control (as defined in the 2005 Equity Incentive Plan), an employee separates from service with Garmin or a majority owned subsidiary due to Garmin terminating the employee’s employment other than for cause or the employee resigning because of a diminution in compensation or status or a required move of over 50 miles, then, all stock options and SARs will become fully vested and immediately exercisable, the restrictions applicable to outstanding restricted stock, restricted stock units and other stock-based awards will lapse, and, unless otherwise determined by the Board or Committee, all deferred shares will be settled, and outstanding performance awards will be vested and paid out on a prorated basis, based on the maximum award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle.

In connection with a Change of Control, separation, spin-off, sale of a material portion of our assets or a “going-private” transaction, the Board or the Committee, or the board of directors of any corporation assuming our obligations, has the power to prescribe and amend the terms and conditions for the exercise, or modification of any outstanding awards in the manner as agreed to by the Board in the definitive agreement relating to the transaction. The Board or Committee may also make certain adjustments and substitutions in connection with a Change of Control or similar transactions or events as described under “Shares Reserved for Awards.”

Plan Participation Table

The table below shows, as to our Named Executive Officers (as defined elsewhere in this Proxy Statement) and the other individuals and groups indicated, the number of options, SARs, RSUs and performance shares granted under the 2005 Equity Incentive Plan since the inception of the Plan.

	Plan Benefits 2005 Equity Incentive Plan Grants Since Inception
Name and Position	Number of Options	Number of SARs	Number of RSUs	Number of Performance Shares	Total
Min H. Kao, Executive Chairman	-	-	-	-	-
Clifton A. Pemble, President and Chief Executive Officer	73,480	209,907	226,183	16,667	526,237
Douglas G. Boessen, Chief Financial Officer and Treasurer	-	12,680	45,447	-	58,127
Andrew R. Etkind, Vice President, General Counsel and Secretary	-	97,000	90,621	10,000	197,621
Philip I. Straub, Executive Vice President, Managing Director-Aviation, Garmin International, Inc.	-	78,000	97,078	-	175,078
Patrick G. Desbois, Executive Vice President, Operations, Garmin International, Inc	-	-	63,820	-	63,820
All Executive Officers as a Group	73,480	397,587	523,149	26,667	1,020,883
All Non-Executive Directors as a Group	-	-	-	-	-
All Non-Executive Officer Employees as a Group	30,085	7,235,181	8,121,629	23,333	15,410,228

U.S. Federal Income Tax Consequences

Based on current provisions of the Internal Revenue Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of stock options; SARs and RSUs granted under the 2005 Equity Incentive Plan are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof:

Non-Qualified Stock Options

An employee receiving a non-qualified option does not recognize taxable income on the date of grant of the non-qualified option, provided that the non-qualified option does not have a readily ascertainable fair market value at the time it is granted. In general, the employee must recognize ordinary income at the time of exercise of the non-qualified option in the amount of the difference between the fair market value of the shares on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which tax withholding generally will be

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required. The amount of ordinary income recognized by an employee will be deductible by Garmin in the year that the employee recognizes the income if Garmin complies with the applicable withholding requirement.

Shares acquired upon the exercise of a non-qualified option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the employee will recognize long-term capital gain or loss if the employee has held the shares for more than one year prior to disposition, or short-term capital gain or loss if the employee has held the shares for one year or less.

If an employee pays the exercise price, in whole or in part, with previously acquired shares, the employee will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. The employee will not recognize gain or loss upon delivering the previously acquired shares to Garmin. Common shares received by an employee, equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. Shares received by the employee in excess of the number of such previously acquired shares will have a basis equal to the fair market value of the additional shares as of the date ordinary income is recognized. The holding period for the additional shares received will commence as of the date of exercise or such other relevant date.

Incentive Stock Options

Incentive Stock Options (“ISOs”) are defined by Section 422 of the Internal Revenue Code. An employee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. Upon the exercise of an ISO, the difference between the fair market value of the shares received and the option price is, however, a tax preference item potentially subject to the alternative minimum tax.

Upon disposition of shares acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the employee disposes of the shares within two years of the date of grant or within one year of the date of the transfer of the common shares to the employee (a “Disqualifying Disposition”), then the employee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (a) the amount of gain realized on the disposition, or (b) the difference between the fair market value of the shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the shares have been held. Garmin is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of shares acquired pursuant to the exercise of an ISO, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition. For alternative minimum taxable income purposes, on the later sale or other disposition of the shares, generally only the difference between the fair market value of the shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

If an employee pays the exercise price, in whole or in part, with previously acquired shares, the exchange should not affect the ISO tax treatment of the exercise. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the employee upon delivering previously acquired shares to Garmin as payment of the exercise price. The shares received by the employee, equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Shares received by the employee in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are transferred to the employee upon exercise of the ISO. If the exercise of any ISO is effected using shares previously acquired through the exercise of an ISO, the exchange of the previously acquired common shares will be considered a disposition of the common shares for the purpose of determining whether a Disqualifying Disposition has occurred.

Stock Appreciation Rights

To the extent that the requirements of the Internal Revenue Code are met, there are no immediate tax consequences to an employee when a SAR is granted. When an employee exercises the right to the appreciation in fair market value of shares represented by a SAR, payments made in shares are normally includable in the employee’s gross income for regular income tax purposes. Garmin will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the common shares payable on the date of exercise.

Restricted Shares, Restricted Stock Units and Performance Shares

Generally, no taxes are due when an award of restricted shares is made, but the award becomes taxable when it vests or becomes transferable, unless the recipient elects, under Section 83(b) of the Internal Revenue Code within 30 days of receiving the grant, to be taxed in the year the restricted stock is granted. Income tax is paid on the value of the stock at ordinary rates when the award vests or becomes transferable (or, if a Section 83(b) election is made, at the time of grant), and then at long-or short-term capital gains rates when the shares are sold. Garmin is entitled to a deduction (subject to the limitations of Section 162(m) of the Internal Revenue Code)at the time and in the amount the recipient recognizes as income.

Generally, no taxes are due when an award of restricted stock units or performance shares is made, but the award becomes taxable when it vests and the underlying shares are transferred. In addition, Garmin is entitled to a deduction (subject to the limitations of Section 162(m) of the Internal Revenue Code) at the time and in the amount the recipient recognizes income. In the case of an award of restricted stock units or performance shares, a recipient may not make a Section 83(b) election. Rules relating to the timing of payment of deferred compensation under Section 409A of the Internal Revenue Code are potentially applicable to restricted stock units or performance shares and any violation of Section 409A could trigger interest and penalties applicable to the recipient.

Deductibility of Awards

Section 162(m) of the United States Internal Revenue Code (the “Code”) limits the deductibility of certain compensation to $1 million per year for certain executive officers employed at year-end. While the Compensation Committee considers tax and accounting implications as factors when considering executive compensation, they are not the only factors considered. Other important considerations outweigh tax or accounting considerations. In addition, the Compensation Committee reserves the right to establish compensation arrangements that may not be fully tax deductible under applicable tax laws. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for tax

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years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Deferred Compensation

Any deferrals made under the 2005 Equity Incentive Plan, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. Garmin intends to structure any deferrals and awards under the 2005 Equity Incentive Plan to either be exempt from or meet the applicable tax law requirements.

Other Tax Consequences

State tax consequences may in some cases differ from those described above. Awards under the 2005 Equity Incentive Plan will in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Other Information

If the proposed amendment to article 4.1(a) of the Plan is approved by shareholders, the Amended and Restated 2005 Equity Incentive Plan will be effective June 7, 2019, and will remain in effect, subject to the right of the Board to amend or terminate the Plan (subject to certain limitations set forth in the Plan), at any time until all shares subject to it shall have been issued according to the Plan’s provisions. Any awards granted before the Plan is terminated may extend beyond the expiration date.

The Board may amend the 2005 Equity Incentive Plan at any time, provided that no such amendment will be made without shareholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would: (i) decrease the grant or exercise price of any stock option, SAR or other stock-based award to less than fair market value on the date of grant (except as discussed above under “Shares Reserved for Awards”), or (ii) adversely affect in any material way any Award previously granted under the Plan, without the written consent of the grantee of such Award.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE GARMIN LTD. 2005 EQUITY INCENTIVE PLAN.

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AUDIT MATTERS

Report of Audit Committee

This report is submitted by the Audit Committee of the Board.

The Board pursues its responsibility for oversight of Garmin’s financial reporting process through the Audit Committee. The Board, in its business judgment, has determined that all members of the Audit Committee are independent and financially literate as required by the applicable listing standards of the Nasdaq Global Select Market. The Audit Committee operates pursuant to a charter adopted by the Board, as amended and restated on October 26, 2018, a copy of which is posted at https://www8.garmin.com/aboutGarmin/invRelations/documents/Audit_Committee_Charter_181026. pdf. The Audit Committee and the Board annually review and assess the adequacy of the charter.

The Audit Committee meets regularly with the independent auditor, management and Garmin’s internal auditors. The independent auditor and Garmin’s internal auditors have direct access to the Audit Committee, with and without the presence of management representatives, to discuss the scope and results of their work and their comments on the adequacy of internal accounting controls and the quality of financial reporting.

In performing its oversight function, the Audit Committee reviewed and discussed Garmin’s audited consolidated financial statements for the fiscal year ended December 29, 2018, with management and with Ernst & Young LLP, the independent registered public accounting firm retained by Garmin to audit its financial statements, and with Ernst & Young Ltd., its statutory auditor. The Audit Committee received and reviewed management’s representation and the opinion of the independent registered public accounting firm and the statutory auditor that Garmin’s audited financial statements were prepared in accordance with United States generally accepted accounting principles. The Audit Committee also discussed with the independent registered public accounting firm and the statutory auditor during the 2018 fiscal year the matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP the independence of their firm. The Audit Committee considered whether the non-audit services provided by Ernst & Young LLP are compatible with their independence.

Based upon the review and discussions referenced above, the Audit Committee recommended to Garmin’s Board, and the Board approved, that the audited consolidated financial statements be included in Garmin’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018, for filing with the SEC.

Audit Committee

Charles W. Peffer, Chairman

Joseph J. Hartnett

Rebecca R. Tilden

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to Garmin for the fiscal year ended December 29, 2018 and the fiscal year ended December 30, 2017 by Garmin’s independent registered public accounting firm, Ernst & Young LLP (U.S. dollars listed in thousands):

(U.S. Dollars listed in thousands)	2018	2017
Audit Fees	$2,983	$3,123
Audit Related Fees	-	-
Tax Fees(a)(b)	7	2
All Other Fees(a)(c)	-	13
TOTAL:	$2,990	$3,138
(a)	The Audit Committee has concluded that the provision of these services is compatible with maintaining the independence of Ernst & Young.
(b)	Tax Fees for 2017 consisted of tax compliance services.
(d)	All Other Fees includes online subscription fees in 2018 and 2017 and statutory liquidation services in 2017.

Pre-Approval of Services Provided by the Independent Auditor

The Audit Committee has adopted a policy that requires advance approval by the Audit Committee of all audit services, audit-related services, tax services and other services performed by Ernst & Young. The policy provides for pre-approval by the Audit Committee annually of specifically defined services up to specifically defined fee levels. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before Ernst & Young is engaged to perform it. The Audit Committee has delegated to the Audit Committee Chairman authority to approve permitted services provided that the Chairman reports any such approval decisions to the Audit Committee at its next meeting. The Audit Committee pre-approved all services that Ernst & Young rendered to Garmin and its subsidiaries in 2018.

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EXECUTIVE COMPENSATION MATTERS

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based upon such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee

Joseph J. Hartnett (Chairman)

Jonathan C. Burrell

Charles W. Peffer

Rebecca R. Tilden

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers for 2018, who were:

Name	Title
Dr. Min H. Kao	Executive Chairman
Clifton A. Pemble	President and Chief Executive Officer
Douglas G. Boessen	Chief Financial Officer and Treasurer
Andrew R. Etkind	Vice President, General Counsel and Secretary
Philip I. Straub	Executive Vice President, Managing Director - Aviation, Garmin International, Inc.
Patrick G. Desbois	Executive Vice President, Operations, Garmin International, Inc.

Our Business

Garmin is a leading, worldwide provider of navigation, communication and information devices and applications, many of which are enabled by Global Positioning System (GPS) technology. Garmin designs, develops, manufactures and markets a diverse family of hand-held, wearable, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive, aviation, fitness, marine, and outdoor recreation markets. For a detailed discussion of our business, please see Part I, Item 1, “Business”, of our Annual Report on Form 10-K for the year ended December 29, 2018.

2018 Business Highlights

•	Total revenue of $3,347 million, a 7% increase, with aviation, marine, outdoor and fitness collectively increasing 16% over 2017.
•	Gross and operating margins improved to 59.1% and 23.3%, respectively, in 2018.
•	Operating income of $778 million, representing 14% growth over 2017.
•	Opened our new manufacturing facility in Olathe, Kansas, more than doubling our North American manufacturing capacity.

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Our Compensation Philosophy

Garmin’s management and Compensation Committee consider executive compensation in light of the entire associate population in order to establish compensation practices that are internally equitable and competitive with other companies that compete with us for talent, based on market information, including data obtained from third party compensation data providers and through Garmin’s recruitment and retention experience. Executives are therefore compensated using the same elements and techniques as the broader group of associates who contribute to Garmin’s success.

Although the Compensation Committee considers market information, including data obtained from third party compensation data providers and through Garmin’s recruitment and retention experience, the Compensation Committee does not attempt to set compensation to meet specific benchmarks, such as targeting a specific percentile of a compensation component paid by one or more peer groups. The Compensation Committee sets executive compensation based on its knowledge of individualized contributions and capabilities of our executives, the positions involved and the amount and form of compensation that the Compensation Committee believes is needed to attract, motivate and retain appropriate talent.

Objectives of the Compensation Program

The objectives of Garmin’s executive compensation program are to:

•	Provide executive compensation that Garmin believes is fair, reasonable and competitive in order to attract, motivate and retain a highly qualified executive team;
•	Reward executives for individual performance and contribution;
•	Provide incentives to executives to enhance shareholder value;
•	Reward executives for long-term, sustained individual and Company performance; and
•	Provide executive compensation that is viewed as internally equitable and fair by both the executives and the broader Garmin employee population.

Key Governance Features

What We Do	What We Don’t Do

Mitigate excessive risk-taking behaviors by Named Executive Officers:

Garmin’s Compensation Committee regularly reviews the risks related to our executive compensation program, and our program includes features that reduce the likelihood of our Named Executive Officers, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value.

Use long-term incentives to link a significant portion of pay to company performance over time

A significant portion of each Named Executive Officer’s total direct compensation consists of long-term incentive compensation, such as time-based vesting restricted stock units and time-based and performance-based vesting restricted stock units, which vest over time and have their values directly linked to company performance.

Have a Clawback Policy that authorizes the Compensation Committee to recoup executive compensation:

In the event of an accounting restatement of Garmin’s financial statements due to misconduct resulting in Garmin’s material noncompliance with financial reporting requirements under securities laws, Garmin may recoup performance-based compensation received by Garmin’s Named Executive Officers. See “Adjustment or Recovery of Awards or Payments” below for a more detailed description of this policy.

Include double-trigger change in control provisions in equity awards:

Accelerated vesting of equity awards would only occur following change in control if a Named Executive Officer resigns with good reason or is terminated without cause within 12 months following the change in control.

Have a Policy that prohibits hedging and pledging of Garmin securities

Named Executive Officers are prohibited from engaging in any hedging or pledging transactions involving Garmin securities.

Encourage stock ownership through long-term equity compensation

A significant portion of the compensation paid to Named Executive Officers is in the form of long-term equity incentive awards, which aligns the long-term interests of the Named Executive Officers with the interests of Garmin’s shareholders.

No severance agreements:

We do not have severance agreements with any of our Named Executive Officers that would require us to make cash payments upon termination of their employment.

No cash payments upon change in control:

We do not have any separate change in control agreements that would obligate us to make any cash payments to any Named Executive Officers upon a change of control.

No post-retirement benefit plans. No supplemental executive retirement plans.

We do not have any post-retirement benefit plans that would provide post-retirement benefits to any of our Named Executive Officers. We do not have any supplemental executive retirement plans.

No repricing or backdating of underwater equity awards

We do not reprice or backdate any underwater equity awards.

Set executive compensation to meet specific benchmarks

We do not attempt to set executive compensation to meet specific benchmarks, such as targeting a specific percentile of a compensation component paid by one or more peer groups.

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Engagement with Our Shareholders

Garmin seeks shareholder input on executive compensation matters through an annual advisory vote on executive compensation in accordance with U.S. securities laws. In addition, the maximum prospective aggregate compensation of our Executive Management (which consists of our CEO and CFO) and the maximum prospective aggregate compensation of our Board of Directors are each subject to an annual binding vote in accordance with Swiss law.

Consideration of Last Year’s “Say on Pay” Vote

Garmin provides its shareholders with an annual, advisory “say on pay” vote. At Garmin’s 2018 Annual General Meeting of Shareholders, in an advisory, non-binding vote, over 95% of the shares voted were voted in favor of approval of the compensation of Garmin’s Named Executive Officers. Although this was only an advisory vote and the results were not binding on Garmin or the Compensation Committee, the Compensation Committee reviewed and considered the results. Taking into account the strong support demonstrated by our shareholders, the Committee was encouraged to continue its practices in determining executive compensation. The next vote on the frequency of “say on pay” votes will be held at our Annual General Meeting in 2023.

How We Determine Executive Compensation

Role of the Compensation Committee

Our Compensation Committee is comprised of the four non-executive members of the Board, each of whom is an independent director as defined under the Nasdaq Stock Market Rules. The Compensation Committee oversees the determination of specific compensation for Named Executive Officers and other executives, and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the engagement.

The Compensation Committee discusses and determines the compensation of Dr. Kao and Mr. Pemble without them being present.

Role of Management

Mr. Pemble, our Chief Executive Officer, discusses with the Compensation Committee compensation recommendations for the other Named Executive Officers and other executives. Mr. Pemble attends meetings of the Compensation Committee to discuss executive compensation matters, but he is not a member of the Compensation Committee and does not vote on Compensation Committee matters. Mr. Pemble is not present for certain portions of Compensation Committee meetings, such as when the Compensation Committee discusses his own performance and determines individual compensation.

Role of Compensation Consultant

The Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) in 2017 to assist the Compensation Committee with evaluating and updating, as appropriate, Garmin’s focused comparator group, which takes into account company size, market capitalization, revenue, industry, that Garmin is a culture-driven company, which helps to retain talented executives, and that the Kansas City region is a likely source of future executive talent for Garmin.

The comparator group consists of the following 22 companies:

Adobe Inc.	National Instruments Corporation
Ametek Inc.	NCR Corp.
Amphenol Corporation	NetApp, Inc.
Autodesk, Inc.	Netflix, Inc.
Belden Inc.	Red Hat Inc.
Cerner Corporation	Rockwell Collins Inc.
Citrix Systems, Inc.	Sensata Technologies Holding plc
Esterline Technologies Corp.	Toro Co.
Fitbit, Inc.	Trimble Inc.
FLIR Systems, Inc.	Visteon Corporation
GoPro, Inc.	Zebra Technologies Corporation

The Compensation Committee uses the comparator group’s executive compensation data primarily to assess the overall competitiveness of Garmin’s compensation programs and to obtain information on compensation trends.

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Factors We Consider when Determining Compensation for Individual Executives

In making compensation decisions for individual executives, including Named Executive Officers, the Compensation Committee considers the individual’s performance, scope of responsibilities, past compensation adjustments, mix of fixed compensation (e.g. base salary) versus variable compensation (e.g. long-term incentives), and the level of risk associated with the individual’s total direct compensation package. The Compensation Committee also factors in overall Company performance, internal equity considerations, retention considerations, and the current business environment.

Elements of Compensation

We have two elements of total direct compensation for our executives: base salary and long-term equity compensation. We also provide retirement and benefit programs to our executives.

Current Year’s Performance: Salary and Annual Incentives

Base Salary

We believe that a competitive base compensation program is an important factor in attracting, motivating and retaining talented associates at all levels of the organization. Named Executive Officers are paid a base salary as compensation for the performance of their primary duties and responsibilities.

Because Dr. Kao owns a significant amount of Garmin shares, and, therefore, already has a strong incentive to create shareholder value, he has requested that the Compensation Committee provide him only a relatively modest base salary in consideration for his activities as Executive Chairman and that he not be awarded restricted stock units or any other form of equity compensation.

The following table shows the base salary in U.S. dollars of each of the Named Executive Officers in 2016, 2017 and 2018:

Name	2016		2017	2018
Dr. Kao	$350,000		$350,000	$350,000
Mr. Pemble	$690,000		$750,000	$900,000
Mr. Boessen	$567,000		$579,000	$593,000
Mr. Etkind	$562,000		$579,000	$600,000
Mr. Straub	N/A	*	$475,000	$600,000
Mr. Desbois	N/A	*	$474,000	$500,000
*	Mr. Straub and Mr. Desbois became Named Executive Officers in 2017.

The Compensation Committee based the significant increase in base salary for Mr. Pemble in 2018 on Garmin’s strong overall performance and outlook and his strong individual performance, and its desire to narrow the gap between his base salary and the base salaries of the chief executive officers of companies included in the comparator group of peer companies. The Compensation Committee based the significant increase in base salary for Mr. Straub in 2018 on his expanded responsibilities, his strong individual performance, the strong performance and outlook of the Aviation segment, which he leads, and its desire to narrow the gap between his base salary and the base salaries of his peers at companies included in the comparator group.

Annual Incentive and Bonus Awards

Garmin does not pay material annual cash bonuses. In 2018, Garmin’s Named Executive Officers, including the Executive Chairman and the Chief Executive Officer, each received a U.S. $307 annual holiday cash bonus (or its equivalent in Swiss francs in the case of Mr. Etkind). This is the same annual holiday cash bonus that was paid to other Garmin employees.

Long-Term Performance: Restricted Stock Units

Garmin’s management and Compensation Committee believe that stock ownership is the most important element in achieving the goals of Garmin’s compensation program. Stock ownership aligns the long-term interests of associates with those of shareholders, provides long-term retention incentive, and ties compensation to performance through the creation of shareholder value.

Time-Based Vesting Restricted Stock Units

It is Garmin’s practice to grant stock in the form of full value restricted stock units (each on “RSU”) under the Company’s 2005 Equity Incentive Plan that vest over a three-year period, which provides a long-term retention incentive, aligns the interests of Named Executive Officers and other key employees with those of other shareholders and encourages an appropriate degree of risk-taking that is consistent with long-term growth. Since individual and Company performance are primary drivers in determining the amounts of specific awards of RSUs, we believe that time vesting is an appropriate structure to achieve the objectives described above. The value of RSUs increases over time only if our share price increases, which serves to encourage improved Company performance and long-term value creation, thereby benefitting all of our shareholders. While RSUs are dependent upon share price appreciation for increased value, they also offer downside risk protection because they continue to have value even if the share price declines from the price on the date of grant.

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The following table shows the grant date fair value in U.S. dollars of the RSUs awarded to each of the Named Executive Officers (other than Dr. Kao) in 2016, 2017 and 2018:

Name	2016		2017	2018
Mr. Pemble	$750,044		$900,054	$1,000,065
Mr. Boessen	$200,012		$200,030	$224,946
Mr. Etkind	$209,985		$225,014	$250,062
Mr. Straub	N/A	*	$499,994	$499,941
Mr. Desbois	N/A	*	$249,997	$299,928
*	Mr. Straub and Mr. Desbois became Named Executive Officers in 2017.

Time-Based and Performance-Based Vesting Restricted Stock Units

In each of 2016, 2017 and 2018, the Compensation Committee granted performance-contingent RSU awards under the Company’s 2005 Equity Incentive Plan to certain employees, including Named Executive Officers, whose initial vesting is solely contingent upon the achievement of certain fiscal year revenue and profitability targets established by the Compensation Committee, and thereafter the remaining unvested shares are subject to time based vesting (“PC-RSUs”). At a meeting of the Compensation Committee following the end of the fiscal year (the “Certification Date”) in which the PC-RSU awards were granted, the Compensation Committee determines whether the performance targets for these PC-RSU awards were achieved, and the percentage of the PC-RSU’s that corresponds with the weighting attributed to each performance target that was achieved and will be payable to the grantee as follows: one-third will be payable within 30 days after the Certification Date if the grantee is then still employed by the Garmin entity that employs the grantee; one-third will be payable on the first anniversary of the Certification Date if the grantee is then still employed by the Garmin entity that employs the grantee; and the remaining one-third will then be payable on the second anniversary of the Certification Date if the grantee is then still employed by the Garmin entity that employs the grantee.

The Compensation Committee believes the performance-based element of these annual PC-RSU awards further aligns the interests of Garmin’s Named Executive Officers and other employees who receive PC-RSU awards with the interests of Garmin’s shareholders, and that the time-based element will further the objective of retaining Named Executive Officers and other key employees.

The Compensation Committee also believes that basing the performance-based vesting conditions of the PC-RSU awards on absolute performance targets (i.e. targets based on Garmin’s actual performance) rather than relative performance targets (i.e. targets based on Garmin’s performance as compared to the performance of other companies in a selected comparator group) aligns the interests of Garmin’s Named Executive Officers and other employees who receive PC-RSU awards with the long term interests of Garmin’s shareholders because the value of Garmin’s shares are based more on Garmin’s actual performance than on Garmin’s relative performance compared to other companies in a selected comparator group. In addition, the absolute targets are closely aligned with full-year guidance publicly released by Garmin, meaning that Garmin’s shareholders should benefit as well, when the absolute targets are achieved. This would not necessarily be the case with relative targets because such targets could be achieved even if Garmin’s absolute performance was not as good as expected.

The following table shows the grant date fair value in U.S. dollars of the PC-RSUs awarded to each of the Named Executive Officers (other than Dr. Kao) in 2016, 2017 and 2018:

Name	2016		2017	2018
Mr. Pemble	$649,985		$750,029	$1,000,057
Mr. Boessen	$210,017		$200,018	$299,966
Mr. Etkind	$210,017		$210,026	$324,964
Mr. Straub	N/A	*	$225,038	$599,933
Mr. Desbois	N/A	*	$225,038	$399,955
*	Mr. Straub and Mr. Desbois became Named Executive Officers in 2017.

The Compensation Committee significantly increased the values of the 2018 PC-RSU awards over the values of the 2017 PC-RSU awards for each of the Named Executive Officers: (1) to narrow the gap between the total direct compensation of the Named Executive Officers and their peers at companies included in the comparator group, and (2) as a result of the Compensation Committee’s belief that increasing the amount and percentage of each of the Named Executive Officers’ total direct compensation that is long-term performance-based equity compensation further aligns the interests of the Named Executive Officers with the interests of Garmin’s shareholders.. The higher percentage increases for Messrs. Straub and Desbois relative to the other Named Executive Officers also reflect their expanded scopes of responsibility.

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The performance measures, percentage weighting, performance targets, actual results and status for each of the 2016 PC-RSUs, 2017 PC-RSU’s and 2018 PC-RSU’s are set forth below:

Performance Period	Performance Measures	Weighting	Performance Targets	Reported Results *	Status
	Revenue	40%	$2.83B	$3.02B

• Results were certified by the Compensation Committee in February 2017. Each Performance Measure was achieved.

• The 2016 PC-RSU’s vested fully in three equal annual installments beginning in February 2017.

2016 Fiscal Year	Operating Income	30%	$516M	$624M
	Operating Margin	30%	20%	20.7%
	Revenue	40%	$3.03B	$3.09B

• Results were certified by the Compensation Committee in February 2018. Each Performance Measure was achieved.

• The 2017 PC-RSU’s will vest fully in three equal annual installments beginning in February 2018.

2017 Fiscal Year	Operating Income	30%	$610M	$669M
	Operating Margin	30%	20.5%	21.7%
	Revenue	40%	$3.15B	$3.35B

• Results were certified by the Compensation Committee in February 2019. Each Performance Measure was achieved.

• The 2018 PC-RSU’s will vest fully in three equal annual installments beginning in February 2019.

2018 Fiscal Year	Operating Income	30%	$700M	$778M
	Operating Margin	30%	21.5%	23.3%
*	We adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC Topic 606”) in the first quarter of 2018, effective for Garmin’s fiscal year ending December 29, 2018. ASC Topic 606 replaced existing revenue recognition rules with a comprehensive revenue measurement and recognition standard. The results shown in this column for fiscal years 2016 and 2017 are the results we reported in our Annual Report on Form 10-K for those fiscal years. The results for fiscal years 2016 and 2017 were restated after we adopted ASC Topic 606. The restated results did not impact the 2016 PC-RSUs or the 2017 PC-RSUs. The restated results for fiscal year 2016 were as follows: revenue of $3.05B, operating income of $633M, and operating margin of 20.8%. The restated results for fiscal year 2017 were as follows: revenue of $3.12B, operating income of $684M, and operating margin of 21.9%.

Employee Stock Purchase Plan

Garmin offers a discounted stock purchase plan to employees. This plan allows employees to purchase Garmin shares at a per share price equal to 85% of the lesser of (a) the per share closing price of Garmin’s shares on the last stock trading day of the offering period, and (b) the per share closing price of Garmin’s shares on the first stock trading day of the offering period. Named Executive Officers can participate in this program under the same terms and conditions as all other employees. The plan provides limits on the percentage of salary an employee, including Named Executive Officers, may contribute to the plan and on the total value of Garmin shares that an employee, including Named Executive Officers, may purchase under the plan in any one calendar year.

Benefits; Retirement Contributions

For Garmin’s U.S. employees, Garmin matches employee contributions to Garmin’s Retirement Plan and makes an additional employer contribution to this plan. In 2016, for all U.S. employees, including the Named Executive Officers employed by Garmin in the U.S., (a) for every dollar the employee contributed to the plan up to 10% of the employee’s salary, Garmin contributed 75 cents, and (b) Garmin made an additional contribution equal to 5% of the employee’s salary, whether or not the employee contributed to the plan. For 2018, no salary in excess of U.S. $275,000 was taken into account for either of the foregoing contributions. For 2017, no salary in excess of U.S. $270,000 was taken into account for either of the foregoing contributions. For 2016, no salary in excess of U.S. $265,000 was taken into account for either of the foregoing contributions. Garmin’s Vice President, General Counsel and Corporate Secretary, Mr. Etkind, resides in Switzerland and is employed by Garmin in Switzerland. In each of 2018, 2017 and 2016, Garmin made contributions to Mr. Etkind’s statutory Swiss pension plan account in accordance with Swiss law.

Other Considerations

Executive Ownership; Policies Regarding Hedging and Pledging of Garmin Securities

Garmin does not have formal executive stock ownership guidelines. However, Garmin executives receive a large portion of their total direct compensation in equity awards, and, as set forth in the “Stock Ownership of Certain Beneficial Owners and Management” table on pages 11 through 12 of this Proxy Statement, each of the Named Executive Officers owns a significant number of Garmin shares.

Pursuant to the Garmin Ltd. Anti-Hedging and Anti-Pledging Policy, Garmin prohibits members of the Board of Directors and Named Executive Officers from engaging in transactions pursuant to which they would hedge the economic risk of Garmin stock ownership or pledge Garmin securities as collateral for a loan.

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Adjustment or Recovery of Awards or Payments

In the event of an accounting restatement of Garmin’s financial statements due to misconduct resulting in Garmin’s material noncompliance with financial reporting requirements under securities laws, the Compensation Committee has the discretion to require reimbursement or forfeiture of any performance-based compensation received by any Named Executive Officer or other covered employee during the three-year period preceding the date on which Garmin is required to prepare an accounting restatement. In determining the amount to be recovered, the Compensation Committee may consider, in addition to other factors, the excess of the performance-based compensation paid to the covered employee based on the erroneous data over the performance-based compensation that would have been paid to the covered employee had it been based on the restated results, as determined by the Compensation Committee.

In addition, each of the Named Executive Officers has entered into an agreement with Garmin that include a provision that the Named Executive Officer agrees and consents to forfeiture or required recovery or reimbursement obligations of Garmin with respect to any compensation paid to the Named Executive Officer that is forfeitable or recoverable by Garmin pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) and in accordance with Garmin policies and procedures adopted by the Compensation Committee in order to comply with Dodd-Frank, as the same may be amended from time to time.

Tax and Accounting Considerations

The Compensation Committee reviews projections of the estimated accounting and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and Garmin realizes a tax deduction upon the payment to/realization by the executive.

Section 162(m) of the Code limits the deductibility of certain compensation to $1 million per year for certain executive officers employed at year-end. While the Compensation Committee considers tax and accounting implications as factors when considering executive compensation, they are not the only factors considered. Other important considerations outweigh tax or accounting considerations. In addition, the Compensation Committee reserves the right to establish compensation arrangements that may not be fully tax deductible under applicable tax laws. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for tax years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

While the Compensation Committee considers the deductibility of awards as one factor in considering executive compensation, the Committee also looks at other factors in making its decision, as noted above, and retains the flexibility to grant awards it determines to be consistent with Garmin’s objectives for its executive compensation program even if the award is not deductible by Garmin for tax purposes.

Severance Agreements

Garmin does not have severance agreements with any of its Named Executive Officers.

Change-in-Control Benefits

If a Named Executive Officer’s employment is terminated without cause, or the executive resigns with good reason, within twelve months following a change in control of Garmin, all of the executive’s unvested stock options and stock appreciation rights (SARs), if any, would immediately become exercisable and all of the executive’s unvested RSUs and performance shares would immediately become payable.

If a Named Executive Officer’s employment is terminated without cause, or the executive resigns with good reason, after the Certification Date for PC-RSUs and within twelve months following a change in control of Garmin, all of the executive’s PC-RSUs that were earned pursuant to the performance-based vesting element but not yet vested due to the time-based vesting element would immediately become payable. If the executive’s employment is terminated without cause, or the executive resigns with good reason, prior to the Certification Date and within twelve months after the change in control of Garmin, then all of the executive’s PC-RSUs that would have been earned as of the Certification Date pursuant to the performance-based element but for the termination of employment will become immediately payable.

Such accelerated vesting is the only benefit that would be received by the executives upon a change in control, and such benefit would also be received by all other Garmin employees who own unvested stock options, SARs, RSUs, PC-RSUs or performance shares. This change-in-control protection is designed to provide adequate protection for executives and other Garmin employees who own unvested equity awards so that they may focus their efforts on effective leadership, rather than significant compensation loss, during a time that Garmin is considering or undertaking a change in control, and to provide executives and other Garmin employees who own unvested equity awards with incentives to remain with Garmin during a time that Garmin is considering or undertaking a change in control.

The Compensation Committee reviewed and discussed with management this “Compensation Discussion and Analysis” section of this Proxy Statement. Based upon such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee

Joseph J. Hartnett (Chairman)

Jonathan C. Burrell

Charles W. Peffer

Rebecca R. Tilden

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EXECUTIVE COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

The following table shows 2018, 2017 and 2016 compensation for the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer and the next three highest paid executive officers other than the Executive Chairman, the Chief Executive Officer and the Chief Financial Officer (collectively, the “Named Executive Officers”), except 2016 compensation for Messrs. Straub and Desbois is not included in the table because they became Named Executive Officers for the first time in 2017:

				Stock	SARs/Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name & Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
Min H. Kao	2016	$350,000	$256	$0	$0	$31,499	$381,755
Executive Chairman	2017	$350,000	$256	$0	$0	$31,749	$382,005
	2018	$350,000	$307	$0	$0	$32,382	$382,689
Clifton A. Pemble	2016	$690,000	$256	$1,400,029	$0	$31,604	$2,121,889
President & Chief Executive Officer	2017	$750,000	$256	$1,650,083	$0	$31,854	$2,432,193
	2018	$900,000	$307	$2,000,122	$0	$32,491	$2,932,920
Douglas G. Boessen	2016	$567,000	$256	$410,029	$0	$31,604	$1,008,889
Chief Financial Officer & Treasurer	2017	$579,000	$256	$400,048	$0	$31,854	$1,011,158
	2018	$593,000	$307	$524,912	$0	$32,491	$1,150,710
Andrew R. Etkind	2016	$562,000	$269	$420,002	$0	$358,364	$1,340,635
Vice President, General	2017	$579,000	$269	$435,040	$0	$392,397	$1,406,706
Counsel & Secretary	2018	$600,000	$2,324	$575,026	$0	$390,797	$1,568,147
Philip I. Straub	2017	$475,000	$256	$725,032	$0	$27,337	$1,227,625
Executive Vice President,	2018	$600,000	$3,846	$1,099,874	$0	$27,991	$1,731,711
Managing Director-Aviation
Patrick G. Desbois	2017	$474,000	$256	$475,035	$0	$27,336	$976,627
Executive Vice President, Operations	2018	$500,000	$307	$699,883	$0	$32,491	$1,232,681
(1)	Annual discretionary cash incentive awards based on financial and non-financial factors considered by the Compensation Committee, as discussed in the Compensation Discussion and Analysis section. In 2018, Garmin’s Named Executive Officers, including the Executive Chairman and the Chief Executive Officer, each received a $307 annual holiday cash bonus. In addition, Mr. Etkind received an additional cash bonus equal to $2,017 in recognition of his 20th anniversary with Garmin, and Mr. Straub received an additional cash bonus of $3,539 in recognition of his 25th anniversary with Garmin.
(2)	This column shows the grant date fair value with respect to the PC-RSUs and RSUs granted in 2016, 2017 and 2018. See the Grants of Plan-Based Awards table for information on awards made in 2018.
(3)	This column shows the grant date fair value with respect to the SARs and stock options granted in 2016, 2017 and 2018. There were no SARs or stock options granted in 2018.
(4)	All Other Compensation for each of the Named Executives for 2016, 2017 and 2018 includes amounts contributed by the Company (in the form of profit sharing and matching contributions) to the trust and in the Named Executive Officers’ benefit under the Company’s qualified 401(k) plan. With respect to 2018, for each Named Executive Officer except Mr. Etkind, $13,750 was contributed as a profit sharing contribution under the qualified 401(k) plan; Dr. Kao, Mr. Pemble, Mr. Boessen and Mr. Desbois received $18,375 in company matching contributions related to the qualified 401(k) plan; and Mr. Straub received received $13,875 in company matching contributions related to the qualified 401(k) plan. Mr. Etkind’s All Other Compensation in 2018 includes $273,112 cost of living adjustment, $49,011 Swiss pension plan contribution, $17,051 automobile allowance, and $51,623 tax equalization payment. All Other Compensation for 2016, 2017 and 2018 includes for all Named Executives except Mr. Etkind premiums on life insurance.

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GRANTS OF PLAN BASED AWARDS

The following table provides information for each of the Named Executive Officers regarding 2018 grants of RSUs and PC-RSUs:

		Estimated Future Payouts			Estimated Future Payouts			All Other	All Other
		Under Non-Equity Incentive			Under Equity Incentive Plan			Stock	Option	Exercise
		Plan Awards			Awards(1)			Awards:	Awards:	or Base	Closing	Grant Date
								Number of	Number of	Price of	Market	Fair Value
								Shares of	Securities	Option	Price on	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Awards	Grant	and Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	Units (#)(2)	Options (#)	($/Sh)	Date	Awards(3)
Min H. Kao

Clifton A.	12/15/2018							16,365			$61.11	$1,000,065
Pemble	2/25/2018				5,329	17,763	17,763				$56.30	$1,000,057
Douglas G.	12/15/2018							3,681			$61.11	$224,946
Boessen	2/25/2018				1,598	5,328	5,328				$56.30	$299,966
Andrew R.	12/15/2018							4,092			$61.11	$250,062
Etkind	2/25/2018				1,732	5,772	5,772				$56.30	$324,964
Philip	12/15/2018							8,181			$61.11	$499,941
Straub	2/25/2018				3,197	10,656	10,656				$56.30	$599,933
Patrick	12/15/2018							4,908			$61.11	$299,928
Desbois	2/25/2018				2,131	7,104	7,104				$56.30	$399,955
(1)	Awards made in the form of time-based and performance-based restricted stock units (PC-RSUs) on February 25, 2018.
(2)	Awards made in the form of restricted stock units (RSUs) on December 15, 2018.
(3)	This column represents the grant date fair value of PC-RSUs and RSUs. For PC-RSUs, that amount assumes all performance conditions will be met and is calculated by multiplying the closing price of Garmin shares on The Nasdaq Stock Market on the date of grant discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the RSUs, then multiplied by the number of shares to be awarded. For RSUs, that amount is calculated by multiplying the closing price of Garmin shares on The Nasdaq Stock Market on the date of grant discounted in accordance with accounting requirements to reflect that dividend equivalents are not paid on the RSUs, then multiplied by the number of shares to be awarded. For additional information on the valuation assumptions with respect to the 2018 grants, refer to Note 9 of Garmin’s financial statements in the Form 10-K for the fiscal year ended December 29, 2018, as filed with the SEC.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information for each of the Named Executive Officers regarding outstanding equity awards held by them as of December 29, 2018:

	Option Awards						Stock Awards
									Equity
									Incentive
							Number		Plan
				Equity			of		Awards:
				Incentive			Shares		Number of		Equity Incentive
				Plan Awards:			or Units	Market	Unearned		Plan Awards:
	Number of		Number of	Number of			of Stock	Value of	Shares,		Market or Payout
	Securities		Securities	Securities			That	Shares or	Units or		Value of Unearned
	Underlying		Underlying	Underlying	Option	Option	Have	Units of	Other Rights		Shares, Units or
	Unexercised		Unexercised	Unexercised	/ SAR	/ SAR	Not	Stock That	That Have		Other Rights That
	Options (#)		Options (#)	Unearned	Exercise	Expiration	Vested	Have Not	Not Vested		Have Not Vested
Name	Exercisable		Unexercisable	Options (#)	Price ($)	Date	(#)	Vested ($)	(#)		($)(4)
Min H. Kao	-		-	-	-	-	-	-	-		-
Clifton A.	27,532	(1)	6,883	-	$52.44	12/15/24	-	-	5,490	(2)	$344,882
Pemble	38,492	(1)	-	-	$49.07	12/10/23	-	-	11,024	(2)	$692,528
	-		-	-	-	-	-	-	16,365	(2)	$1,028,049
	-		-	-	-	-	-	-	5,967	(3)	$374,847
	-		-	-	-	-	-	-	10,192	(3)	$640,261
	-		-	-	-	-	-	-	17,763	(3)	$1,115,872
Douglas G.	10,144	(1)	2,536	-	$52.44	12/15/24	-	-	1,464	(2)	$91,968
Boessen	-		-	-	-	-	-	-	2,450	(2)	$153,909
	-		-	-	-	-	-	-	3,681	(2)	$231,240
	-		-	-	-	-	-	-	1,927	(3)	$121,054
	-		-	-	-	-	-	-	2,718	(3)	$170,745
	-		-	-	-	-	-	-	5,328	(3)	$334,705
Andrew R.	-		-	-	-	-	-	-	1,537	(2)	$96,554
Etkind	-		-	-	-	-	-	-	2,756	(2)	$173,132
	-		-	-	-	-	-	-	4,092	(2)	$257,059
	-		-	-	-	-	-	-	1,927	(3)	$121,054
	-		-	-	-	-	-	-	2,854	(3)	$179,288
	-		-	-	-	-	-	-	5,772	(3)	$362,597
Philip I.	-		-	-	-	-	-	-	1,647	(2)	$103,465
Straub	-		-	-	-	-	-	-	6,124	(2)	$384,710
	-		-	-	-	-	-	-	8,181	(2)	$513,930
	-		-	-	-	-	-	-	2,064	(3)	$129,660
	-		-	-	-	-	-	-	3,058	(3)	$192,104
	-		-	-	-	-	-	-	10,656	(3)	$669,410
Patrick G.	-		-	-	-	-	-	-	1,647	(2)	$103,465
Desbois	-		-	-	-	-	-	-	3,062	(2)	$192,355
	-		-	-	-	-	-	-	4,908	(2)	$308,321
	-		-	-	-	-	-	-	2,064	(3)	$129,660
	-		-	-	-	-	-	-	3,058	(3)	$192,104
	-		-	-	-	-	-	-	7,104	(3)	$446,273
(1)	Represents stock appreciation rights.
(2)	Represents restricted stock units.
(3)	Represents time-based and performance-based vesting restricted stock units.
(4)	Determined by multiplying the number of unearned shares by $62.82, which was the closing price of Garmin shares on The Nasdaq Stock Market on December 28, 2018.

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OPTIONS EXERCISED AND STOCK VESTED

The following table provides stock awards vested in 2018 as well as information for each of the Named Executive Officers regarding stock options or SARs exercised in 2018:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized on
	Acquired on Exercise	on Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)
Min H. Kao	0	$0	0	$0
Clifton A. Pemble	45,260	$1,078,998	28,502	$1,803,629
Douglas G. Boessen	0	$0	8,055	$508,963
Andrew R. Etkind	20,000	$188,400	8,349	$527,788
Philip I. Straub	0	$0	10,533	$668,895
Patrick G. Desbois	0	$0	9,002	$569,165

POTENTIAL POST-EMPLOYMENT PAYMENTS

None of the Named Executive Officers has a severance agreement with Garmin. In the event that (a) a Named Executive Officer dies or becomes disabled, or (b) a Named Executive Officer’s employment is terminated without cause, or a Named Executive Officer resigns with good reason, within twelve months following a change of control of Garmin, all of the Named Executive Officer’s unvested stock options and stock appreciation rights would immediately become exercisable and all of the Named Executive Officer’s unvested RSUs and performance shares would immediately become payable. Such accelerated vesting is the only benefit that would be received by a Named Executive Officer upon a change in control and such benefit would also be received by all other employees of Garmin or its subsidiaries who own unvested stock options, stock appreciation rights, restricted stock units or performance shares.

If a Named Executive Officer’s employment is terminated without cause, or the executive resigns with good reason, after the Certification Date for PC-RSUs and within twelve months following a change in control of Garmin, all of the executive’s PC-RSUs that were earned pursuant to the performance-based vesting element but not yet vested due to the time-based vesting element would immediately become payable. If the executive’s employment is terminated without cause, or the executive resigns with good reason, prior to the Certification Date and within twelve months after the change in control of Garmin, then all of the executive’s PC-RSUs that would have been earned as of the Certification Date pursuant to the performance-based element but for the termination of employment will become immediately payable.

Estimated Current Value of Potential Post-Employment Benefits(1)

						Involuntary
						Termination within
						12 months of
Name	Voluntary	For Cause	Death	Disability	Without Cause	Change in Control
Min H. Kao	$-	$-	$-	$-	$-	$-
Clifton A. Pemble	$-	$-	$4,267,884	$4,267,884	$-	$4,267,884
Douglas G. Boessen	$-	$-	$1,129,945	$1,129,945	$-	$1,129,945
Andrew R. Etkind	$-	$-	$1,189,685	$1,189,685	$-	$1,189,685
Philip I. Straub	$-	$-	$1,993,279	$1,993,279	$-	$1,993,279
Patrick G. Desbois	$-	$-	$1,372,177	$1,372,177	$-	$1,372,177
(1)	Value of unvested SARs and RSU and PC-RSU awards, based on $62.82 per share, the closing price of the Company’s shares on The Nasdaq Stock Market on December 28, 2018.

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Pay Ratio Disclosure Rule

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees (on a worldwide basis) and the annual total compensation of our CEO, Mr. Pemble.

For 2018, our last completed fiscal year, the respective annual total compensation for our median employee and for Mr. Pemble, and the ratio of Mr. Pemble’s annual total compensation to the median employee’s annual total compensation, are set forth below:

Median employee annual total compensation: $38,134.

Mr. Pemble (CEO) annual total compensation: $2,932,920, as reported in the Summary Compensation Table included in this Proxy Statement.

Based on this information, for 2018 the ratio of annual total compensation of our CEO to the median of the annual total compensation of all employees was 77:1.

To identify the median of the annual total compensation of all of our employees, we prepared a listing of all employees as of October 1, 2017. We selected that date to allow sufficient time to identify the median employee given the global scope of our operations. Gross earnings for 2017, as reported to applicable tax authorities, for example, the Internal Revenue Service for our U.S. employees, were then calculated for each of those employees, other than our CEO. Gross earnings for 2017 were annualized for those employees who were hired between January 1, 2017 and October 1, 2017 and for those whose employment terminated between October 2, 2017 and December 31, 2017. Gross earnings paid in currencies other than U.S. dollars were converted to U.S. Dollars using the average 2017 currency exchange rate for each applicable currency. The median employee was then selected from the annualized list.

There were no changes in our employee population or employee compensation practices since the median employee was selected in 2017 that we believe would significantly impact our pay ratio disclosure. Therefore, as permitted under Item 402(u) of Regulation S-K, we are using the same median employee for 2018 that we used for 2017.

The median employee’s total annual compensation for 2018 was calculated using the same methodology we used to calculate total annual compensation for our CEO and other Named Executive Officers, as set forth in the Summary Compensation Table on page 46 of this Proxy Statement. We then compared the median employee’s total annual compensation for 2018 to our CEO’s total annual compensation for 2018 to calculate the pay ratio set forth above. We did not make any cost-of-living adjustments in identifying the “median employee.”

Our median employee on a worldwide basis is located in the United Kingdom. For informational purposes, our median U.S. - based employee’s total annual compensation for 2018 was $87,704, and the ratio of our CEO’s total annual compensation for 2018 to our median U.S. based employee’s total annual compensation for 2018 was 33:1.

SHAREHOLDER PROPOSALS

To be properly brought before the Annual Meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a shareholder, and the proposal must be a proper subject for shareholder action under Swiss law.

If a holder of Garmin shares wishes to present a proposal for inclusion in Garmin’s Proxy Statement for next year’s annual general meeting of shareholders, such proposal must be received by Garmin on or before December 24, 2019. Such proposal must be made in accordance with Rule 14a-8 promulgated by the SEC and the interpretations thereof. Any such proposal should be sent to the Corporate Secretary, Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland.

Under Swiss law, a shareholder of record can request in writing for an item to be put on the agenda for an annual general meeting, provided that we receive such requests by the date that is 90 calendar days in advance of the anniversary of the date that we filed our proxy statement for the previous year’s annual general meeting with the SEC. In order for a shareholder proposal that is not included in Garmin’s Proxy Statement for the 2020 annual general meeting to be properly brought before the meeting, such proposal must be delivered to the Corporate Secretary and received at Garmin’s executive offices in Schaffhausen, Switzerland no later than January 23, 2020, and specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, and must also comply with the procedures outlined in this Proxy Statement under the heading “Nominating and Corporate Governance Committee.” The determination that any such proposal has been properly brought before such meeting is made by the director presiding over such meeting.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Garmin’s directors, executive officers and certain other officers, and persons, legal or natural, who own more than 10 percent of Garmin’s shares (collectively “Reporting Persons”), to file reports of their ownership of such shares, and the changes therein, with the SEC and Garmin (the “Section 16 Reports”). Based solely on a review of the Section 16 reports for 2018 and any amendments thereto furnished to Garmin, all Section 16 Reports for fiscal year 2018 were timely filed by the Reporting Persons except for a Form 5 that was filed by Jonathan Burrell, a member of our Board of Directors, on August 6, 2018 to report a gift of 10,000 Garmin shares that occurred on December 15, 2017, and Forms 4 that were filed by each of Joseph Hartnett and Charles Peffer, members or our Board of Directors, and Donald Eller, a former member of our Board of Directors, on June 11, 2018 to report that 250 Garmin shares were withheld for tax purposes for each of them from the shares that were released to them on June 5, 2018 upon vesting of previously granted restricted stock unit awards.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS

Pursuant to the rules of the SEC, services that deliver Garmin’s communications to shareholders that hold their shares through a bank, broker or other nominee holder of record may deliver to multiple shareholders sharing the same address a single copy of Garmin’s Annual Report and Proxy Statement. Garmin will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any shareholder at a shared address to which a single copy of the documents was delivered. Written requests should be made to Garmin Ltd., c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, Attention: Investor Relations Manager, and oral requests may be made by calling Investor Relations at +1 (913) 397-8200. Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker or other nominee holder of record.

OTHER MATTERS

The Board knows of no matters that are expected to be presented for consideration at the Annual Meeting other than the proposals listed in this Proxy Statement.

Garmin will furnish without charge upon written request a copy of Garmin’s Annual Report on Form 10-K. The Annual Report on Form 10-K includes a list of all exhibits thereto. Garmin will furnish copies of such exhibits upon written request therefore and payment of Garmin’s reasonable expenses in furnishing such exhibits. Each such request must set forth a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Garmin shares entitled to vote at the Annual Meeting. Such written request should be directed to the Corporate Secretary, Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The Annual Report on Form 10-K is available at www.garmin.com and is also available through the SEC’s Internet site at www.sec.gov. See the Invitation to the Annual General Meeting included at the beginning of this Proxy Statement for information on the physical inspection and delivery without charge of the 2018 Annual Report on Form 10-K of Garmin containing the consolidated financial statements of Garmin for the fiscal year ended December 29, 2018 and the statutory financial statements of Garmin for the fiscal year ended December 29, 2018 as well as the respective Auditor’s Reports and the Swiss Compensation Report for Fiscal Year 2018.

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Annex 1	Amended and Restated Employee Stock Purchase Plan

GARMIN LTD.

EMPLOYEE STOCK PURCHASE PLAN

as Amended and Restated on ~~October 21, 2016~~ June 7, 2019

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GARMIN LTD.

EMPLOYEE STOCK PURCHASE PLAN

(as Amended and Restated on ~~October 21, 2016~~ June 7, 2019)

I.	Purpose and Effective Date

1.1	The purpose of the Garmin Ltd. Employee Stock Purchase Plan is to provide an opportunity for eligible employees to acquire a proprietary interest in Garmin Ltd. through accumulated payroll deductions. It is the intent of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall be construed to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.
1.2	The Plan was initially approved by the board of directors of Garmin Ltd., a company incorporated in the Cayman Islands (“Garmin Cayman”), on October 20, 2000 and approved by Garmin Cayman’s stockholders on October 24, 2000. The Plan was amended and restated as of January 1, 2010 and again as of June 27, 2010 following the re-domestication transaction on June 27, 2010 pursuant to which the shares of Garmin Cayman were exchanged for shares of the Company and the Company became the public holding company of Garmin Cayman and its subsidiaries. The Plan was amended and restated again on June 5, 2015 and on October 21, 2016. No option shall be granted under the Plan after the date as of which the Plan is terminated by the Board in accordance with Section 11.7 of the Plan.

II.	Definitions
The following words and phrases, when used in this Plan, unless their context clearly indicates otherwise, shall have the following respective meanings:
2.1	“Account” means a recordkeeping account maintained for a Participant to which payroll deductions are credited in accordance with Article VIII of the Plan.
2.2	“Administrator” means the persons or committee appointed under Section 3.1 to administer the Plan.
2.3	“Article” means an Article of this Plan.
2.4	“Accumulation Period” means, as to the Company or a Participating Subsidiary, a period of six months commencing with the first regular payroll period commencing on or after each successive January 1 and ending on each successive June 30 and a period of six months commencing with the first regular payroll period commencing on or after each successive July 1 and ending on each successive December 31. The Committee may modify (including increasing or decreasing the length of time covered) or suspend Accumulation Periods at any time and from time to time.
2.5	“Base Earnings” means base salary and wages payable by the Company or a Participating Subsidiary to an Eligible Employee, prior to pre-tax deductions for contributions to qualified or non-qualified (under the Code) benefit plans or arrangements, and excluding bonuses, incentives and overtime pay but including commissions.
2.6	“Board” means the Board of Directors of the Company.
2.7	“Code” means the Internal Revenue Code of 1986, as amended.
2.8	“Company” means Garmin Ltd., a Swiss corporation.
2.9	“Cut-Off Date” means the date established by the Administrator from time to time by which enrollment forms must be received with respect to an Accumulation Period.
2.10	“Eligible Employee” means an Employee, including an employee on an Authorized Leave of Absence (as defined in Section 10.3), eligible to participate in the Plan in accordance with Article V.
2.11	“Employee” means an individual who performs services for the Company or a Participating Subsidiary pursuant to an employment relationship described in Treasury Regulations Section 31.3401(c)-1 or any successor provision, or an individual who would be performing such services but for such individual’s Authorized Leave of Absence (as defined in Section 10.3).
2.12	“Enrollment Date” means the first Trading Day of an Accumulation Period beginning on or after January 1, 2000.
2.13	“Exchange Act” means the Securities Exchange Act of 1934.
2.14	“Fair Market Value” means, as of any applicable date:
(a) If the security is listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market (formerly the Nasdaq National Market), the closing price, regular way, of the security on such exchange, or if no such reported sale of the security shall have occurred on such date, on the latest preceding date on which there was such a reported sale, in all cases, as reported in The Wall Street Journal or such other source as the Board deems reliable.
(b) If the security is listed or traded on the Nasdaq Capital Market (formerly the Nasdaq SmallCap Market), the mean between the bid and asked prices for the security on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the security on the date of determination, then the Fair Market Value shall be the mean between the bid and asked prices for the security on the last preceding date for which such quotation exists.
(c) In the absence of such markets for the security, the value determined by the Board in good faith.
2.15	“Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Article VI. A Participant shall remain a Participant until the applicable date set forth in Article X.
2.16	“Participating Subsidiary” means a Subsidiary incorporated under the laws of any state in the United States, a territory of the United States, Puerto Rico, or the District of Columbia, or such foreign Subsidiary approved under Section 3.3, which has adopted the Plan as a Participating Subsidiary by action of its board of directors and which has been designated by the Board in accordance with Section 3.3 as covered by the Plan, subject to the requirements of Section 423 of the Code except as noted in Section 3.3.
2.17	“Plan” means the Garmin Ltd. Employee Stock Purchase Plan, as amended and restated on ~~October 21, 2016~~ June 7, 2019 as set forth herein and as from time to time amended.

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2.18	“Purchase Date” means the specific Trading Day during an Accumulation Period on which Shares are purchased under the Plan in accordance with Article IX. For each Accumulation Period, the Purchase Date shall be the last Trading Day occurring in such Accumulation Period. The Administrator may, in its discretion, designate a different Purchase Date with respect to any Accumulation Period.
2.19	“Qualified Military Leave” means an absence due to service in the uniformed services of the United States (as defined in Chapter 43 of Title 38 of the United States Code) by an individual employee of the Company or a Participating Subsidiary, provided the individual’s rights to reemployment under the Uniformed Services Employment and Reemployment Rights Act of 1994 have not expired or terminated.
2.20	“Section” means a section of this Plan, unless indicated otherwise.
2.21	“Securities Act” means the Securities Act of 1933, as amended.
2.22	“Share” means a share, CHF 0.10 par value, of Garmin Ltd.
2.23	“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, as of the applicable Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
2.24	“Trading Day” means a day the national exchange on which the Shares are listed for trading or, if not so listed, a day the New York Stock Exchange is open for trading.

III.	Administration

3.1	Subject to Section 11.7, the Plan shall be administered by the Board, or committee (“Committee”) appointed by the Board. The Committee shall consist of at least one Board member, but may additionally consist of individuals who are not members of the Board. The Committee shall serve at the pleasure of the Board. If the Board does not so appoint a Committee, the Board shall administer the Plan. Any references herein to “Administrator” are, except as the context requires otherwise, references to the Board or the Committee, as applicable.
3.2	If appointed under Section 3.1, the Committee may select one of its members as chairman and may appoint a secretary. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable; provided, however, that all determinations of the Committee shall be made by a majority of its members.
3.3	The Administrator shall have the power, in addition to the powers set forth elsewhere in the Plan, and subject to and within the limits of the express provisions of the Plan, to construe and interpret the Plan and options granted under it; to establish, amend and revoke rules and regulations for administration of the Plan; to determine all questions of policy and expediency that may arise in the administration of the Plan; to allocate and delegate such of its powers as it deems desirable to facilitate the administration and operation of the Plan; and, generally, to exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of the Company. The Administrator’s determinations as to the interpretation and operation of this Plan shall be final and conclusive.
The Board may designate from time to time which Subsidiaries of the Company shall be Participating Subsidiaries. Without amending the Plan, the Board may adopt special or different rules for the operation of the Plan which allow employees of any foreign Subsidiary to participate in the purposes of the Plan. In furtherance of such purposes, the Board may approve such modifications, procedures, rules or sub-plans as it deems necessary or desirable, including those deemed necessary or desirable to comply with any foreign laws or to realize tax benefits under foreign law. Any such different or special rules for employees of any foreign Subsidiary shall not be subject to Code Section 423 and for purposes of the Code shall be treated as separate and apart from the balance of the Plan.
3.4	This Article III relating to the administration of the Plan may be amended by the Board from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States, or to obtain any exemption under such laws.

IV.	Number of Shares

4.1	~~Six million (6,000,000)~~ Eight million (8,000,000) Shares are reserved for sales and authorized for issuance pursuant to the Plan. Shares sold under the Plan may be newly-issued Shares, outstanding Shares reacquired in private transactions or open market purchases, or any combination of the foregoing. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Plan.
4.2	In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the capital structure of the Company, the Board shall make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the Shares available for purchase under the Plan. In the event that, at a time when options are outstanding hereunder, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each option to purchase Shares shall terminate, but the Participant holding such option shall have the right to exercise his or her option prior to such termination of the option upon the dissolution or liquidation. The Company reserves the right to reduce the number of Shares which Employees may purchase pursuant to their enrollment in the Plan.

V.	Eligibility Requirements

5.1	Except as provided in Section 5.2, each individual who is an Eligible Employee of the Company or a Participating Subsidiary on the applicable Cut-Off Date shall become eligible to participate in the Plan in accordance with Article VI as of the first Enrollment Date following the date the individual becomes an Employee of the Company or a Participating Subsidiary, provided that the individual remains an Eligible Employee on the first day of the Accumulation Period associated with such Enrollment Date. Participation in the Plan is entirely voluntary.

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5.2	Employees meeting any of the following restrictions are not eligible to participate in the Plan:
	(a)	Employees who, immediately upon enrollment in the Plan or upon grant of an Option would own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Code Section 424(d) shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee);
	(b)	Employees (other than individuals on Authorized Leave of Absence (as defined in Section 10.3)) who are customarily employed by the Company or a Participating Subsidiary for not more than 20 hours per week; or
	(c)	Employees (other than individuals on Authorized Leave of Absence (as defined in Section 10.3)) who are customarily employed by the Company or a Participating Subsidiary for not more than five (5) months in any calendar year.
5.3	The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

VI.	Enrollment

6.1	Eligible Employees will be automatically enrolled in the Plan on the first day of each Accumulation Period. Any Eligible Employee may consent to enrollment in the Plan for an Accumulation Period by completing and signing an enrollment form (which authorizes payroll deductions during such Accumulation Period in accordance with Section 8.1) and submitting such enrollment form to the Company or the Participating Subsidiary on or before the Cut-Off Date specified by the Administrator. Payroll deductions pursuant to the enrollment form shall be effective as of the first payroll period with a pay day after the Enrollment Date for the Accumulation Period to which the enrollment form relates, and shall continue in effect until the earliest of:
	(a)	the end of the last payroll period with a payday in the Accumulation Period;
	(b)	the date during the Accumulation Period as of which the Employee elects to cease his or her enrollment in accordance with Section 8.3; and
	(c)	the date during the Accumulation Period as of which the Employee withdraws from the Plan or has a termination of employment in accordance with Article X.

VII.	Grant of Options on Enrollment

7.1	The automatic enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant as of such Enrollment Date by the Company to such Participant of an option to purchase Shares from the Company pursuant to the Plan.
7.2	An option granted to a Participant pursuant to this Plan shall expire, if not terminated earlier for any reason, on the earliest to occur of: (a) the end of the Purchase Date with respect to the Accumulation Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Article IX; or (c) the date on which participation of such Participant in the Plan terminates for any reason.
7.3	As of each Enrollment Date, each Participant shall automatically be granted an option to purchase a maximum number of Shares, subject to the terms of the Plan, equal to the quotient of $25,000 divided by the Fair Market Value of a Share on the Enrollment Date.
7.4	Notwithstanding any other provision of this Plan, no Employee may be granted an option which permits his or her rights to purchase Shares under the Plan and any other Code Section 423 employee stock purchase plan of the Company or any of its Subsidiaries or parent companies to accrue (when the option first becomes exercisable) at a rate which exceeds $25,000 of Fair Market Value of such Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of administering this accrual limitation, the Administrator shall limit purchases under the Plan as follows:
(a) The number of Shares that may be purchasable by an Employee during his or her first Accumulation Period during a calendar year may not exceed a number of Shares determined by dividing $25,000 by the Fair Market Value of a Share on the Enrollment Date for that Accumulation Period.
(b) The number of Shares that may be purchasable by an Employee during any subsequent Accumulation Period during the same calendar year (if any) shall not exceed the number of Shares determined by performing the calculation below:
(i) First, the number of Shares purchased by the Employee during any previous Accumulation Period during the same calendar year shall be multiplied by the Fair Market Value of a Share on the Enrollment Date of such previous Accumulation Period.
(ii) Second, the amount determined under (i) above shall be subtracted from $25,000.
(iii) Third, the amount determined under (ii) above shall be divided by the Fair Market Value of a Share on the Enrollment Date for such subsequent Accumulation Period (for which the maximum number of Shares purchasable is being determined by this calculation) occurs. The quotient thus obtained shall be the maximum number of Shares that may be purchased by any Employee for such subsequent Accumulation Period.

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VIII.	Payroll Deductions

8.1	An Employee who files an enrollment form pursuant to Article VI shall elect and authorize in such form to have deductions made from his or her pay on each payday he or she receives a paycheck during the Accumulation Period to which the enrollment form relates, and he or she shall designate in such form the percentage (in whole percentages) of Base Earnings to be deducted each payday during such Accumulation Period. The minimum an Employee may elect and authorize to have deducted is 1% of his or her Base Earnings paid per pay period in such Accumulation Period, and the maximum is 10% of his or her Base Earnings paid per pay period in such Accumulation Period (or such larger or smaller percentage as the Administrator may designate from time to time).
8.2	Except as provided in the last paragraph of Section 6.1, deductions from a Participant’s Base Earnings shall commence upon the first payday on or after the commencement of the Accumulation Period, and shall continue until the date on which such authorization ceases to be effective in accordance with Article VI. The amount of each deduction made for a Participant shall be credited to the Participant’s Account. All payroll deductions received or held by the Company or a Participating Subsidiary may be, but are not required to be, used by the Company or Participating Subsidiary for any corporate purpose, and the Company or Participating Subsidiary shall not be obligated to segregate such payroll deductions, but may do so at the discretion of the Board.
8.3	As of the last day of any month during an Accumulation Period, a Participant may elect to cease (but not to increase or decrease) payroll deductions made on his or her behalf for the remainder of such Accumulation Period by filing the applicable election with the Company or Participating Subsidiary in such form and manner and at such time as may be permitted by the Administrator. A Participant who has ceased payroll deductions may have the amount which was credited to his or her Account prior to such cessation applied to the purchase of Shares as of the Purchase Date, in accordance with Section 9.1, and receive the balance of the Account with respect to which the enrollment is ceased, if any, in cash. A Participant who has ceased payroll deductions may also voluntarily withdraw from the Plan pursuant to Section 10.1. Any Participant who ceases payroll deductions for an Accumulation Period may re-enroll in the Plan on the next subsequent Enrollment Date following the cessation in accordance with the provisions of Article VI. A Participant who ceases to be employed by the Company or any Participating Subsidiary will cease to be a Participant in accordance with Section 10.2.
8.4	A Participant may not make any separate or additional contributions to his Account under the Plan. Neither the Company nor any Participating Subsidiary shall make separate or additional contributions to any Participant’s Account under the Plan.

IX.	Purchase of Shares

9.1	Subject to Section 9.2, any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the purchase of the number of whole Shares which the funds accumulated in his or her Account as of the Purchase Date will purchase at the applicable purchase price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 7.3). No Shares will be purchased on behalf of any Participant who fails to file an enrollment form authorizing payroll deductions for an Accumulation Period.
9.2	A Participant who holds an outstanding option as of a Purchase Date shall not be deemed to have exercised such option if the Participant elected not to exercise the option by withdrawing from the Plan in accordance with Section 10.1.
9.3	If, after a Participant’s exercise of an option under Section 9.1, an amount remains credited to the Participant’s Account as of a Purchase Date, then the remaining amount shall be distributed to the Participant in cash as soon as administratively practical after such Purchase Date.
9.4	Except as otherwise set forth in this Section 9.4, the purchase price for each Share purchased under any option shall be 85% of the lower of:
(a) the Fair Market Value of a Share on the Enrollment Date on which such option is granted; or
(b) the Fair Market Value of a Share on the Purchase Date, but - in the case of newly issued Shares - not lower than the par value of a Share.
Notwithstanding the above, the Board may establish a different purchase price for each Share purchased under any option provided that such purchase price is determined at least thirty (30) days prior to the Accumulation Period for which it is applicable and provided that such purchase price may not be less than (i) the purchase price set forth above and (ii) – in the case of newly issued Shares - than the par value per Share.
9.5	If Shares are purchased by a Participant pursuant to Section 9.1, then such Shares shall be held in non-certificated form at a bank or other appropriate institution selected by the Administrator until the earlier of the Participant’s termination of employment or the time a Participant requests delivery of certificates representing such shares, which would only be possible if the Board resolved that share certificates shall be issued. If any law governing corporate or securities matters, or any applicable regulation of the Securities and Exchange Commission or other body having jurisdiction with respect to such matters, shall require that the Company or the Participant take any action in connection with the Shares being purchased under the option, delivery of such Shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay.
Shares transferred pursuant to this Section 9.5 shall be registered in the name of the Participant or, if the Participant so elects, in the names of the Participant and one or more such other persons as may be designated by the Participant in joint tenancy with rights of survivorship or in tenancy by the entireties or as spousal community property, or in such forms of trust as may be approved by the Administrator, to the extent permitted by law.
9.6	In the case of Participants employed by a Participating Subsidiary, the Board may provide for Shares to be sold through the Subsidiary to such Participants, to the extent consistent with and governed by Section 423 of the Code.
9.7	If the total number of Shares for which an option is exercised on any Purchase Date in accordance with this Article IX, when aggregated with all Shares previously granted under this Plan, exceeds the maximum number of Shares reserved in Section 4.1, the Administrator shall make a pro rata allocation of the Shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of the cash amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as administratively practical.

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9.8	If a Participant or former Participant sells, transfers, or otherwise makes a disposition of Shares purchased pursuant to an option granted under the Plan within two years after the date such option is granted or within one year after the Purchase Date to which such option relates, or if the Participant or former Participant otherwise has a taxable event relating to Shares purchased under the Plan, and if such Participant or former Participant is subject to U.S. federal income tax, then such Participant or former Participant shall notify the Company or Participating Subsidiary in writing of any such sale, transfer or other disposition within 10 days of the consummation of such sale, transfer or other disposition, and shall remit to the Company or Participating Subsidiary or authorize the Company or Participating Subsidiary to withhold from other sources such amount as the Company may determine to be necessary to satisfy any federal, state or local tax withholding obligations of the Company or Participating Subsidiary. A Participant must reply to a written request, within 10 days of the receipt of such written request, from the Company, Participating Subsidiary, or Administrator regarding whether such a sale, transfer or other disposition has occurred.
The Administrator may from time to time establish rules and procedures (including but not limited to postponing delivery of Shares until the earlier of the expiration of the two-year or one-year period or the disposition of such Shares by the Participant) to cause the withholding requirements to be satisfied.

X.	Withdrawal From the Plan; Termination of Employment; Leave of Absence; Death

10.1	Withdrawal from the Plan. Effective as of the last day of any calendar quarter during an Accumulation Period, a Participant may withdraw from the Plan in full (but not in part) by delivering a notice of withdrawal to the Company (in a manner prescribed by the Administrator) at least ten business days prior to the end of such calendar quarter (but in no event later than the June 1 or December 1 immediately preceding the Purchase Date for the Plan’s two Accumulation Periods, respectively). Upon such withdrawal from participation in the Plan, all funds then accumulated in the Participant’s Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively practical after the end of such calendar quarter, and the Participant’s payroll deductions shall cease as of the end of such calendar quarter. An Employee who has withdrawn during an Accumulation Period may not return funds to the Company or a Participating Subsidiary during the same Accumulation Period and require the Company or Participating Subsidiary to apply those funds to the purchase of Shares, nor may such Participant’s payroll deductions continue, in accordance with Article VI. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date following withdrawal in accordance with the provisions of Article VI.
10.2	Termination of Employment. Participation in the Plan terminates immediately when a Participant ceases to be employed by the Company or any Participating Subsidiary for any reason whatsoever, including but not limited to termination of employment, whether voluntary or involuntary, or on account of disability, or retirement, but not including death, or if the participating Subsidiary employing the Participant ceases for any reason to be a Participating Subsidiary. Participation in the Plan also terminates immediately when a Participant ceases to be an Eligible Employee under Article V or withdraws from the Plan. Upon termination of participation such terminated Participant’s outstanding options shall thereupon terminate. As soon as administratively practical after termination of participation, the Company shall pay to the Participant or legal representative all amounts accumulated in the Participant’s Account and held by the Company at the time of termination of participation, and any Participating Subsidiary shall pay to the Participant or legal representative all amounts accumulated in the Participant’s Account and held by the Participating Subsidiary at the time of termination of participation.
10.3	Leaves of Absence.
(a) If a Participant takes a leave of absence (other than an Authorized Leave of Absence) without terminating employment, such Participant will be deemed to have discontinued contributions to the Plan in accordance with Section 8.3, but will remain a Participant in the Plan through the balance of the Accumulation Period in which his or her leave of absence begins, so long as such leave of absence does not exceed 90 days. If a Participant takes a leave of absence (other than an Authorized Leave of Absence) without terminating employment, such Participant will be deemed to have withdrawn from the Plan in accordance with Section 10.1 if such leave of absence exceeds 90 days.
(b) An Employee on an Authorized Leave of Absence shall remain a Participant in the Plan and, in the case of a paid Authorized Leave of Absence, shall have deductions made under Section 8.1 from payments that would, but for the Authorized Leave of Absence, be Base Earnings. An Employee who does not return from an Authorized Leave of Absence on the scheduled date (or, in the case of Qualified Military Leave, prior to the date such individual’s reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 have expired or terminated) shall be deemed to have terminated employment on the last day of such Authorized Leave of Absence (or, in the case of Qualified Military Leave, the date such reemployment rights expire or are terminated).
(c) An “Authorized Leave of Absence” means (a) a Qualified Military Leave, and (b) an Employee’s absence of more than 90 days which has been authorized, either pursuant to a policy of the Company or the Participating Subsidiary that employs the Employee, or pursuant to a written agreement between the employer and the Employee, which policy or written agreement guarantees the Employee’s rights to return to employment.
10.4	Death. Unless mandatory applicable law provides otherwise as soon as administratively feasible after the death of a Participant, amounts accumulated in his or her Account shall be paid in cash to the beneficiary or beneficiaries designated by the Participant on a beneficiary designation form approved by the Board, but if the Participant does not make an effective beneficiary designation then such amounts shall be paid in cash to the Participant’s spouse if the Participant has a spouse, or, if the Participant does not have a spouse, to the executor, administrator or other legal representative of the Participant’s estate. Such payment shall relieve the Company and the Participating Subsidiary of further liability with respect to the Plan on account of the deceased Participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the Account unless the Participant has given express contrary instructions. None of the Participant’s beneficiary, spouse, executor, administrator or other legal representative of the Participant’s estate shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the amounts credited to the Participant’s Account under the Plan.

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XI.	Miscellaneous

11.1	Interest. Interest or earnings will not be paid on any Employee Accounts.
11.2	Restrictions on Transfer. The rights of a Participant under the Plan shall not be assignable or transferable by such Participant, and an option granted under the Plan may not be exercised during a Participant’s lifetime other than by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10.1.
11.3	Administrative Assistance. If the Administrator in its discretion so elects, it may retain a brokerage firm, bank, other financial institution or other appropriate agent to assist in the purchase of Shares, delivery of reports or other administrative aspects of the Plan. If the Administrator so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the account in the Participant’s name, or if the Participant so indicates in the enrollment form, in the Participant’s name together with the name of one or more other persons in joint tenancy with right of survivorship or in tenancy by the entireties or as spousal community property, or in such forms of trust as may be approved by the Administrator, to the extent permitted by law.
11.4	Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company or Participating Subsidiaries, including any brokerage fees on the purchased Shares; excepting that any stamp duties, transfer taxes, fees to issue stock certificates, and any brokerage fees on the sale price applicable to participation in the Plan after the initial purchase of the Shares on the Purchase Date shall be charged to the Account or brokerage account of such Participant.
11.5	Equal Rights and Privileges. All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Code Section 423. This Section 11.5 shall take precedence over all other provisions in the Plan.
11.6	Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Kansas.
11.7

Amendment and Termination. The Board may amend, alter or terminate the Plan at any time; provided, however, that no amendment which would amend or modify the Plan in a manner requiring stockholder approval under Code Section 423 or the requirements of any securities exchange on which the Shares are traded shall be effective unless, within one year after it is adopted by the Board, it is approved by the holders of a majority of the voting power of the Company’s outstanding shares. In addition, the Committee (if appointed under Section 3.1) may amend the Plan as provided in Section 3.3, subject to the conditions set forth therein and in this Section 11.7.

If the Plan is terminated, the Board may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with the terms of this Plan (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.
11.8	No Right of Employment. Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or Participating Subsidiary any obligation to employ or continue to employ any employee. The right of the Company or Participating Subsidiary to terminate any employee shall not be diminished or affected because any rights to purchase Shares have been granted to such employee.
11.9	Requirements of Law. The Company shall not be required to sell, issue, or deliver any Shares under this Plan if such sale, issuance, or delivery might constitute a violation by the Company or the Participant of any provision of law. Unless a registration statement under the Securities Act is in effect with respect to the Shares proposed to be delivered under the Plan, the Company shall not be required to issue such Shares if, in the opinion of the Company or its counsel, such issuance would violate the Securities Act. Regardless of whether such Shares have been registered under the Securities Act or registered or qualified under the securities laws of any state, the Company may impose restrictions upon the hypothecation or further sale or transfer of such shares if, in the judgment of the Company or its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law or are otherwise in the best interests of the Company. Any determination by the Company or its counsel in connection with any of the foregoing shall be final and binding on all parties.

The Company may, but shall not be obligated to, register or qualify any securities covered by the Plan. The Company shall not be obligated to take any other affirmative action in order to cause the grant or exercise of any right or the issuance, sale, or deliver of Shares pursuant to the exercise of any right to comply with any law.

11.10	Gender. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.
11.11	Data Protection. The Board, the Committee, and any other person or entity empowered by the Board or the Committee to administer the Plan may process, store, transfer or disclose personal data of the Participants to the extent required for the implementation and administration of the Plan. The Board, the Committee and any other person or entity empowered by the Board or the Committee to administer the Restated Plan shall comply with any applicable data protection laws.
11.12	Withholding of Taxes. The Company or Participating Subsidiary may withhold from any purchase of Shares under this Plan or any sale, transfer or other disposition thereof any local, state, federal or foreign taxes, employment taxes, social taxes or other taxes at such times and from such other amounts as it deems appropriate. The Company or Participating Subsidiary may require the Participant to remit an amount in cash sufficient to satisfy any required withholding amounts to the Company or Participating Subsidiary, as the case may be.

Annex to the Plan for Grantees subject to Swiss inheritance law

1.	Section 10.4 shall be replaced with the following:
	10.4	Death. After the death of a Participant, amounts accumulated in his or her Account shall be paid to the Participant’s estate in accordance with the applicable Swiss inheritance rules.

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Annex 2	Amended and Restated Garmin Ltd. 2005 Equity Incentive Plan

GARMIN LTD.

2005 EQUITY INCENTIVE PLAN

as amended and restated on ~~October 21, 2016~~ June 7, 2019

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GARMIN LTD.
2005 Equity Incentive Plan

as amended and restated on ~~October 21, 2016~~ June 7, 2019

Article 1.  Establishment, Objectives and Duration

1.1	Establishment and Amendment of the Plan. The Board of Directors (the “Board”) of Garmin Ltd., a Swiss company (the “Company”), hereby establishes the incentive compensation plan to be known as the Garmin Ltd. 2005 Equity Incentive Plan (the “Plan”). The Plan was adopted by the Board of Directors of Garmin Ltd., a Cayman Islands company (“Garmin Cayman”), on March 1, 2005 and was approved by the shareholders of Garmin Cayman on June 3, 2005. The Plan is effective as of June 3, 2005 (the “Effective Date”). In 2006, Garmin Cayman effected a two-for-one stock split of its common Shares (the “Stock Split”). Subject to approval of the shareholders of Garmin Cayman, the Board of Directors of Garmin Cayman adopted an amended and restated plan effective June 5, 2009 with certain amendments reflecting the Stock Split, updated changes in the law and an expanded type of performance-based awards eligible to be granted under the Plan. The Plan was amended and restated on June 27, 2010 following the redomestication transaction on June 27, 2010 pursuant to which the shares of Garmin Cayman were exchanged for shares of the Company and the Company became the public holding company of Garmin Cayman and its subsidiaries. The Plan was amended and restated again on June 7, 2013 and on October 21, 2016.
1.2	Objectives of the Plan. The Plan is intended to allow employees of the Company and its Subsidiaries to acquire or increase equity ownership in the Company, or to be compensated under the Plan based on growth in the Company’s equity value, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees and retaining existing employees. The Plan is also intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals; to provide incentives for excellence in individual performance; and to promote teamwork.
1.3	Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 13 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2.  Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1	“Article” means an Article of the Plan.
2.2	“Award” means Options, Restricted Shares, Bonus Shares, SARs, Restricted Stock Units, Performance Units or Performance Shares granted under the Plan.
2.3	“Award Agreement” means a written agreement by which an Award is evidenced.
2.4	“Beneficial Owner” has the meaning specified in Rule 13d-3 of the SEC under the Exchange Act.
2.5	“Board” means the Board of Directors of the Company.
2.6	“Bonus Shares” means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee of the Company or a Subsidiary.
2.7	“Business Criteria” has the meaning set forth in Section 5.8(c).
2.8	“Cause” means, unless otherwise defined in an Award Agreement,
	(a)	a Grantee’s conviction of, plea of guilty to, or plea of nolo contendere to a felony or other crime that involves fraud, dishonesty or moral turpitude,
	(b)	any willful action or omission by a Grantee which would constitute grounds for immediate dismissal under the employment policies of the Company or the Subsidiary by which Grantee is employed, including but not limited to intoxication with alcohol or illegal drugs while on the premises of the Company or any Subsidiary, or violation of sexual harassment laws or the internal sexual harassment policy of the Company or the Subsidiary by which Grantee is employed, irrespective of whether the applicable law would allow an immediate dismissal in these cases,
	(c)	a Grantee’s habitual neglect of duties, including but not limited to repeated absences from work without reasonable excuse, or
	(d)	a Grantee’s willful and intentional material misconduct in the performance of his duties that results in financial detriment to the Company or any Subsidiary;

provided, however, that for purposes of clauses (b), (c) and (d), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled). A Grantee who agrees to resign from his affiliation with the Company or a Subsidiary in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of the Plan.

2.9	“Change of Control” means, unless otherwise defined in an Award Agreement, any one or more of the following:
	(a)	any Person other than (i) a Subsidiary, (ii) any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries or (iii) any Excluded Person, becomes the Beneficial Owner of 35% or more of the shares of the Company representing 35% or more of the combined voting power of the Company (such a person or group, a “35% Owner”), except that (i) no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation with respect to

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which both more than 60% of the common shares of such corporation and Voting Securities representing more than 60% of the aggregate voting power of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the shares of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the shares of the Company, as the case may be and (ii) such corporation shall not be deemed a 35% Owner; or
(b)	the Incumbent Directors (determined using the Effective Date as the baseline date) cease for any reason to constitute at least a majority of the directors of the Company then serving; or
(c)	the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of a merger, reorganization, consolidation, or similar transaction, or the sale or other disposition of all or substantially all (at least 40%) of the consolidated assets of the Company or a resolution of dissolution of the Company (any of the foregoing transactions, a “Reorganization Transaction”) which is not an Exempt Reorganization Transaction.

The definition of “Change of Control” may be amended at any time prior to the occurrence of a Change of Control, and such amended definition shall be applied to all Awards granted under the Plan whether or not outstanding at the time such definition is amended, without requiring the consent of any Grantee. Notwithstanding the occurrence of any of the foregoing events, (a) a Change of Control shall be deemed not to have occurred with respect to any Section 16 Person if such Section 16 Person is, by agreement (written or otherwise), a participant on such Section 16 Person’s own behalf in a transaction which causes the Change of Control to occur and (b) a Change of Control shall not occur with respect to a Grantee if, in advance of such event, the Grantee agrees in writing that such event shall not constitute a Change of Control.

2.10	“Change of Control Period” has the meaning set forth in Section 5.6(c).
2.11	“Change of Control Value” means the Fair Market Value of a Share on the date of a Change of Control.
2.12	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.
2.13	“Company” has the meaning set forth in Section 1.1.
2.14	“Disabled” or “Disability” means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan. Notwithstanding the foregoing, with respect to an Incentive Stock Option, “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Board in good faith, upon receipt of medical advice from one or more individuals, selected by the Board, who are qualified to give professional medical advice.
2.15	“Effective Date” has the meaning set forth in Section 1.1.
2.16	“Eligible Person” means any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence or has been subject to a disability which does not qualify as a Disability.
2.17	“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of the Exchange Act include references to successor provisions.
2.18	“Excluded Person” means any Person who, along with such Person’s Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) is the Beneficial Owner of 15% or more of the Shares outstanding as of the Effective Date.
2.19	“Exempt Reorganization Transaction” means a Reorganization Transaction which (i) results in the Persons who were the direct or indirect owners of the outstanding shares of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both more than 60% of the then-outstanding common shares of the Surviving Corporation and Voting Securities representing more than 60% of the aggregate voting power of the Surviving Corporation, in substantially the same respective proportions as such Persons’ ownership of the shares of the Company immediately before such Reorganization Transaction, or (ii) after such transaction, more than 50% of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the agreement providing for the Reorganization Transaction or other action of the Board approving the transaction (or whose election or nomination was approved by a vote of at least two-thirds of the members who were members of the Board at that time).
2.20	“Fair Market Value” means, unless otherwise determined or provided by the Board in the circumstances, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board, and (B) with respect to Shares, (i) the last sale price (also referred to as the closing price) of a Share on such U.S. securities exchange as the Shares are then traded, for the applicable date, (ii) if such U.S. securities exchange is closed for trading on such date, or if the Shares do not trade on such date, then the last sales price used shall be the one on the date the Shares last traded on such U.S. securities exchange, or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined in good faith by the Board using a method consistently applied. Notwithstanding the above, for all Options, SARs and Deferred Shares (RSUs) granted before June 5, 2009, Fair Market Value for purposes of establishing Option Prices, Exercise Prices or values of Shares, respectively, was established based on the average of the high and low trading prices on the Nasdaq Global Select Market (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported).
2.21	“Freestanding SAR” means any SAR that is granted independently of any Option.
2.22	“Good Reason” means any action by the Company or the Subsidiary employing a Grantee which results in any of the following without the Grantee’s consent: (a) a material diminution or other material adverse change in the Grantee’s position, authority or duties, (b) requiring the Grantee to be based at any office or location more than 50 miles from the location where he or she was previously based; (c) a material diminution in the Grantee’s compensation in the aggregate, other than a diminution applicable to all similarly situated employees. A Grantee shall not have Good Reason to terminate his or her position unless, (1) within 60 days following the event or circumstance set forth above in (a), (b) or (c), the Grantee notifies the Company of such event or circumstance, (2) the Grantee gives the Company 30 days to correct the event or circumstance, and (3) the Company does not correct, in all material respects, such event or circumstance.

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2.23	“Grant Date” has the meaning set forth in Section 5.2.
2.24	“Grantee” means an individual who has been granted an Award.
2.25	“Including” or “includes” mean “including, without limitation,” or “includes, without limitation”, respectively.
2.26	“Incumbent Directors” means, as of any specified baseline date, individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by shareholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of a majority of the directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act), or (iii) a proposed Reorganization Transaction.
2.27	“Option” means an option granted under Article 6 of the Plan, including an incentive stock option.
2.28	“Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.
2.29	“Option Term” means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, consistent with the provisions of the Plan, be extended from time to time by the Board prior to the expiration date of such Option then in effect.
2.30	“Performance Award” means any Award that will be issued, granted, vested, exercisable or payable, as the case may be, upon the achievement of one or more Business Criteria, as set forth in Section 5.8.
2.31	“Performance Period” has the meaning set forth in Section 10.2.
2.32	“Performance Share” or “Performance Unit” has the meaning set forth in Article 10.
2.33	“Period of Restriction” means the period during which the transfer of Restricted Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board) or the Shares are subject to a substantial risk of forfeiture, as provided in Article 8.
2.34	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.35	“Plan” has the meaning set forth in Section 1.1.
2.36	“Plan Committee” has the meaning set forth in Section 3.1.
2.37	“Reorganization Transaction” has the meaning set forth in Section 2.8(c).
2.38	“Restricted Shares” means Shares that are issued as an Award under the Plan that is subject to Restrictions.
2.39	“Restricted Stock Units” (f/k/a “Deferred Shares”) means units awarded to Grantees pursuant to Article 9 hereof, which are convertible into Shares at such time as such units are no longer subject to Restrictions as established by the Board. Restricted Stock Units are the same as “Deferred Shares” previously referred to and granted under the Plan prior to this Amended and Restated Plan becoming effective.
2.40	“Restriction” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right, and (b) such other restrictions as the Board may impose in the Award Agreement that are permissible under Swiss law. Restrictions may be based on the passage of time or the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Board shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Board shall determine.
2.41	“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, together with any successor rule, as in effect from time to time.
2.42	“SAR” means a stock appreciation right and includes both Tandem SARs and Freestanding SARs.
2.43	“SAR Term” means the period beginning on the Grant Date of a SAR and ending on the expiration date of such SAR, as specified in the Award Agreement for such SAR and as may, consistent with the provisions of the Plan, be extended from time to time by the Board prior to the expiration date of such SAR then in effect.
2.44	“SEC” means the United States Securities and Exchange Commission, or any successor thereto.
2.45	“Section” means, unless the context otherwise requires, a Section of the Plan.
2.46	“Section 16 Person” means a person who is subject to obligations under Section 16 of the Exchange Act with respect to transactions involving equity securities of the Company.
2.47	“Share” means a registered share, CHF 0.10 par value, of the Company.
2.48	“Subsidiary” means with respect to any Person (a) any corporation of which more than 50% of the Voting Securities are at the time, directly or indirectly, owned by such Person, and (b) any partnership or limited liability company in which such Person has a direct or indirect interest (whether in the form of voting power or participation in profits or capital contribution) of more than 50%. Solely with respect to a grant of an incentive stock option under the requirements of Section 422 of the Code, “Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code.
2.49	“Substitute Option” has the meaning set forth in Section 6.3.
2.50	“Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if Voting Securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.
2.51	“Tandem SAR” means a SAR that is granted in connection with, or related to, an Option, and which requires forfeiture of the right to purchase an equal number of Shares under the related Option upon the exercise of such SAR; or alternatively, which requires the cancellation of an equal amount of SARs upon the purchase of the Shares subject to the Option.
2.52	“Tax Withholding” has the meaning set forth in Section 14.1(a).
2.53	“Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Subsidiary in the capacity of an employee, or with respect to an individual who is an employee of a Subsidiary, the first day on which such Subsidiary ceases to be a Subsidiary. A Termination of Affiliation shall have the same meaning as a “separation from service” under Code Section 409A(2)(A)(i).
2.54	“Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.

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Article 3.  Administration

3.1	Board and Plan Committee. Subject to Article 13, and to Section 3.2, the Plan shall be administered by the Board, or a committee of the Board appointed by the Board to administer the Plan (“Plan Committee”). To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the Plan Committee shall consist of two or more directors of the Company, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the Plan Committee shall consist of two or more directors of the Company, all of whom shall qualify as “outside directors” within the meaning of Code Section 162(m). The number of members of the Plan Committee shall from time to time be increased or decreased, and shall be subject to such conditions, including, but not limited to having exclusive authority to make certain grants of Awards or to perform such other acts, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 or Code Section 162(m) as then in effect.

Any references herein to “Board” are, except as the context requires otherwise, references to the Board or the Plan Committee, as applicable.

3.2	Powers of the Board. Subject to the express provisions of the Plan, the Board has full and final authority and sole discretion as follows:
	(a)	taking into consideration the reasonable recommendations of management, to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the Option Price, the Option Term, the Restrictions, the benefit payable under any SAR, Performance Unit or Performance Share and whether or not specific Awards shall be granted in connection with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;
	(b)	to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether and on what terms to permit or require the payment of cash dividends thereon to be deferred, when Restrictions on Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall lapse and whether such shares shall be held in escrow;
	(c)	to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;
	(d)	to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards and lapse of Restrictions upon the Termination of Affiliation of a Grantee;
	(e)	to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which (A) does not adversely affect the rights of the Grantee, or (B) is necessary or advisable (as determined by the Board) to carry out the purpose of the Award as a result of any new or change in existing applicable law;
	(f)	to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor; provided that any replacement grant that would be considered a repricing shall be subject to shareholder approval;
	(g)	to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) of, and to accelerate or waive any or all of the terms conditions or Restrictions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation;
	(h)	subject to Section 5.3, to extend the time during which any Award or group of Awards may be exercised;
	(i)	to make such adjustments or modifications to Awards to Grantees who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law, and to authorize foreign Subsidiaries to adopt plans as provided in Article 15;
	(j)	to delegate to any member of the Board or committee of Board members such of its powers as it deems appropriate, including the power to subdelegate, except that only a member of the Board of Directors of the Company (or a committee thereof) may grant Awards from time to time to specified categories of Eligible Persons in amounts and on terms to be specified by the Board; provided that no such grants shall be made other than by the Board or the Plan Committee to individuals who are then Section 16 Persons or other than by the Plan Committee to individuals who are then or are deemed likely to become a “covered employee” within the meaning of Code Section 162(m);
	(k)	to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan and which are not specifically required by any provision of the Plan to be performed by the Board of Directors of the Company;
	(l)	to delegate its duties and responsibilities under the Plan with respect to foreign Subsidiary plans, except its duties and responsibilities with respect to Section 16 Persons, and (A) the acts of such delegates shall be treated hereunder as acts of the Board and (B) such delegates shall report to the Board regarding the delegated duties and responsibilities;
	(m)	to correct any defect or supply any omission or reconcile any inconsistency, and construe and interpret the Plan, the rules and regulations, any Award Agreement or any other instrument entered into or relating to an Award under the Plan, and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;
	(n)	to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Board may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and
	(o)	to take any other action with respect to any matters relating to the Plan for which it is responsible.

All determinations on any matter relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Board, and to the fullest extent permitted by the applicable law all such determinations of the Board shall be final, conclusive and binding on all Persons. To the fullest extent permitted by the applicable law no member of the Board shall be liable for any action or determination made with respect to the Plan or any Award.

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Article 4.  Shares Subject to the Plan

4.1	Number of Shares Available.
	(a)	Plan Limit. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is thirteen million (13,000,000) Shares. The maximum number of Shares that may be delivered pursuant to the exercise of Options (including incentive stock options under Code Section 422) or SARs is ten million (10,000,000 Shares. The maximum number of Shares that may be delivered as Restricted Shares or pursuant to Performance Units or Restricted Stock Units is ~~six million (6,000,000)~~ ten million (10,000,000) Shares. The maximum number of Bonus Shares that may be awarded is one million (1,000,000) Shares. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.
	(b)	Individual Limit. No individual Grantee may be granted Options, SARs, Restricted Shares, Restricted Stock Units, Bonus Shares, Performance Units or Performance Shares in Shares, or in any combination thereof, relating to an aggregate number of Shares under the Plan that exceeds two million (2,000,000) Shares in any 5-year period. If a previously granted Option, SAR, Restricted Stock Unit, Performance Unit, or Performance Share is forfeited, canceled or repriced, such forfeited, canceled or repriced Award as the case may be, shall continue to be counted against the maximum number of Shares subject to Awards that may be delivered to any Grantee under this Section 4.1(b).
4.2	Adjustments in Shares.
	(a)	Adjustment Principle. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award; provided, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
	(b)	Example. By way of illustration, and not by way of limitation, the following illustrates how the foregoing adjustment principles would apply in the context of a stock split: Assume a Grantee holds an Option to purchase 1,000 shares of Company stock at an Option Price of $50 per share. Assume further that the Company completes a two-for-one share split such that every shareholder on the requisite record date receives two Shares for every one Share held on the record date. Pursuant to the adjustment principles set forth above in Section 4.2(a), the Grantee’s Option would be adjusted such that, after such adjustment, the Grantee would hold an Option to purchase 2,000 Shares at an Option Price of $25 per Share. All other terms and conditions of the Option would remain the same. Similar adjustment principles would apply to SARs, Performance Shares, Performance Units, Bonus Shares and Deferred Shares. This Section 4.2(b) is for illustrative purposes only, assumes hypothetical facts, and shall not, under any event or circumstance, be interpreted as the adjustment outcome with respect to specific factual situations.

Article 5.  Eligibility and General Conditions of Awards

5.1	Eligibility. The Board may grant Awards to any Eligible Person, whether or not he or she has previously received an Award.
5.2	Grant Date. The Grant Date of an Award shall be the date on which the Board grants the Award or such later date as specified by the Board (i) in the Board’s resolutions or minutes addressing the Award grants or (ii) in the Award Agreement.
5.3	Maximum Term. Subject to the following proviso, the Option Term or other period during which an Award may be outstanding shall not extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein specified.
5.4	Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.
5.5	Restrictions on Share Transferability. The Board may include in the Award Agreement such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.
5.6	Termination of Affiliation. Except as otherwise provided in an Award Agreement (including an Award Agreement as amended by the Board pursuant to Section 3.2), and subject to the provisions of Section 13.1, the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be determined in accordance with the following provisions of this Section 5.6.
(a)	For Cause. If a Grantee has a Termination of Affiliation for Cause:
	(i)	the Grantee’s Restricted Shares that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such date, subject in the case of Restricted Shares to the provisions of Section 8.5 regarding repayment of certain amounts to the Grantee;
	(ii)	the Grantee’s Restricted Stock Units shall automatically be forfeited; and

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(iii)	any unexercised Option or SAR, and any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation.
(b)	On Account of Death or Disability. If a Grantee has a Termination of Affiliation on account of death or Disability:
	(i)	the Grantee’s Restricted Shares that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable;
	(ii)	the Grantee’s Restricted Stock Units shall immediately be settled in accordance with Section 9.4;
	(iii)	any unexercised Option or SAR, whether or not exercisable immediately before such Termination of Affiliation, shall be fully exercisable and may be exercised, in whole or in part, at any time up to one year after such Termination of Affiliation (but only during the Option Term or SAR Term, respectively) by the Grantee or, after his or her death, by (A) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee’s beneficiary designated in accordance with Article 11; and
	(iv)	the benefit payable with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation on account of death or Disability shall be equal to the product of the Fair Market Value of a Share as of the date of such Termination of Affiliation or the value of the Performance Unit specified in the Award Agreement (determined as of the date of such Termination of Affiliation), as applicable, multiplied successively by each of the following:
(A)	a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Performance Period until the date of such Termination of Affiliation and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and
(B)	a percentage determined by the Plan Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period, or, if the Board elects to compute the benefit after the end of the Performance Period, the Performance percentage, as determined by the Board, attained during the Performance Period.
(c)	Change of Control Period. If a Grantee has a Termination of Affiliation during the period (“Change of Control Period”) commencing on a Change of Control and ending on the first anniversary of the Change of Control, which Termination of Affiliation is initiated by the Company or a Subsidiary other than for Cause, or initiated by the Grantee for Good Reason, then
	(i)	the Grantee’s Restricted Shares that were forfeitable shall thereupon become nonforfeitable;
	(ii)	the Grantee’s Restricted Stock Units shall immediately be settled in accordance with Section 9.4;
	(iii)	any unexercised Option or SAR, whether or not exercisable on the date of such Termination of Affiliation, shall thereupon be fully exercisable and may be exercised, in whole or in part for ninety (90) days following such Termination of Affiliation (but only during the Option Term or SAR Term, respectively); and
	(iv)	the Company shall immediately pay to the Grantee, with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation, a cash payment equal to the product of (A) in the case of a Performance Share, the Change of Control Value or (B) in the case of a Performance Unit, the value of the Performance Unit specified in the Award Agreement, as applicable, multiplied successively by each of the following:
(A)	a fraction, the numerator of which is the number of whole and partial months that have elapsed between the beginning of such Performance Period and the date of such Termination of Affiliation and the denominator of which is the number of whole and partial months in the Performance Period; and
(B)	a percentage equal to a greater of (x) the target percentage, if any, specified in the applicable Award Agreement or (y) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period.
(d)	Any Other Reason. If a Grantee has a Termination of Affiliation for any reason other than for Cause, death or Disability, and other than under the circumstances described in Section 5.6(c), then:
	(i)	the Grantee’s Restricted Shares, to the extent forfeitable immediately before such Termination of Affiliation, shall thereupon automatically be forfeited, subject in the case of Restricted Shares to the provisions of Section 8.5 regarding repayment of certain amounts to the Grantee;
	(ii)	the Grantee’s Restricted Stock Units shall automatically be forfeited;
	(iii)	any unexercised Option or SAR, to the extent exercisable immediately before such Termination of Affiliation, shall remain exercisable in whole or in part for ninety (90) days after such Termination of Affiliation (but only during the Option Term or SAR Term, respectively) by the Grantee or, after his or her death, by (A) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee’s beneficiary designated in accordance with Article 11; and
	(iv)	any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation shall terminate immediately upon such Termination of Affiliation.
5.7	Nontransferability of Awards.
	(a)	Except as provided in Section 5.7(c) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.
	(b)	Except as provided in Section 5.7(c) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws

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of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
	(c)	To the extent and in the manner permitted by the Board, and subject to such terms and conditions as may be prescribed by the Board, a Grantee may transfer an Award to (a) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Grantee, (including adoptive relationships), (b) any person sharing the Grantee’s household (other than a tenant or employee), (c) a trust in which persons described in (a) or (b) have more than 50% of the beneficial interest, (d) a foundation in which persons described in (a) or (b) or the Grantee own more than 50% of the voting interests; provided such transfer is not for value. The following shall not be considered transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by persons described in (a) or (b) above or the Grantee, in exchange for an interest in that entity.
5.8	Section 162(m) Performance Awards.
	(a)	General. Any type of Award that is eligible to be granted under the Plan may be granted to officers and employees as awards intended to satisfy the requirements of “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance Awards”). The grant, vesting, exercisability or payment of Performance Awards may depend on the degree of achievement of one or more performance goals relative to a preestablished target level or levels using one or more of the Business Criteria set forth below.
	(b)	Class. The eligible class of persons to receive Performance Awards shall be any hourly or salaried officer or employee of the Company or one of its subsidiaries. The Plan Committee approving Performance Awards or making any certification required pursuant to Section 5.8(c) must be constituted as provided for in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.
	(c)	Performance Goals. The specific performance goals for Performance Awards shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) for the Company on a segregated or consolidated basis or for one or more of the Company’s subsidiaries, segments, divisions, or business units, as selected by the Plan Committee:
(i)	Earnings (either in the aggregate or on a per-Share basis);
(ii)	Operating profit (either in the aggregate or on a per-Share basis);
(iii)	Operating income (either in the aggregate or on a per-Share basis);
(iv)	Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per-Share basis);
(v)	Net income or loss (either in the aggregate or on a per-Share basis);
(vi)	Ratio of debt to debt plus equity;
(vii)	Net borrowing;
(viii)	Credit quality or debt ratings;
(ix)	Inventory levels, inventory turn or shrinkage;
(x)	Cash flow provided by operations (either in the aggregate or on a per-Share basis);
(xi)	Free cash flow (either in the aggregate or on a per-Share basis);
(xii)	Reductions in expense levels, determined either on a Company-wide basis or in respect of any one or more business units;
(xiii)	Operating and maintenance cost management and employee productivity;
(xiv)	Gross margin;
(xv)	Return measures (including return on assets, equity, or sales);
(xvi)	Productivity increases;
(xvii)	Share price (including attainment of a specified per-Share price during the relevant performance period; growth measures and total shareholder return or attainment by the Shares of a specified price for a specified period of time);
(xviii)	Where applicable, growth or rate of growth of any of the above Business Criteria set forth in this Section 5.8(c);
(xix)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;
(xx)	Achievement of business or operational goals such as market share and/or business development; and/or
(xxi)	Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;

provided that applicable Business Criteria may be applied on a pre- or post-tax basis; and provided further that the Plan Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. As established by the Plan Committee, the Business Criteria may include, without limitation, GAAP and non-GAAP financial measures. In addition to the foregoing performance goals, the performance goals shall also include any performance goals which are set forth in a Company bonus or incentive plan, if any, which has been approved by the Company’s shareholders, which are incorporated herein by reference. Such performance goals shall be set by the Plan Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m).

(d)	Flexibility as to Timing, Weighting, Applicable Business Unit. For Awards intended to comply with the performance-based exception to Code Section 162(m), the Plan Committee shall set the Business Criteria within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Business Criteria may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Business Criteria may differ for Awards to different Grantees. The Plan Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect

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to any such Award. Any one or more of the Business Criteria may apply to a Grantee, to the Company as a whole, to one or more Subsidiaries or to a department, unit, division or function within the Company, within any one or more Subsidiaries or any one or more joint ventures of which the Company is a party, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).
(e)	Discretion to Adjust. The Plan Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the performance-based exception under Code Section 162(m) may not (unless the Plan Committee determines to amend the Award so that it no longer qualifies for such performance-based exception) be adjusted upward. The Plan Committee shall retain the discretion to adjust such Awards downward. The Plan Committee may not, unless the Plan Committee determines to amend the Award so that it no longer qualifies for the performance-based exception, delegate any responsibility with respect to Awards intended to qualify for such performance-based exception. All determinations by the Plan Committee as to the achievement of the Business Criteria shall be certified in writing prior to payment of the Award.
(f)	Alteration of Performance Measures. In the event that applicable laws allow an Award to qualify for the performance-based exception to Code Section 162(m) even if the Plan Committee alters the governing Business Criteria without obtaining shareholder approval, the Plan Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Article 6.  Stock Options

6.1	Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board. Without limiting the generality of the foregoing, the Board may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under the Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary, which Option may have a value (as determined by the Board under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.
6.2	Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Board shall determine.
6.3	Option Price. The Option Price of an Option under the Plan shall be determined by the Board, and shall be the higher of 100% of the Fair Market Value of a Share on the Grant Date or 100% of the par value of a Share; provided, however, that any Option (“Substitute Option”) that is (x) granted to a Grantee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (y) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Grantee immediately prior to such Acquisition, and (z) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option, shall be granted such that such option substitution is completed in conformity with the rules set forth in Section 424(a) of the Code.
6.4	Grant of Incentive Stock Options.
(a)	At the time of the grant of any Option to an Eligible Person who is an employee of the Company or a Subsidiary, the Board may designate that such option shall be made subject to additional restrictions to permit it to qualify as an “incentive stock option” under the requirements of Section 422 of the Code. Any option designated as an incentive stock option:
	(i)	shall not be granted to a person who owns shares (including shares treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of shares of the Company;
	(ii)	shall be for a term of not more than 10 years from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;
	(iii)	shall not have an aggregate Fair Market Value (determined for each incentive stock option at its Grant Date) of Shares with respect to which incentive stock options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee’s employer or any parent or Subsidiary thereof (“Other Plans”)), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);
	(iv)	shall, if the aggregate Fair Market Value of a Share (determined on the Grant Date) with respect to the portion of such grant which is exercisable for the first time during any calendar year (“Current Grant”) and all incentive stock options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be exercisable as follows:
(A)	the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Shares which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and
(B)	if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Subsection (iv) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an incentive stock option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant;

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(v)	shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the shareholders of the Company;
(vi)	shall require the Grantee to notify the Board of any disposition of any Shares issued pursuant to the exercise of the incentive stock option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition; and
(vii)	shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Board, designate in writing a beneficiary to exercise such incentive stock option after the Grantee’s death.

Notwithstanding the foregoing, the Board may, without the consent of the Grantee, at any time before the exercise of an option (whether or not an incentive stock option), take any action necessary to prevent such option from being treated as an incentive stock option.

6.5	Exercise of Options. Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares as instructed by the Board or, subject to the approval of the Board pursuant to procedures approved by the Board,
	(a)	through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise,
	(b)	through simultaneous sale through a broker of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board,
	(c)	by transfer to the Company of the number of Shares then owned by the Grantee, the Fair Market Value of which equals the purchase price of the Shares purchased in connection with the Option exercise, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Grantee for such minimum period of time as may be established from time to time by the Board; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the certificates for the Stock used as payment of the exercise price. For purposes of this Section 6.5(c), in lieu of actually transferring to the Company the number of Shares then owned by the Grantee, the Board may, in its discretion permit the Grantee to submit to the Company a statement affirming ownership by the Grantee of such number of Shares and request that such Shares, although not actually transferred, be deemed to have been transferred by the Grantee as payment of the exercise price, or
	(d)	by a “net exercise” arrangement pursuant to which the Company will not require a payment of the Option Price but will reduce the number of Shares upon the exercise by the largest number of whole shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate Option Price. With respect to any remaining balance of the aggregate option price, the Company will accept a cash payment from the Grantee. Notwithstanding the foregoing, a “net exercise” arrangement will not be an eligible exercise method for incentive stock options unless and until the Company and its advisors conclude that such method of exercise may be utilized without resulting in a disqualification of the incentive stock option.

Article 7.  Stock Appreciation Rights

7.1	Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to any Eligible Person at any time and from time to time as shall be determined by the Board in its sole discretion. The Board may grant Freestanding SARs or Tandem SARs, or any combination thereof.
(a) Number of Shares. The Board shall have complete discretion to determine the number of SARs granted to any Grantee, subject to the limitations imposed in the Plan and by applicable law.
(b) Exercise Price and Other Terms. All SARs shall be granted with an exercise price no less than the Fair Market Value of the underlying Shares on the SARs’ Grant Date. The Board, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The exercise price per Share of Tandem SARs shall equal the exercise price per Share of the related Option.
7.2	SAR Award Agreement. Each SAR granted under the Plan shall be evidenced by a written SAR Award Agreement which shall be entered into by the Company and the Grantee to whom the SAR is granted and which shall specify the exercise price per share, the SAR Term, the conditions of exercise, and such other terms and conditions as the Board in its sole discretion shall determine.
7.3	Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares over which the SAR is to be exercised. Tandem SARs (a) may be exercised with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option; (b) may be exercised only with respect to the Shares for which its related Option is then exercisable; and (c) may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the Option Price of the Option. The value of the payment with respect to the Tandem SAR may be no more than 100% of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised.
7.4	Expiration of SARs. A SAR granted under the Plan shall expire on the date set forth in the SAR Award Agreement, which date shall be determined by the Board in its sole discretion. Unless otherwise specifically provided for in the SAR Award agreement, a Tandem SAR granted under the Plan shall be exercisable at such time or times and only to the extent that the related Option is exercisable. The Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Options, except that Tandem SARs granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SARs.

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7.5	Payment of SAR Amount. Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the positive difference between the Fair Market Value of a Share on the date of exercise over the exercise price per Share by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon a SAR exercise shall be solely in whole Shares of equivalent value. Fractional Shares shall be rounded down to the nearest whole Share with no cash consideration being paid upon exercise.

Article 8.  Restricted Shares and Bonus Shares

8.1	Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Board shall determine.
8.2	Bonus Shares. Subject to the terms of the Plan, the Board may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Board. Bonus Shares shall be Shares issued without any Restriction.
8.3	Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement, which shall specify the Restrictions and the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Board shall determine. The Board may impose such Restrictions on any Restricted Shares as it may deem advisable, including Restrictions based upon the achievement of specific performance goals (Company-wide, divisional, Subsidiary or individual), time-based Restrictions on vesting or Restrictions under applicable securities laws; provided that in all cases, the Restricted Shares shall be subject to a minimum two-year graduated vesting schedule (50% each year), except, if as provided in the Award Agreement, in the event of death, disability, Change of Control, Termination of Affiliation with Good Reason, or Termination of Affiliation by the Employer other than for Cause.
8.4	Consideration. The Board shall determine the amount, if any, that a Grantee shall pay for Restricted Shares or Bonus Shares. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.
8.5	Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall resell such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical.
8.6	Escrow. The Board may provide that any Restricted Shares or Bonus Shares shall be represented by, at the option of the Board, either book entry registration or by a stock certificate or certificates. If the shares of Restricted Shares are represented by a certificate or certificates, such shares shall be held (together with an assignment or endorsement executed in blank by the Grantee) in escrow by an escrow agent until such Restricted Shares become nonforfeitable or are forfeited.

Article 9.  Restricted Stock Units (f/k/a “Deferred Shares”)

9.1	Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan and Code Sections 409A(a)(2), (3) and (4), the Board, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Board shall determine. A Grantee shall have no voting rights in Restricted Stock Units.
9.2	Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions as the Plan Committee shall determine in accordance with the Plan and Code Section 409A. The Plan Committee may impose such Restrictions on Restricted Stock Units, including time-based Restrictions, Restrictions based on the achievement of specific performance goals, time-based Restrictions following the achievement of specific performance goals, Restrictions based on the occurrence of a specified event, and/or restrictions under applicable securities laws; provided that in all cases the Restricted Stock Units shall be subject to a minimum two-year graduated vesting schedule (50% each year), except, if as provided in the Award Agreement, in the event of death, Disability, Change of Control, Termination of Affiliation with Good Reason, or Termination of Affiliation by the Employer other than for Cause.
9.3	Crediting Restricted Stock Units. The Company shall establish an account (“RSU Account”) on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.
9.4	Settlement of RSU Accounts. The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Share Unit. The “Settlement Date” for all Restricted Stock Units credited to a Grantee’s RSU Account shall be the date when Restrictions applicable to an Award of Restricted Stock Units have lapsed.

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Article 10.  Performance Units and Performance Shares

10.1	Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as the Board shall determine. Each grant of Performance Units or Performance Shares shall be evidenced by an Award Agreement which shall specify the terms and conditions applicable to the Performance Units or Performance Shares, as the Board determines.
10.2	Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Board at the time of grant, that is equal to the Fair Market Value of a Share on the Grant Date. The Board shall set the Business Criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. For purposes of this Article 10, the time period during which the performance goals must be met shall be called a “Performance Period.” The Board shall have complete discretion to establish the performance goals.
10.3	Payment of Performance Units and Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, determined as a function of the extent to which the corresponding performance goals have been achieved.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Board determines appropriate, the Board may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

10.4	Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. The Board may cause earned Performance Units or Performance Shares to be paid in cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

As determined by the Board, a Grantee may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares but not yet distributed to the Grantee. In addition, a Grantee may, as determined by the Board, be entitled to exercise his or her voting rights with respect to such Shares.

Article 11.  Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Grantee’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

Article 12.  Rights of Employees

12.1	Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Grantee’s employment at any time, nor confer upon any Grantee the right to continue in the employ of the Company.
12.2	Participation. No employee shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

Article 13.  Amendment, Modification, and Termination

13.1	Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board of Directors of the Company may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company’s shareholders, except to the extent the Board of Directors of the Company determines it is desirable to obtain approval of the Company’s shareholders, to retain eligibility for exemption from the limitations of Code Section 162(m), to have available the ability for Options to qualify as ISOs, to comply with the requirements for listing on any exchange where the Company’s Shares are listed, or for any other purpose the Board of Directors of the Company deems appropriate.
13.2	Adjustments Upon Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

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13.3	Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 2.8 and Section 13.2), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award. Any adjustment, modification, extension or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code section 409A.
13.4	Adjustments in Connection with Change of Control. In the event the Company undergoes a Change of Control or in the event of a separation, spin-off, sale of a material portion of the Company’s assets or any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act and in which a Change of Control does not occur, the Board, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to prescribe and amend the terms and conditions for the exercise, or modification, of any outstanding Awards granted hereunder in the manner as agreed to by the Board as set forth in the definitive agreement relating to the transaction. Without limitation, the Board or Plan Committee may:
	(a)	remove restrictions on Restricted Shares and Restricted Stock Units;
	(b)	modify the performance requirements for any other Awards;
	(c)	provide that Options or other Awards granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Awards will expire;
	(d)	provide for the purchase by the Company of any such Award, upon the Grantee’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Grantee’s rights had such Award been currently exercisable or payable;
	(e)	make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change of Control;
	(f)	cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after such Change of Control. Any such determinations by the Board may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants.

Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s Shares, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change of Control.

13.5	Prohibition on Repricings. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

Article 14.  Withholding

14.1.	Mandatory Tax Withholding.
	(a)	Whenever under the Plan, Shares are to be delivered upon exercise or payment of an Award, or upon the lapse of Restrictions on an Award, or any other event with respect to rights and benefits hereunder (the exercise date, date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Company shall be entitled to require and may accommodate the Grantee’s request if so requested, to satisfy all federal, state, local and foreign tax withholding requirements, including Social Security and Medicare (“FICA”) taxes related thereto (“Tax Withholding”), by one or a combination of the following methods:
		(i)	Payment of an amount in cash equal to the amount to be withheld;
		(ii)	Requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or the SAR payable in Shares, upon the lapse of Restrictions on an Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or
		(iii)	withholding from compensation otherwise due to the Grantee.

The Board in its sole discretion may provide that the maximum amount of tax withholding to be satisfied by withholding Shares pursuant to clause (ii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

	(b)	Any Grantee who makes a disqualifying disposition of an incentive stock option granted under the Plan or who makes an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Tax Withholding; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Tax Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.
14.2	Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Board may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Grantee from making the election described above.

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Article 15.  Equity Incentive Plans of Foreign Subsidiaries

The Board may authorize any foreign Subsidiary to adopt a plan for granting Awards (“Foreign Equity Incentive Plan”). All awards granted under such Foreign Equity Incentive Plans shall be treated as grants under the Plan. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Board permits not inconsistent with the provisions of the Plan and which may be more restrictive than those contained in the Plan. Awards granted under such Foreign Equity Incentive Plans shall be governed by the terms of the Plan except to the extent that the provisions of the Foreign Equity Incentive Plans are more restrictive than the terms of the Plan, in which case such terms of the Foreign Equity Incentive Plans shall control.

Article 16.  Additional Provisions

16.1	Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.
16.2	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
16.3	Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
16.4	Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.
16.5	Securities Law Compliance.
(a) If the Board deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Board may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All Shares transferred under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law. If so requested by the Company, the Grantee shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.
(b) If the Board determines that the exercise of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company’s equity securities are then listed, then the Board may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.
16.6	No Rights as a Shareholder. A Grantee shall not have any rights as a shareholder with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the escrow agent, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan or Award Agreement. Unless otherwise determined by the Board at the time of a grant of Restricted Shares, any cash dividends that become payable on Restricted Shares shall be deferred and, if the Board so determines, reinvested in additional Restricted Shares. Except as otherwise provided in an Award Agreement, any share dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Board may provide for payment of interest on deferred cash dividends.
16.7	Nature of Payments. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.
16.8	Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.
16.9	Data Protection. The Board, the Plan Committee and any other person or entity empowered by the Board or the Plan Committee to administer the Plan may process, store, transfer or disclose personal data of the Grantees to the extent required for the implementation and administration of the Plan. The Board, the Plan Committee and any other person or entity empowered by the Board or the Plan Committee to administer the Plan shall comply with any applicable data protection laws.
16.10	Governing Law. The Plan and the rights of any Grantee receiving an Award thereunder shall be construed and interpreted in accordance with and governed by the laws of the State of Kansas without giving effect to the principles of the conflict of laws to the contrary.

GARMIN LTD. - 2019 Proxy Statement    A-24

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Annex to the Plan for Swiss based Grantees and Grantees subject to Swiss inheritance law

1.	Section 5.6(a)(i) shall be replaced with the following:
(i) to the extent permitted by the applicable Swiss law the Grantee’s Restricted Shares that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such date, subject in the case of Restricted Shares to the provisions of Section 0 regarding repayment of certain amounts to the Grantee;
2.	Section 5.6(a)(ii) shall be replaced with the following:
(ii) to the extent permitted by the applicable Swiss law the Grantee’s Restricted Stock Units shall automatically be forfeited;
3.	Section 5.6(a)(iii) shall be replaced with the following:
(iii) to the extent permitted by the applicable Swiss law any unexercised Option or SAR, and any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation.
4.	Section 5.6(d)(i) shall be replaced with the following:
(i) to the extent permitted by the applicable Swiss law the Grantee’s Restricted Shares and Deferred Shares, to the extent forfeitable immediately before such Termination of Affiliation, shall thereupon automatically be forfeited, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;
5.	Section 5.6(d)(ii) shall be replaced with the following:
(ii) to the extent permitted by the applicable Swiss law the Grantee’s Restricted Stock Units shall automatically be forfeited;
6.	Section 5.6(d)(iv) shall be replaced with the following:
(iv) to the extent permitted by the applicable Swiss law any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation shall terminate immediately upon such Termination of Affiliation.
7.	Section 6.1 shall be replaced with the following:
Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board. Without limiting the generality of the foregoing and to the extent permitted by the applicable Swiss law, the Board may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under the Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary, which Option may have a value (as determined by the Board under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.
8.	Article 11 shall be replaced with the following:
Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Grantee’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form and procedure prescribed by the applicable Swiss inheritance law. Irrespective of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

GARMIN LTD. - 2019 Proxy Statement    A-25

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GARMIN®

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
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C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Daylight Time (which is 10:59 p.m. Central Daylight Time), on June 6, 2019.

Online
Go to **www.investorvote.com/GRMN** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/GRMN

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4, 9, 10, 11, 12, 13 and 14. The Board of Directors recommends a vote FOR the nominees listed in Proposals 5, 6, 7 and 8.

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	For	Against	Abstain		For	Against	Abstain
01 - Min H. Kao	☐	☐	☐	02 - Jonathan C. Burrell	☐	☐	☐
03 - Joseph J. Hartnett	☐	☐	☐	04 - Charles W. Peffer	☐	☐	☐
05 - Clifton A. Pemble	☐	☐	☐	06 - Catherine A. Lewis	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
01 - Joseph J. Hartnett	☐	☐	☐	02 - Charles W. Peffer	☐	☐	☐
03 - Jonathan C. Burrell	☐	☐	☐	04 - Catherine A. Lewis	☐	☐	☐

C 1234567890 JNT

1 U P X 4 1 2 8 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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02ZXFC

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Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/GRMN

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Garmin LTD.

The undersigned shareholder of Garmin Ltd., a Swiss company, hereby appoints the independent voting representative, the law firm Reiss+Colleagues P.C., as true and lawful agent and proxy to represent the undersigned and vote all shares of Garmin Ltd. owned by the undersigned in all matters coming before the Annual General Meeting of Shareholders (or any adjournment thereof) to be held at 1200 East 151st Street, Olathe, Kansas 66062 on Friday, June 7, 2019, at 10:00 a.m. Central Daylight Time.

This proxy, when properly executed, will be voted as specified. To the extent you do not give specific instructions, you instruct the independent voting rights representative to vote your shares for all proposals in accordance with the recommendations of the Board of Directors (i.e. FOR Proposals 1, 2, 3, 4, 9, 10, 11, 12, 13 and 14; and FOR the nominees listed in Proposals 5, 6, 7 and 8). If any modifications to agenda items or proposals identified in the invitation to the Annual General Meeting of Shareholders or other matters on which voting is permissible under Swiss law are properly presented at the Annual General Meeting for consideration, you instruct the independent voting rights representative, in the absence of other specific instructions, to vote your shares in accordance with the recommendations of the Board of Directors. Proxy cards must be signed and dated.

CONTINUED ON THE REVERSE SIDE.

B New Proposals and Motions/New Agenda Items

If new or modified agenda items (other than those in the invitation to the meeting and the proxy statement) or new or modified proposals or motions with respect to those agenda items set forth in the invitation to the meeting and the proxy statement are put forth before the Annual General Meeting, you instruct the independent voting rights representative to vote your shares as follows:

☐ In accordance with the respective recommendations of the Board of Directors ☐ Abstain ☐ Against

C Authorized Signatures – This section must be completed for your vote to be counted. Date and Sign Below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by duly authorized person. **To the extent you do not give specific instructions, you instruct the independent voting rights representative to vote your shares for all proposals in accordance with the recommendations of the Board of Directors (i.e. FOR Proposals 1, 2, 3, 4, 9, 10, 11, 12, 13 and 14; and FOR the nominees listed in Proposals 5, 6, 7 and 8). If any modifications to agenda items or proposals identified in the invitation to the Annual General Meeting of Shareholders or other matters on which voting is permissible under Swiss law are properly presented at the Annual General Meeting for consideration, you instruct the independent voting rights representative, in the absence of other specific instructions, to vote your shares in accordance with the recommendations of the Board of Directors.**

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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